                                                                   Exhibit 10.3




                           LAND AND SPECIAL FACILITIES


                                 LEASE AGREEMENT


                                 BY AND BETWEEN


                           FEDERAL EXPRESS CORPORATION


                                       AND


                       THE INDIANAPOLIS AIRPORT AUTHORITY


                           DATED AS OF OCTOBER 1, 1994


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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

ARTICLE I      DEFINITIONS ...................................................2

Section 101.   Incorporation of Indenture ....................................2
Section 102.   Definitions ...................................................2

ARTICLE II     USE OF FACILITIES; REPRESENTATIONS AND WARRANTIES .............6

Section 201.   Use of Facilities .............................................6
Section 202.   Representations by the Authority ..............................6
Section 203.   Representations and Warranties by the Lessee ..................8

ARTICLE III    COMMENCEMENT AND COMPLETION OF
                FACILITIES; ISSUANCE OF BONDS ...............................10

Section 301.   Plans and Specifications, Approvals, Construction,
                Construction Contracts; Utilities ...........................10
Section 302.   Agreement to Issue Series 1994 Bonds; Application of
                Proceeds; the Lessee Required to Pay Costs of Construction
                if Bond Proceeds Insufficient ...............................12
Section 303.   As-Built Drawings ............................................13
Section 304.   Cost of Construction and Preliminary Completion
                Certificates ................................................13
Section 305.   Establishment of the Completion Date, Other Completion
Certificates   13
Section 306.   The Lessee to Pursue Remedies Against Contractors,
                Subcontractors and Suppliers and Their Sureties .............13
Section 307.   Construction of Additional Facilities. .......................14
Section 308.   Ownership of Improvements ....................................15

ARTICLE IV     TERM; EXPANSION OPTION .......................................16

Section 401.   Term .........................................................16
Section 402.   Rights at Expiration .........................................16
Section 403.   The Lessee's Option to Expand the Parking Land ...............16
Section 404.   Expiration ...................................................17

ARTICLE V      RENTALS AND FEES .............................................18

Section 501.   Ground Rent ..................................................18


                                       -i-

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Section 502.   Special Facilities Rental ....................................19
Section 503.   Field Use Charges ............................................20
Section 504.   Time and Place of Payments ...................................20

Section 505.   Delinquent Rentals ...........................................20
Section 506.   Assignment of Rights .........................................20
Section 507.   Obligations of the Lessee Hereunder Unconditional ............20
Section 508.   Prepayment of Ground Rentals .................................21

ARTICLE VI     OBLIGATIONS OF THE LESSEE ....................................22

Section 601.   Net Lease ....................................................22
Section 602.   Maintenance and Operation ....................................22
Section 603.   Utilities ....................................................23
Section 604.   Trash, Garbage and Other Refuse, Signs .......................24
Section 605.   Hazardous Materials ..........................................24
Section 606.   Nondiscrimination ............................................25
Section 607.   Affirmative Action ...........................................26
Section 608.   Observance of Statutes .......................................26
Section 609.   Hazard Lights ................................................27
Section 610.   Mechanic's Liens .............................................27
Section 611.   The Lessee to Maintain its Corporate Existence;
                Conditions Under Which Exceptions Permitted .................27
Section 612.   Equipment ....................................................28
Section 613.   Security Agreement ...........................................28
Section 614.   Tax Exemption ................................................28
Section 615.   The Lessee's Covenants Concerning the Series 1994 Bonds ......29

ARTICLE VII    OBLIGATIONS OF THE AUTHORITY .................................30

Section 701.   Operation as a Public Airport ................................30
Section 702.   Ingress and Egress ...........................................30
Section 703.   Quiet Enjoyment of Leased Premises ...........................30
Section 704.   Maintenance and Operations ...................................30

ARTICLE VIII   THE AUTHORITY'S RESERVATIONS .................................31

Section 801.   Improvement, Relocation or Removal of Special Facilities .....31
Section 802.   Inspection of Leased Premises ................................31
Section 803.   Subordination to U.S. Government .............................31
Section 804.   War or National Emergency ....................................31
Section 805.   No Liability of the Authority ................................31


                                      -ii-

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Section 806.   No Warranty of Condition or Suitability ......................32
Section 807.   Responsibility for Contracts for Special Facilities
                and Payment of Special Facilities Rentals ...................32
Section 808.   Option of the Authority to Terminate Lease ...................32
Section 809.   Consideration of Amendment ...................................33

ARTICLE IX     INDEMNITY AND INSURANCE ......................................34

Section 901.   Indemnification ..............................................34
Section 902.   Public Liability Insurance ...................................34
Section 903.   Fire and Extended Coverage Insurance .........................35
Section 904.   Application of Insurance Proceeds ............................35
Section 905.   Performance Bonds ............................................35
Section 906.   Right of the Authority or Trustee to Pay Insurance
                Premiums ....................................................36

ARTICLE X      PREPAYMENT OF SPECIAL FACILITIES RENTALS .....................37

Section 1001.  In Connection With Optional Redemption of Series 1994 Bonds ..37
Section 1002.  In Connection with Defeasance of the Series 1994 Bonds .......37
Section 1003.  In Connection with the Termination of this Agreement in the
Event
               of Damage or Destruction or Condemnation .....................37
Section 1004.  In Connection with a Partial Redemption ......................38
Section 1005.  In Connection With a Series 1994 Determination of Taxability..38

ARTICLE XI     DAMAGE AND CONDEMNATION ......................................39

Section 1101.  Damage and Destruction .......................................39
Section 1102.  Condemnation .................................................41
Section 1103.  Destruction or Condemnation of Excluded Personal Property
                or Lessee Improvements ......................................43
Section 1104.  Taking or Condemnation by the Authority ......................43
Section 1105.  Destruction or Condemnation of Leased Premises Other Than
                Special Facilities or Former Lessee Improvements ............43

ARTICLE XII    ADDITIONAL BONDS .............................................45

Section 1201.  Additional Bonds .............................................45

ARTICLE XIII   TERMINATION OF AGREEMENT BY THE LESSEE .......................46

Section 1301.  Termination by the Lessee ....................................46


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ARTICLE XIV    EVENTS OF DEFAULT ............................................47

Section 1401.  Events of Default ............................................47
Section 1402.  Remedies of the Trustee for Certain Events of Default ........48
Section 1403.  Remedies of the Authority on Default .........................48
Section 1404.  The Lessee to Remain Liable for Payments; Reletting ..........49
Section 1405.  Disposition of Excluded Personal Property ....................49
Section 1406.  No Remedy Exclusive ..........................................49

Section 1407.  No Additional Waiver Implied By One Waiver; Consents
                to Waiver ...................................................50
Section 1408.  Suspension of Agreement ......................................50
Section 1409.  Delay not a Waiver ...........................................50

ARTICLE XV     DEFAULT BY THE AUTHORITY .....................................51

Section 1501.  Default by the Authority; Remedies of the Lessee .............51

ARTICLE XVI    RIGHTS UPON TERMINATION ......................................52

Section 1601.  Fixed Improvements ...........................................52
Section 1602.  Excluded Personal Property ...................................52

ARTICLE XVII   ASSIGNMENT AND SUBLETTING ....................................53

Section 1701.  Successors and Assignments ...................................53
Section 1702.  Subletting ...................................................53
Section 1703.  Opinion of Bond Counsel Required .............................53

ARTICLE XVIII  GENERAL PROVISIONS ...........................................54

Section 1801.  Non-Interference with Operation of Airport ...................54
Section 1802.  Attorney's Fees ..............................................54
Section 1803.  Taxes ........................................................54
Section 1804.  License Fees and Permits .....................................54
Section 1805.  Amendments to this Agreement .................................54
Section 1806.  Force Majeure ................................................55
Section 1807.  References to Bonds, Trustee and the Indenture Ineffective
                when Bonds are no Longer Outstanding ........................55
Section 1808.  Modifications Hereof and of Indenture; Indenture Subordinate
                to Agreement ................................................55
Section 1809.  Paragraph Headings ...........................................55


                                      -iv-

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Section 1810.  Interpretations ..............................................56
Section 1811.  Notices ......................................................56
Section 1812.  Party's Consent ..............................................56
Section 1813.  Restoration of Existing Facility .............................56
Section 1814.  Counterparts .................................................57

Exhibit A      Property Description ........................................A-1
Exhibit B      Special Facilities ..........................................B-1
Exhibit C      Insurance Form ..............................................C-1
Exhibit D      Minimum Standards for Installation of Aircraft Fueling
                System .....................................................D-1
Exhibit E      Development Guidelines for Airside and Corporate Village ....E-1


                                       -v-

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                   LAND AND SPECIAL FACILITIES LEASE AGREEMENT


     THIS LAND AND SPECIAL FACILITIES LEASE AGREEMENT (hereinafter called this "Agreement") made and entered into as of this 1st day of October 1994, by and between the Indianapolis Airport Authority, a municipal corporation existing under and by virtue of the laws of the State of Indiana (hereinafter called the "Authority"), and Federal Express Corporation, a Delaware corporation with its principal office at Memphis, Tennessee and authorized to do business in the State of Indiana (hereinafter called the "Lessee").

                                   WITNESSETH:

     WHEREAS, the Authority owns and operates the Indianapolis International Airport (hereinafter called "Airport"); and

    WHEREAS, the Lessee is primarily engaged in the business of distribution of express cargo and parcels; and

    WHEREAS, the Authority has right, title and interest in and to the real property on the Airport, together with the facilities, easements, rights, licenses, and privileges hereinafter granted, and the Authority has full power and authority to enter into this Agreement in respect thereof; and

     WHEREAS, the Authority proposes to develop certain real estate described in EXHIBIT A hereto and acquire and construct thereon certain facilities described in EXHIBIT B hereto; and

    WHEREAS, the Authority proposes to finance the costs of such activities through the issuance of Special Facilities Revenue Bonds of the Authority issued under the Indenture herein defined; and

    WHEREAS, the Lessee desires to lease such real estate and improvements upon the terms and conditions hereinafter stated;

    NOW, THEREFORE, in consideration of the mutual covenants and considerations herein contained, the Authority lets and demises to the Lessee and the Lessee rents from the Authority the Leased Premises and all herein described rights incident thereto, and the Lessee and the Authority further agree and covenant as follows:


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                                    ARTICLE I

                                   DEFINITIONS

     Section 101. INCORPORATION OF INDENTURE. The capitalized terms used herein and defined in Article I of the Indenture shall, for the purposes of this Agreement, have the meanings set forth in the Indenture unless the context otherwise requires.

    Section 102. DEFINITIONS. In addition to terms defined elsewhere in this Agreement, the following terms, for the purposes of this Agreement, shall have the meanings set forth below:

    "Act" means Indiana Code 8-22-3, as amended.

    "Airport" means the Indianapolis International Airport.

    "Architect" means a licensed architect or a firm of licensed architects qualified to do business in the State, appointed by the Lessee and acceptable to the Authority, who shall be responsible for the construction of the Special Facilities (other than Equipment) and any Lessee Improvements.

    "Authority" means the Indianapolis Airport Authority, a municipal corporation duly organized and operating under the law of the State, including the Act, or any successor thereto or assign thereof.

    "Authorized Lessee Representative" means such officer or employee of the Lessee authorized by the Lessee to act on its behalf under this Agreement or the Indenture as certified to the Authority and the Trustee in writing by the Lessee.

    "Bond Counsel" means any nationally recognized firm of attorneys experienced in the matters relating to the issuance of obligations by municipalities.

    "Completion Date" means the date of completion of the acquisition and construction of the Special Facilities certified in accordance with Section 305 hereof.

    "Construction Management Agreement" means the Construction Management Agreement, dated as of the date hereof, between the Authority and the Lessee.

    "Environment, Health and Safety Requirements" means all of the terms and conditions of all permits, licenses, and other authorizations which are required under, and all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in, all federal, state and local laws (including rules, regulations, codes, judgments, orders, decrees, stipulations, injunctions, and demand letters issued, entered, promulgated or approved thereunder) relating to public health and safety, worker health and safety, or pollution or protection of the environment, including Laws relating to emissions, discharges, releases, or threatened releases of Hazardous Materials into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials.

     "Equipment" means any equipment, permanent inventory, or tangible personal property financed from moneys disbursed from the Construction Fund, whether now owned or hereafter acquired, as the same shall be substituted or replaced from time to time in accordance with Subsection 612(a) hereof.

    "Excluded Personal Property" means the equipment, permanent inventory or tangible personal property of the Lessee acquired from moneys other than moneys disbursed from the Construction Fund and installed into or otherwise located on the Leased Premises pursuant to Subsection 307(b) hereof; provided, that Excluded Personal Property shall not include equipment, permanent inventory or tangible personal property purchased in substitution or replacement of Equipment to the extent such substituted or replacement equipment is necessary to maintain the operating utility or productive capacity of the Special Facilities as provided in Subsection 612(a) hereof.

    "Facilities" means, collectively, the Leased Premises, the Lessee Improvements and the Excluded Personal Property.

    "Hazardous Materials" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of Indiana or the United States Government, including, without limitation, any material or substance which is (a) petroleum, batteries, or liquid solvents or similar chemicals, (b) asbestos, (c) radioactive material or waste, (d) polychlorinated biphenyls (PCBs), (e) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C.
Section 1317), (f) defined as a "hazardous waste" pursuant to Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C Section 6901 et seq. (42 U.S.C. Section 6903), or pursuant to Section 13-7-1-12 of the Indiana Code, or determined to be a "hazardous waste" under Section 13-7-8.5-3(b) of the Indiana Code, (g) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), or pursuant to Section 13-7-1.5-1 of the Indiana Code, (h) regulated under the Toxic Substances Control Act (15 U.S.C. Section 2601 ET SEQ.) or defined as a PCB pursuant to Section 13-7-16.5-1 of the Indiana Code, (i) defined as a "contaminant" pursuant to
Section 13-7-1-7 of the Indiana Code, or (j) any other substance or material similarly classified by any other federal, state or local statute or ordinance or by any rule or regulation promulgated or adopted pursuant thereto, whether now existing or hereinafter enacted.

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     "Indenture" means the Trust Indenture dated as of October 1, 1994 between the Authority and NBD Bank, N.A., as amended and supplemented, providing for the issuance of the Series 1994 Bonds.

    "Land" means the Primary Land, the Parking Land and any additional land which is hereafter leased to the Lessee by the Authority pursuant to this Agreement by an amendment hereto or supplement hereof.

    "Laws" means and shall include, but not be limited to, the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Occupational Safety and Health Act, the Federal Water Pollution Control Act, the Clean Air Act, the Safe Drinking Water Act, the Toxic Substances Control Act, the Refuse Act, the Hazardous Materials Transportation Act, the Emergency Planning and Community Right-to- Know Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Endangered Species Act, the National Environmental Policy Act, the Indiana Air and Water Pollution Control Law, the Indiana Groundwater Protection Act, the Indiana Hazardous Waste Law, the Indiana Underground Storage Tanks Act, the Indiana Wastewater Management Law, the Indiana Fish and Wildlife Act, the Indiana Flood Control Act, and the Indiana Environmental Policy Act.

    "Leased Premises" means: (i) the Land; (ii) the Special Facilities; (iii) any Lessee Improvements that have been conveyed to the Authority pursuant to the provisions of Section 308 hereof; and (iv) any other buildings, structures, additions, improvements, fixtures and facilities constructed on the Land from time to time, other than Lessee Improvements.

    "Lessee" means Federal Express Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware and qualified to do business in the State, or any successor thereto or assign thereof permitted by this Agreement.

    "Lessee Improvements" means any additional buildings, structures, additions, improvements, fixtures or facilities constructed on the Land as provided in Subsection 307(a) hereof, except to the extent the same have been conveyed to the Authority pursuant to Section 308 hereof.

    "Liability" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including, without limitation, responsibility under Environment, Health and Safety Requirements for cleanup, containment, restoration, removal, remediation, investigation or monitoring relating thereto (collectively, "Remedial Work"), liability for costs of Remedial Work, liability for costs of government oversight and other expenses incidental to Remedial Work, liability for natural resources damage, liability for illness, personal injury or the increased risk of or fear of illness or personal injury, and liability for economic losses or other property damage.

     "Parking Land" means the real estate located at the Airport as described in the attached EXHIBIT A under the heading "Parking Land", and, upon the exercise of an option granted in Section 403 hereof, that portion of real estate described in the attached EXHIBIT A under the heading "Parking Option Land" for which the option has been exercised, in each case, including the right of ingress thereto and egress therefrom.

    "Phase" means each discrete portion of the Special Facilities (which are (i) the employee parking lot, (ii) the freight building and its related Equipment,
(iii) the aircraft ramp, and (iv) the sort facility and its related Equipment) and each Lessee Improvement.

    "Plans and Specifications" means the final plans and specifications for the Special Facilities and any Lessee Improvement prepared by the Architect and approved by the Authority and the Lessee.

    "Primary Land" means the real estate located at the Airport as described in the attached EXHIBIT A under the heading "Primary Land", including the right of ingress thereto and egress therefrom.

    "Series 1994 Bonds" means the Indianapolis Airport Authority Special Facilities Revenue Bonds, Series 1994 (Federal Express Corporation Project) to be issued in the aggregate principal amount not to exceed $237,755,000.

    "Special Facilities" means the buildings, structures, improvements, equipment and facilities financed with moneys disbursed from the Construction Fund whether now owned or hereafter acquired, including the Equipment.

    "Special Facilities Rentals" means the amounts paid or payable by the Lessee pursuant to Section 502 hereof.

    "Supplemental Agreement" means an amendment to or supplement of this Agreement entered into in accordance with Section 1805 hereof.

    "Tax Exempt Bonds" means any Bonds the interest on which, when issued, in the opinion of Bond Counsel, is excludable from gross income of the holder thereof for federal income tax purposes, except for interest on such Bond for any period during which such Bond is held by a "substantial user" of the facilities financed with the proceeds of such Tax-Exempt Bonds or a "related person" as defined in Section 147(a) of the Code.

                                   ARTICLE II

                USE OF FACILITIES; REPRESENTATIONS AND WARRANTIES

     Section 201. (a) USE OF FACILITIES. The Lessee shall use the Facilities for the operation of its business of distribution of express cargo and parcels and for other purposes reasonably incidental thereto, subject to the following:

          (i) all parking of automobiles and trucks operated by officers, employees and business invitees of the Lessee incidental to its operation, except for those vehicles in the process of loading or unloading and servicing aircraft, shall be confined to the parking lot provided by the Lessee on the Land;

          (ii) all aircraft and ramp equipment stored on the ramp shall be parked in accordance with a plan approved by the Authority;

          (iii) fueling, servicing and minor repairs, as defined in the Authority's rules and regulations, of aircraft and ramp equipment operated by or for the Lessee in connection with its operations shall be performed in accordance with the Authority's rules and regulations;

          (iv) no major maintenance of aircraft shall be performed on the ramp, except for emergency repairs; and

          (v) the Facilities shall not be used for any other purposes without the prior written consent of the Authority.

     (b) PROHIBITED USES The Lessee shall not knowingly permit the loading, unloading or storage of any hazardous animate or inanimate materials or objects in violation of any applicable law or regulation. The Lessee shall not store or transport Class-A Explosives as defined in 49 CFR Part 107.3, except in compliance with applicable law. The Lessee's handling of any hazardous material shall be in accordance with 49 CFR, parts 100-199, dated December 31, 1976, or as same may be amended. In no event shall the Lessee knowingly handle any materials which would void or reduce the insurance coverage of the Facilities required of the Lessee herein.

     Section 202. REPRESENTATIONS BY THE AUTHORITY. The Authority makes the following representations as the basis for the undertakings on its part herein contained:

     (a) The Authority is duly organized as a municipal corporation pursuant to the laws of the State and has the power to enter into the transactions contemplated by this Agreement and the Indenture and to carry out its obligations hereunder and thereunder. By proper corporate action, the Authority has been duly authorized to execute and deliver this Agreement.

     (b) This Agreement has been duly executed and delivered by duly authorized officers of the Authority.

     (c) This Agreement constitutes the valid and binding obligation of the Authority, enforceable against the Authority in accordance with its terms.

     (d) No approvals or consents are necessary in order for the Authority to adopt, execute and deliver this Agreement, the Indenture and the Series 1994 Bonds.

     (e) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, conflict with or result in a breach of any of the terms, conditions or provisions of any restriction, ordinance or any agreement or instrument to which the Authority is now a party or by which it is bound, or constitute a default under any of the foregoing, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Authority under the terms of any instrument or agreement.

     (f) There is no litigation now pending or, to the Authority's knowledge, threatened challenging the powers of the Authority or its directors or in any way affecting this Agreement, the Indenture or the Series 1994 Bonds.

     (g) The Authority represents and warrants that it has good title to the Leased Premises, free and clear of all material liens and encumbrances having priority over this Agreement, and that the Authority has full right and authority to lease the same as set forth herein.

     (h) The Authority represents and certifies that to the best of its knowledge the Leased Premises was not a site used for the storage or disposal of hazardous waste.

     (i) The Authority represents and warrants that it will: (i) not take any actions that would cause the interest on any Tax Exempt Bonds to no longer be excludable from gross income for federal tax purposes; and (ii) take such affirmative actions to protect the tax status of the Tax Exempt Bonds that the Lessee or the Trustee shall reasonably request in writing and certify as necessary to preserve the tax status of the Tax Exempt Bonds; provided that the Authority shall not be obligated to undertake any such action until (a) it consents in writing to take such action, which consent shall not be unreasonably withheld, (b) the Authority has been indemnified to its satisfaction with respect to such action and (c) provision has been made to reimburse the Authority for any costs incurred in connection with taking such action. Except as specifically provided above, the Authority shall have no obligation to take any affirmative actions to protect the tax status of the Tax Exempt Bonds and shall have no obligation to pay amounts necessary to comply with this covenant, other than from money received by the Authority from the Lessee. The Lessee shall have the sole responsibility for computing any amounts owed to the United States of America pursuant to Section 148 of the Code and with 615(b) hereof with respect to Tax Exempt Bonds and providing for the payment of such amounts to the United States of America in the manner provided in the Series 1994 Tax Representation Certificate and the tax representation certificate executed contemporaneously with the issuance of any other Tax Exempt Bonds.

     Section 203. REPRESENTATIONS AND WARRANTIES BY THE LESSEE. The Lessee makes the following representations and warranties as the basis for the undertakings on its part herein contained:

    (a) The Lessee is a corporation duly organized under the laws of the State of Delaware and duly qualified to do business in the State, is in good standing in the State of Delaware and the State, has power to execute and enter into this Agreement, and by proper corporate action has been duly authorized to execute and deliver this Agreement.

    (b) The Lessee will execute the Series 1994 Tax Representation Certificate, dated the date of delivery of the Series 1994 Bonds, setting forth certain covenants, representations and warranties, which Series 1994 Tax Representation Certificate is incorporated herein and included as a part of this Agreement by reference. The Lessee represents that the representations set forth in the Series 1994 Tax Representation Certificate will be accurate as of such date and covenants to comply with the covenants set forth in the Series 1994 Tax Representation Certificate.

    (c) The Lessee hereby makes an irrevocable election not to claim depreciation or an investment tax credit with respect to the Special Facilities in accordance with Section 142(b)(1)(B)(i) of the Code, such that the Series 1994 Bonds shall qualify under Section 142(a)(1) of the Code. The tax identification number of the Lessee is 71-0427007.

    (d) This Agreement constitutes the valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms, subject to normal exceptions for the effect of creditors' rights and equitable remedies.

    (e) No approvals or consents, other than those that have been or will in normal course be obtained, are necessary in order for the Lessee to execute and deliver this Agreement.

    (f) There is no litigation now pending or, to the Lessee's knowledge, threatened, challenging the corporate existence of the Lessee and, except for matters described under "Legal Proceedings" in the Lessee's Annual Report on Form 10-K for the Lessee's fiscal year ended May 31, 1994, there is no pending, or to the Lessee's knowledge, threatened action or proceeding before any court or administrative agency that individually (or in the aggregate in the case of any group of related lawsuits) is expected to have a material adverse effect on the financial condition of the Lessee or the ability of the Lessee to perform its obligations under this Agreement or the Series 1994 Guaranty.

     (g) Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a material breach of the Restated Certificate of Incorporation or By-laws of the Lessee or any of the terms, conditions or provisions of any indenture, agreement or other instrument to which the Lessee is now a party or by which it is bound, or constitute a material default under any of the foregoing, or result in the creation or imposition of any material lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of the Lessee under the terms of any instrument or agreement.

    (h) The Lessee has duly and validly obtained all material certificates, licenses and permits from all public authorities, both federal and state, required to enable the Lessee to carry on its business as it is now conducted and to enter into this Agreement.

                                   ARTICLE III

                   COMMENCEMENT AND COMPLETION OF FACILITIES;
                                ISSUANCE OF BONDS

     Section 301. PLANS AND SPECIFICATIONS, APPROVALS,CONSTRUCTION, CONSTRUCTION CONTRACTS; UTILITIES.

     (a) LOCATION IMPROVEMENT PERMIT. The Lessee covenants and agrees that, prior to the preparation of detailed plans and specifications for any of the Facilities, it shall first obtain an airport location improvement permit from the Authority by submitting to the Airport Director for approval plans showing the general site plan, design and character of improvements and their locations relative to the Leased Premises, including location of drainage, utilities and roadways.

    (b)  APPROVAL OF PLANS AND SPECIFICATIONS.   In connection with construction
of any of the Facilities, the Lessee shall cause preliminary plans and specifications, together with the estimated cost of such portion, to be prepared by the Architect, which shall be submitted to the Authority for its approval. The Authority shall approve or suggest reasonable revisions to such preliminary plans and specifications within ten (10) days from the date of receipt thereof, and shall submit the same to the Lessee. If the Authority fails to respond within that ten (10) day period, the preliminary plans and specifications shall be deemed approved. If within said ten (10) day period the Authority notifies the Lessee of items of which it disapproves, the Lessee shall thereafter cause such Architect to prepare revised preliminary plans and specifications that take into consideration any revisions suggested by the Authority, at which time the revised preliminary plans and specifications shall be submitted to the Authority for approval in the manner provided herein. After the Authority has approved such preliminary plans and specifications, the Lessee shall cause the Architect to prepare final plans and specifications. The final plans and specifications shall be submitted by the Lessee to the Authority for review and approval in the same manner as the preliminary plans and specifications were reviewed and approved. If the Authority fails to respond to the Lessee in writing within ten
(10) days after submission of any of the plans and specifications contemplated by this Subsection (b), then such plans and specifications shall be deemed approved for purposes of this Subsection (b). Upon approval such final plans and specifications shall become the Plans and Specifications.

    (c) PROVISIONS CONCERNING DESIGN. The Plans and Specifications for any of the Facilities shall meet the Authority's design standards for the type of development proposed. The Lessee covenants and agrees that all construction or installation of any building, roadway, structure, addition, or improvement on the Land will be in accordance with such Plans and Specifications and the Authority's Minimum Standards for Installation of Aircraft Fueling Systems as outlined in Exhibit "D", attached hereto and the Authority's Development Guidelines for Airside and Corporate Village as outlined on Exhibit "E" attached hereto.

     (d) PROVISIONS CONCERNING DESIGN CHANGES. The Lessee may initiate whatever design changes to the Plans and Specifications it deems necessary or desirable; provided, however, that any such changes shall be subject to approval by the Authority prior to implementation for consistency with the Plans and Specifications and the mutually contemplated use of the Facilities as set forth in Subsection 201(a) of this Agreement. Review of such design changes shall be conducted in the same time and manner as review of the Plans and Specifications as set forth in Subsection (b) hereof and shall otherwise comply with Subsection
(c) hereof.

    (e) COMPLIANCE WITH LAWS. Contracts relating to the designing, equipping and constructing of the Facilities shall include those provisions agreed to by the Lessee and the Authority for the purposes intended and shall comply in all respects with State and federal law and the provisions of this Agreement. The Facilities shall be constructed and equipped in compliance with all State, federal and local laws, ordinances and regulations applicable thereto.

    (f) PERMITS. The Lessee, with the cooperation of the Authority, shall obtain or cause to be obtained all other necessary approvals and permits from any and all governmental agencies prior to constructing and equipping any of the Facilities.

    (g) OCCUPANCY PERMITS. Upon completion of the construction and equipping of any of the Facilities, the Lessee shall furnish to the Authority all required occupancy permits and authorizations from appropriate authorities, if any are required, authorizing the occupancy and use thereof for the purposes described herein.

    (h) ADDITIONS AND CHANGES. The Lessee may, at its sole cost and expense, make such additions or changes to the Facilities as it shall desire, provided that the Lessee:

                   (1) obtains all requisite governmental permits, licenses and approvals, including an airport location improvement permit issued by the Authority in the manner provided in Subsection 301(a) hereof; and

                   (2) prosecutes the work in a workmanlike and diligent manner in compliance with the Plans and Specifications therefor, all laws and regulations and the other provisions of this Agreement.

    (i) LAYOUT. The Lessee may change the location of a structure on the Land from the location approved in Subsection (a) hereof, subject to submission to the Authority for its review and approval of any such change in the same manner as the preliminary plans and specifications are required to be reviewed and approved hereunder.The provisions of this Subsection (i) shall not constitute an approval for purposes of Subsection (a) hereof.

    (j) The Lessee shall construct with moneys held in the Series 1994 Account of the Construction Fund or at its expense:

                   (1) all necessary utility lines required for the Lessee to connect utility services for the Special Facilities to the line of existing service in the utility corridor on the Southern boundary of the Land;

                   (2) the connecting roadways to the existing roadway system; and

                   (3) all necessary utility lines required for the Lessee to connect the utility services for any portion of the Leased Premises (other than the Special Facilities) or for any Lessee Improvement.

    The Authority agrees to grant to the Lessee all necessary roadway or utility easements required for the Lessee to meet its obligations under this Subsection
(j).

    Section 302. AGREEMENT TO ISSUE SERIES 1994 BONDS; APPLICATION OF PROCEEDS; THE LESSEE REQUIRED TO PAY COSTS OF CONSTRUCTION IF BOND PROCEEDS INSUFFICIENT.

    (a) The Authority shall issue the Series 1994 Bonds upon the execution and delivery of this Agreement to provide funds for paying the costs of designing, constructing and equipping of the Special Facilities and related costs of issuance of and capitalized interest on the Series 1994 Bonds.

    (b) The Series 1994 Bonds shall be issued under and in accordance with the Indenture, the form of which shall be approved by the Lessee prior to the adoption thereof.

    (c) The proceeds of the Series 1994 Bonds shall be deposited with the Trustee in the Funds and Accounts specified in the Indenture. Proceeds of the Series 1994 Bonds deposited in the Series 1994 Account of the Construction Fund shall be disbursed by the Trustee for the payment of costs of the Special Facilities in accordance with the Indenture.

    (d) In the event that funds held in the Series 1994 Account of the Construction Fund available for payment of the costs of the Special Facilities are insufficient, the Lessee shall: (i) provide funds to pay for any remaining costs of the Special Facilities; (ii) appropriately reduce the scope of the Special Facilities so that such funds will be sufficient if such reduction in scope, in the opinion of Bond Counsel, will not adversely affect the exclusion from gross income of the interest on the Series 1994 Bonds for federal income tax purposes; or (iii) cause the Authority to issue Additional Bonds pursuant to
Article XII hereof to the extent necessary to provide sufficient funds for such purposes, provided that, in the opinion of Bond Counsel, the issuance of such Additional Bonds will not affect the exclusion from gross income of the interest on the Series 1994 Bonds for federal income tax purposes.

     (e) The Authority does not make any warranty, either express or implied, that the Special Facilities can or will be constructed for the estimated cost therefor, or that the moneys paid into the Series 1994 Account of the Construction Fund and available for payment of the costs of the Special Facilities shall be sufficient for that purpose. The Lessee agrees that if, after exhaustion of such funds, the Lessee pays any portion of the costs of the Special Facilities for any reason whatsoever, it shall not be entitled to any reimbursement therefor from the Authority (except reimbursement from the proceeds of Additional Bonds, if any) nor shall the Lessee be entitled to any set-off or diminution of the rentals or other amounts payable under this Agreement.

    (f) Lessee is authorized as tenant to design, construct and equip the Special Facilities pursuant to the provisions of the Construction Management Agreement.

    Section 303. AS-BUILT DRAWINGS. Within thirty (30) days following completion of the construction of any of the Special Facilities, any Lessee Improvement or any other improvements on the Land, the Lessee shall present to the Authority a complete set of reproducible (mylar) "record" drawings including, but not limited to, specifications and shop drawings. This information shall be submitted by the Lessee on a computer diskette using Autocadd Version 11 or any more recent version as of that date (or any successor technology). Similar record drawings shall be provided by the Lessee as additional facilities are constructed or if any material alterations are made in any of the facilities included in the Leased Premises.

    Section 304. COST OF CONSTRUCTION AND PRELIMINARY COMPLETION CERTIFICATES. Within sixty (60) days of the date upon which each Phase of the Special Facilities has been substantially completed and available for its intended use, the Lessee shall present to the Authority for examination and approval a sworn statement setting forth all amounts incurred to such date of substantial completion by the Lessee as construction manager for the Authority with respect to such Phase of the Special Facilities and the economic lives of the buildings, structures, additions, improvements, fixtures, facilities and equipment that comprise such Phase.

    Section 305. ESTABLISHMENT OF THE COMPLETION DATE, OTHER COMPLETION CERTIFICATES. (a) The Completion Date of the Special Facilities shall be evidenced to the Authority and the Trustee by a certificate signed by the Lessee to the effect: (i) that the design, construction and equipping of the Special Facilities has been completed and (ii) that the Lessee has made a reasonable investigation of such sources of information it deems necessary and is of the opinion that the Special Facilities have been fully paid for and that no claim or claims exist against the Authority or the Lessee or against the properties of either out of which a lien based on furnishing labor or material for the Special Facilities might ripen. Such certificate shall be delivered within one hundred twenty (120) days of the first day on which the conditions set forth in both (i) and (ii) above have been satisfied.

     (b) Within one hundred twenty (120) days of the date each Phase of the Special Facilities has been finally completed and all amounts due and owing with respect thereto have been paid, the Lessee shall certify to the Authority the final amounts paid by the Lessee as construction manager for the Authority with respect to such Phase.

    Section 306. THE LESSEE TO PURSUE REMEDIES AGAINST CONTRACTORS, SUBCONTRACTORS AND SUPPLIERS AND THEIR SURETIES.

    (a) In the event of default or breach by any contractor, subcontractor, manufacturer or supplier under any contract made in connection with the design, construction and equipping of the Leased Premises, the Lessee may, in its discretion, either separately or in conjunction with the Authority, pursue the remedies of the Authority and/or the Lessee against the contractor, subcontractor, manufacturer or supplier so in default and against any surety for the performance of that contractor, subcontractor, manufacturer or supplier, or against a contractor, subcontractor, manufacturer or supplier for breach of warranty.

    (b) In the event that the Lessee shall, after thirty (30) days written notice from the Authority, fail to pursue its remedies under such contracts, the Authority may pursue such remedies and, except as provided in Subsection (c) hereof, (i) the Lessee shall permit the Authority to be reimbursed from the Construction Fund for one hundred percent (100%) of its reasonable costs with respect thereto to the extent that moneys are available in the Construction Fund; and (ii) if the moneys available in the Construction Fund are not equal to at least one- half of the Authority's reasonable costs with respect thereto, then the Lessee shall reimburse the Authority an amount which, when added to the amount available in the Construction Fund, would total one-half its reasonable costs with respect thereto.

    (c) The Lessee agrees to advise the Authority of any default by a contractor, subcontractor, manufacturer or supplier in connection with the construction of all or a portion of the Leased Premises which is material to the operations of the Leased Premises and of any legal actions or proceedings the Lessee intends to commence in connection with any such breach or default.

    (d) The Authority agrees, if requested by the Lessee, to cooperate with and assist the Lessee in any such proceeding and to join in any such proceeding, or allow such proceeding to be brought in its name if necessary. Any amount recovered by way of damages, refunds, adjustment or otherwise in connection with the foregoing shall be disbursed in the following order:

         (i) for reimbursement of costs to the Lessee if the Lessee pursues the recovery on its own and for reimbursement of costs proportionately to the Lessee and the Authority (measured by the costs incurred by each party in pursuit of such recovery) if the Authority joins in the pursuit or pursues recovery in lieu of the Lessee;

         (ii) for the repair, restoration or completion of the Leased Premises or the relevant portion thereof; and

         (iii)  the balance to the Lessee.

    Section 307.  CONSTRUCTION OF ADDITIONAL FACILITIES..

    (a) The Lessee has the right at its own expense to construct additional buildings or facilities on the Land or to improve, expand or better the Special Facilities all in compliance with the provisions of this Agreement. In such event, the use thereof shall be enjoyed by the Lessee during the term hereof without additional rental therefor. Such buildings, facilities, improvements, additions and betterments shall be Lessee Improvements and shall be the property of the Lessee during the term of this Agreement, except as provided in Section 308 hereof. Notwithstanding the provisions of paragraph (ii) of Subsection 602(a) hereof, the Lessee shall have within its sole discretion and subject to Sections 301 and 303 hereof, the right to remove, replace or renovate any Lessee Improvement, provided, however, that during the final year of the term hereof the Lessee shall not remove any Lessee Improvement or otherwise alter such Lessee Improvement so as to materially decrease the value thereof without first obtaining the written consent of the Authority.

    (b) The Lessee shall also be able to locate on the Leased Premises or install in the Special Facilities or the Lessee Improvements any Excluded Personal Property, which Excluded Personal Property shall not become part of the Special Facilities or the Leased Premises.

    Section 308. OWNERSHIP OF IMPROVEMENTS. All Excluded Personal Property and Lessee Improvements shall be the property of the Lessee during the term of this Agreement. Notwithstanding the foregoing, the Lessee shall have the right at all times during the term of this Agreement to convey, and the Authority shall take, title to all or a portion of the Lessee Improvements. Upon such conveyance, the buildings, structures, improvements, fixtures and facilities so conveyed shall cease to be Lessee Improvements and from such point forward shall constitute a portion of the Leased Premises. Upon the termination of this
Agreement: (i) the Excluded Personal Property shall remain the property of the Lessee, and (ii) the Lessee Improvements then remaining shall become the property of the Authority.

                                   ARTICLE IV

                             TERM; EXPANSION OPTION

    Section 401. TERM. (a) The term of this Agreement shall commence on the date of the execution hereof and shall terminate on January 20, 2017, or such earlier date determined pursuant to the provisions of Subsection (b) hereof. Notwithstanding the stated commencement date of this Agreement, the lease for the Special Facilities shall commence on the weighted average date that the Special Facilities have been placed in service (within the meaning of Section 147(b)(3) of the Code).

    (b) Not more than ninety (90) days after the final Phase of the Special Facilities is placed in service (within the meaning of Section 147(b)(3) of the Code), the Lessee shall deliver to the Authority an opinion of Bond Counsel to the effect that: (i) a termination date for this Agreement of January 20, 2017 will not adversely affect the exclusion from gross income of the interest on the Tax Exempt Bonds, or (ii) a termination date earlier than January 20, 2017 will be required in order to maintain the exclusion from gross income of the interest on the Tax Exempt Bonds (which opinion shall state the latest permissible termination date, which date shall be deemed to be the date of termination of this Agreement).

    Section 402.  RIGHTS AT EXPIRATION.

    (a) In the event the Lessee shall continue to occupy the Leased Premises beyond the Agreement term without the Authority's written renewal thereof, such holding over shall not constitute a renewal or extension of this Agreement, but shall create a tenancy from month to month which may be terminated at any time by the Authority or the Lessee by giving thirty (30) days written notice to the other party.

    (b) The Lessee further agrees that upon the expiration of the term of this Agreement or sooner cancellation thereof, the Leased Premises will be delivered to the Authority in good condition, reasonable wear and tear, matters covered by insurance and damages from condemnation excepted.

    (c) The Lessee further agrees that upon the expiration of the term of this Agreement or sooner cancellation thereof, the Lessee shall execute such instruments as are necessary to convey title to the Lessee Improvements, to the Authority, and such Lessee Improvements and the Leased Premises shall be delivered to the Authority free and clear of all liens not consented to by the Authority.

    Section 403. THE LESSEE'S OPTION TO EXPAND THE PARKING LAND. The Lessee is granted an option to lease, in whole or in part, an expansion area of real estate particularly identified on the attached Exhibit A under the heading "Parking Land Option" and lying contiguous to the Parking

Land. The Lessee may elect to exercise this option to lease part or all of the expansion area during the term hereof by giving the Authority written notice of such election and by paying additional rent therefor, commencing ninety (90) days after such notice is given, at the rate then in effect for the Parking Land as determined in Section 501. Exercise of the option for a part of the expansion area shall not terminate the option as to the remainder of the expansion area. At any time prior to the exercise of such option, the Authority may give the Lessee written notice of its intent to lease, use, or otherwise dispose of the expansion area or part thereof specifying therein the intended use thereof. Upon receipt of such written notice, the Lessee shall have ninety
(90) days to notify the Authority if it intends to exercise its option to lease the expansion area land specified in the Authority's notice and to begin paying the appropriate additional rental therefore. In the event such election is not made within said ninety (90) day period, the option of the Lessee to lease the specified expansion area land shall terminate; provided, however, if the transaction contemplated in the Authority's notice to the Lessee is not consummated within one (1) year of the Authority's notice to the Lessee, the Lessee's option to lease the specified expansion area land shall be reinstated.

    Any portion of the expansion area with respect to which the Lessee's option is exercised shall become a part of the Parking Land leased hereunder and shall be subject to the terms of this Agreement. The exercise of an option under this Subsection shall not serve to extend the term of the Agreement.

    Section 404. EXPIRATION. This Agreement shall expire and terminate at the end of the term specified in Section 401 hereof, and the Lessee shall have no further right or interest in the Leased Premises except as provided in Section 1405.

                                    ARTICLE V

                                RENTALS AND FEES

    Section 501. GROUND RENT. The Lessee shall pay to the Authority ground rentals for the Land according to the following schedule:

    (a)  For the Primary Land:

         (i) For the period commencing on the date of execution of this Agreement and ending on December 31, 1996, a rate of $.152 per square foot per year for 1,906,193 square feet and a rate of $.05 per square foot per year for 4,446,597 square feet for a total rent for the Primary Land during such period as follows:

                                                     1,906,193 sq. feet @ $.152
          $289,741.37
                                                     4,446,597 sq. feet @ $.05
           222,329.85
           ----------

          Total Annual Rent for Primary Land         $512,071.22

          Monthly Rent for Primary Land              $ 42,672.60

          (ii) For the period commencing January 1, 1997 and ending on December 31, 2006, a rate of $.166 per square foot per year for 1,906,193 square feet and a rate of $.07 per square foot for 4,446,597 square feet for a total rent for the Primary Land during such period as follows:

                                                     1,906,193 sq. feet @ $.166
           $316,428.04
           4,446,597 sq. feet @ $.07                 311,261.79
                                                     ----------

          Total Annual Rent for Primary Land        $627,689.83

          Monthly Rent for Primary Land              $52,307.49

          (iii) For the period commencing January 1, 2007 and continuing thereafter through the term of this Agreement at a rate of $.196 per square foot per year for 1,906,193 square feet and a rate of $.10 per square foot per year for 4,446,597 square feet for a total rent for the Primary Land during such period as follows:

                                                     1,906,193 sq. feet @ $.196
          $373,613.83
          4,446,597 sq. feet @ $.10                  444,659.70
                                                     ----------

          Total Annual Rent for Primary Land        $818,273.53

          Monthly Rent for Primary Land              $68,189.46

     (b)  For the Parking Land

          (i) For the period commencing on the earlier of the date the parking lot Phase of the Special Facilities has been substantially completed and available for its intended use or January 1, 1995 (the "Commencement Date") and ending on the fifth anniversary of the Commencement Date a rate of $.10 per square foot for 1,738,922 square feet of the Parking Land per year, for a total rent for the Parking Land during such period as follows:

          Total Annual Rent for Parking Land        $173,882.20

          Monthly Rent for Parking Land             $ 14,490.18


          (ii) Beginning with the fifth anniversary of the Commencement Date described in paragraph (1) above and on each fifth anniversary thereafter, the ground rental rates for the Parking Land will be adjusted for each succeeding five (5) year period. Rental for each five (5) year period shall be the greater of either the preceding period rental or such preceding period rental plus any increase in the cost of living during said five (5) year period reflected by the "United States Bureau of Labor Statistics, Consumer Price Index, All Urban." Such monthly increase during each rental period shall be computed by multiplying the preceding period rental by a fraction, the numerator of which shall be such index figure as of the third month next preceding the end of the then current period and the denominator of which shall be such index figure as of the third month prior to commencement of the then current period. In the event that the Bureau of Labor Statistics shall change its base period (1982-84 = 100), the new index numbers shall be substituted for the old index numbers in making the above computations. In the event the Consumer Price Index of the United States Bureau of Labor Statistics is discontinued, comparable statistics on the purchasing power on the consumer dollar, as published at the time of said discontinuance by a responsible financial periodical of recognized authority shall be used for making such computation.

    (c) If at any time during the term hereof the Primary Land or Parking Land is substituted with other land due to a condemnation, such substituted land shall become a part of the Primary Land or Parking land, respectively, and the total rents due pursuant to (a) and (b) hereof shall take into effect any increase or decrease of the area of such Primary Land or Parking Land.

    Section 502.  SPECIAL FACILITIES RENTAL.

    So long as any Bond is Outstanding, the Lessee shall pay to the Authority, by depositing with the Trustee, a rental (the "Special Facilities Rentals") payable without demand, either: (i) in next day funds pursuant to an automated clearinghouse transfer, one (1) Business Day prior to the date on which principal of, interest and premium, if any, are due on the Bonds, or (ii) in same day funds prior to 10:00 a.m. Indianapolis time on the date on which principal of, interest or premium, if any, are due on the Bonds, in either case in an amount equal to such principal of, interest or premium payments due on the Bonds whether at maturity, upon redemption, by acceleration or otherwise; provided that in the case of each payment the amount thereof shall be reduced by an amount equal to any amount then held by the Trustee in the Bond Fund which is available for such payment.

    Section 503. FIELD USE CHARGES. The Lessee is not granted hereunder the right to use any aircraft parking apron or taxiway not on the Land for the use of itself or its tenants, but nothing herein shall abrogate any rights the Lessee may have for such use pursuant to other agreements with the Authority. Any use of aircraft operational areas outside of the Land by the Lessee or the Lessee's tenants or agents shall be by separate agreement and payment of appropriate fees. Nothing in this Section, however, shall prohibit the Lessee or its tenants from the joint use with others at the Airport of interior and exterior roadways serving the Land in accordance with Airport rules, regulations and/or restrictions.

    Section 504.  TIME AND PLACE OF PAYMENTS.

    (a) The ground rentals due under Section 501 hereof shall be payable in equal monthly installments in advance on or before the first business day of each calendar month of the term at the office of the Airport Director at the address set forth in Section 1811 hereof.

    (b) The Special Facilities Rentals payable pursuant to Section 502 hereof shall be payable to the Authority at the principal corporate trust office of the Trustee for deposit in the Bond Fund.

    Section 505. DELINQUENT RENTALS. In the event ground rentals due pursuant to Section 501 hereof shall not be paid by the Lessee on the due date thereof, the Lessee shall pay to the Authority as additional rental, an interest charge at the interest rate established by ordinance by the Airport Authority Board, from time to time, on the amount due for each full calendar month of delinquency computed as simple interest. No interest shall be charged upon that portion of any ground rental which, in good faith, is not paid because it is in dispute. No interest shall be charged until payment is thirty
(30) days overdue, but such interest when assessed thereafter, shall be computed from the due date.

    Section 506. ASSIGNMENT OF RIGHTS. As security for the payment of the Bonds, the Authority shall assign to the Trustee the Trust Estate. The Lessee hereby assents to the assignment of such rights hereunder. The Trustee shall not be responsible for those rights and obligations of the Authority not assigned to the Trustee as part of the Trust Estate.

    Section 507. OBLIGATIONS OF THE LESSEE HEREUNDER UNCONDITIONAL. The obligation of the Lessee to make the payments required under Section 502 hereof and to pay the premiums or charges necessary to maintain or cause to be maintained the insurance required by Article IX shall be absolute and unconditional and shall not be subject to any defense (other than payment) or any right of set-off, counterclaim, abatement or otherwise. The Lessee shall not suspend, postpone, discontinue or permit the suspension, postponement or discontinuance of any such payments referred to in Section 502. Each payment referred to in Section 502 made by the Lessee pursuant to this Agreement shall be final and the Lessee shall not seek to recover all or any part of such payment from the Trustee or any holder of the Bonds for any reason whatsoever. Nothing contained in this Section 507 shall be construed to relieve the Authority or the Trustee from the performance of any of the agreements on their part contained herein or in the Indenture or to constitute a waiver by the Lessee of its rights to enforce the performance thereof or to recover from the Authority damages for the Authority's failure to perform its covenants hereunder.

    Section 508. PREPAYMENT OF GROUND RENTALS. Any prepayment of ground rentals due pursuant to Section 501 hereof shall be applied by the Authority to the next ensuing payments in order of their due dates.

                                   ARTICLE VI

                            OBLIGATIONS OF THE LESSEE

    Section 601. NET LEASE. It shall be the sole responsibility of the Lessee to maintain, repair and operate the entirety of the Facilities at the Lessee's sole cost and expense.

    Section 602.  MAINTENANCE AND OPERATION.

    (a) The Lessee shall at its own expense: (i) keep the Facilities in as reasonably safe, neat and attractive condition as its operation shall permit and in good repair; (ii) keep the Leased Premises in good repair and in good operating condition, making from time to time all necessary repairs thereto (including external and structural repairs) and renewals and replacements thereof, ordinary wear and tear, matters covered by insurance and damages from condemnation excepted (subject to the rights of the Lessee set forth in Subsection 307(a) hereof with respect to any Lessee Improvement); and (iii) shall repaint the Facilities as necessary.

    (b) The Lessee shall be responsible for and perform all maintenance of the Facilities, including but not limited to:

         (i) janitorial services, providing janitorial supplies, window washing, rubbish, and trash removal;

         (ii) supply and replacement of light bulbs in and on all buildings, obstruction lights and replacement of all glass in the Facilities, including plate glass;

         (iii) cleaning of stoppages in plumbing fixtures, drain lines and septic system to the first manhole outside the Facilities;

         (iv) maintenance of all building and overhead doors and door operating systems including weather stripping;

         (v)     interior and exterior maintenance to the Facilities;

         (vi) removal of snow on the Facilities in a manner which does not interfere with the Authority's Airport operations or damage to the Facilities;

         (vii) maintenance on utilities to (i) the point where connected to the main source of supply, (ii) the first manhole outside of the Facilities or (iii) the utility corridor, whichever is closest to the Facilities; and

         (viii) maintenance and relamping of all lights in and on the Facilities.

    (c)  The Lessee shall:

         (i) repair or replace electrical, mechanical and plumbing equipment in the Facilities, including but not limited to air conditioning and heating equipment but excluding Excluded Personal Property. (All repairs to electrical and mechanical equipment shall be made by licensed personnel. Other repairs shall be made by craftsmen skilled in work done and performing such work regularly as a trade);

         (ii) advise the Authority and obtain the Authority's consent in writing before making changes involving structural changes to the Leased Premises, including any penetration of the roof thereof, modifications or additions to plumbing, electrical or other utilities;

         (iii) prevent the voiding of roof bond(s) and shall maintain correct records with respect thereto;

         (iv) maintain electric loads within the designed capacity of the system. (Prior to any change desired by the Lessee in the electrical loading which would exceed such capacity, written consent shall be obtained from the Airport Director);

         (v) provide and maintain hand fire extinguishers for the interior of the Facilities, including shop, parking and storage areas in accordance with applicable safety codes;

         (vi) maintain the grounds and replace all landscaping on the Land as originally approved and installed, and will not allow the removal of trees without permission of the Authority.

         (vii) on or before the date that is five years after the final Phase of the Special Facilities has been substantially completed and available for its intended use and every fifth year thereafter, supply its maintenance plan for the Leased Premises to the Authority; and

         (viii) consider in good faith any recommendation of the Authority as to necessary repairs of the Leased Premises.

    (d)  No waste shall be committed to the Leased Premises.

    Section 603. UTILITIES. The Lessee shall assume and pay for all costs or charges for utilities services furnished to the Lessee during the term hereof. The Lessee shall have the right to connect to any and all storm and sanitary sewers and water and utility outlets at its own cost and expense; and the Lessee shall pay for any and all service charges incurred therefor.

    Section 604.  TRASH, GARBAGE AND OTHER REFUSE, SIGNS.

    (a) The Lessee shall pick up, and provide for, a complete and proper arrangement for the adequate sanitary handling and disposal, away from the Airport, of all trash, garbage, and other refuse caused as a result of its operation on the Land. The Lessee shall provide and use suitable covered metal receptacles for all such garbage, trash, and other refuse on the Land or in the Facilities.

    (b) Piling of boxes, cartons, barrels, pallets, debris, or similar items in an unsafe or unreasonably unkempt manner, on or about the Facilities, shall not be permitted.

    (c) The Lessee shall not erect, maintain, or display upon the outside of any of the Facilities any billboards or advertising signs; provided, however, that the Lessee may maintain on the outside of said buildings its own name and services on signs, the size, location and design of which shall be subject to prior written approval by the Authority.

    Section 605.  HAZARDOUS MATERIALS.

    (a) The Lessee shall use, store and dispose of any Hazardous Materials used or knowingly transported by it only in compliance with all Laws. The Lessee shall furnish to the Authority a list of such Hazardous Materials, except for items shipped or stored by the Lessee for its customers. The Lessee shall remediate any Hazardous Materials or cause any Hazardous Materials to be remediated so as to avoid Liability under any Environmental, Health and Safety Requirements if the Hazardous Materials were first placed on, present at, manufactured at, stored at, disposed of from, released from or emitted from the Facilities after the date of delivery of the Facilities. If the presence of any such Hazardous Materials in or on the Facilities results in any contamination, the Lessee shall promptly take all actions at its sole expense as are necessary to return the Facilities to the conditions existing prior to the placement, presence, manufacture, storage, disposal, release or emission of such Hazardous Materials; provided that the Authority must first approve of such actions, which approval shall not be unreasonably withheld so long as such actions would not potentially have a material adverse long-term or short-term effect on the Facilities or any other portion of the Airport. If the presence of such Hazardous Materials on or the release of such Hazardous Materials from the Facilities was caused by a third person, the Authority agrees to cooperate with the Lessee in pursuing the third person for the collection of remediation costs and other damages resulting therefrom; provided, that the Authority shall be permitted to recover proportionately with the Lessee the Authority's expenses and costs associated with pursuing such actions.

    (b) The Lessee shall indemnify, defend and hold the Authority harmless from any and all claims, judgments, damages, penalties, fines, costs, Liabilities or losses asserted against, resulting to, imposed upon or suffered by the Authority to the extent arising from, attributable to, or relating in any manner to (i) a breach by the Lessee of the obligations in Subsection (a) of this Section 605 or
(ii) injury to person or property as a result of the presence or release of Hazardous Materials on or from the Facilities on or after the date of delivery of the Leased Premises, which is caused or permitted by or on behalf of the Lessee, including Hazardous Materials knowingly or unknowingly transported by the Lessee for its customers. This indemnification of the Authority by the Lessee includes, without limitation, costs incurred by the Authority in connection with any investigation of site conditions or any cleanup, remedial, removal, restoration or monitoring work performed by any individual or entity, regardless of whether that investigation or work is required by any federal, state or local governmental agency or political subdivision because of the presence or release of Hazardous Materials in the soil or ground water on or from the Facilities, and shall survive the cancellation, termination or expiration of the term of this Agreement.

    (c) The Lessee covenants and agrees to provide to the Authority, within five (5) Business Days of receipt, copies of any correspondence, notices, pleading, citation, indictment, complaint, order, decree or other document from any source asserting or alleging a circumstance or condition that requires, or may require, a clean-up, removal, remedial action, or other response by or on the part of the Lessee at the Facilities under Laws or which seek criminal or punitive penalties from the Lessee for an alleged violation of any Laws. The Lessee further agrees to advise the Authority in writing as soon as the Lessee becomes aware of any condition or circumstance which may result in a potential violation of any Laws.

    (d) The Lessee agrees, upon the reasonable request of the Authority where the Authority has a reasonable basis to believe that a Law has been violated, to permit an environmental audit solely for the benefit of the Authority, to be conducted by the Authority or an independent agent selected by the Authority.
If an audit reveals that a contamination of the Leased Premises exists, then the Lessee shall pay for the costs incurred in obtaining the audit. Otherwise, the Authority shall pay for such audit. This provision shall not relieve the Lessee from conducting its own environmental audits or taking all steps necessary to comply with Laws.

     (e) If there exists any uncorrected violation by the Lessee of a Law or any condition, caused directly or indirectly by the Lessee, which requires a cleanup, removal or other remedial action by the Lessee under any Laws, and such cleanup, removal or other remedial action is not initiated within thirty (30) days from the date of written notice from the Authority to the Lessee and diligently pursued to completion, the same shall, at the election of the Authority, constitute an Event of Default hereunder.

    Section 606. NONDISCRIMINATION. (a) The Lessee, for itself, its personal representatives, successors in interest, and assigns, as part of the consideration hereof, does hereby covenant and agree that it will comply with pertinent statutes, Executive Orders and such rules that are promulgated to assure that (1) no person on the grounds of race, color, creed, sex, age or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination in the use of the Facilities; (2) that in the construction of any improvements on, over, or under such land and the furnishing of services thereof no person on the grounds of race, color, creed, sex, age or national origin shall be excluded from participation in, denied the benefits of, or otherwise be subjected to discrimination; (3) that the Lessee shall use the Facilities in compliance with all other requirements imposed by or pursuant to Title 49, Code of Federal Regulations, Department of Transportation, Subtitle A, Office of the Secretary,
Part 21, Nondiscrimination in Federally-assisted programs of the Department of Transportation, Effectuation of Title VI of the Civil Rights Act of 1964, and as said Regulations may be amended, to the extent that said requirements are applicable, as a matter of law, to the Lessee.

    (b) With respect to the Facilities, the Lessee agrees to furnish services on a fair, equal and not unjustly discriminatory basis to all users thereof, and to charge fair, reasonable and not unjustly discriminatory prices for each unit or service; provided, that the Lessee may be allowed to make reasonable and nondiscriminatory discounts, rebates, or other similar types of price reductions to volume purchasers.

    (c) Lessee assures that it will comply with pertinent statutes, Executive Orders and such rules as are promulgated to assure that no person shall, on the grounds of race, creed, color, national origin, sex, age, or handicap be excluded from participating in any activity conducted with or benefiting from Federal assistance. This Subsection (c) obligates the Lessee or its transferee for the period during which Federal assistance is extended to the airport program, except where Federal assistance is to provide, or is in the form of personal property or real property or interest therein or structures or improvements thereon. In these cases, this Subsection (c) obligates the Lessee or any transferee for the longer of the following periods: (a) the period during which the property is used by the Authority, the Lessee or any transferee for a purpose for which Federal assistance is extended, or for another purpose involving the provision of similar services or benefits; or (b) the period during which the Authority, the Lessee or any transferee retains ownership or possession of the Leased Premises.

    Section 607. AFFIRMATIVE ACTION. With respect to the Facilities, the Lessee assures that it will undertake an affirmative action program as required by 14 CFR Part 152, Subpart E, to insure that no person shall, on the grounds of race, creed, color, national origin or sex, be excluded from participating in any employment activities covered in 14 CFR Part 152, Subpart E; that no person shall be excluded on these grounds from participating in or receiving the services or benefits of any program or activity covered by that Subpart; and that it will require that its covered suborganizations provide assurance to the Lessee that they similarly will undertake affirmative action programs, and that they will require assurances from their suborganizations, as required by 14 CFR
Part 152, Subpart E, to the same effect, to the extent that said requirements are applicable, as a matter of law, to the Lessee.

    Section 608. OBSERVANCE OF STATUTES. The granting of this Agreement and its acceptance by the Lessee is conditioned upon the right to use the Airport in common with others authorized to do so, provided, however, that the Lessee shall observe and comply with any and all requirements of the constituted public authorities and with all federal, State or local statutes, ordinances, regulations and standards applicable to the Lessee for its use of the Facilities, including but not limited to, rules and regulations promulgated from time to time by the Airport Director for the administration of the Airport.

    Section 609. HAZARD LIGHTS. The Lessee shall, at its expense, provide and maintain hazard lights on any structure erected by the Lessee on the Land, if required by the Authority or Federal Aviation Administration ("FAA") regulations. Any hazard lights so required shall comply with the specifications and standards established for such installations by the FAA.

    Section 610.  MECHANIC'S LIENS.

    (a) The Lessee herein agrees that if any mechanic's lien is filed upon any portion of the Facilities, the Lessee shall protect and save harmless the Authority against any loss, liability or expense whatsoever by reason thereof and shall proceed with or defend, at its own expense, such action or proceedings as may be necessary to remove such lien from the records to the extent that the Leased Premises or any portion thereof is affected. Upon receipt of notice thereof by the Authority, the Authority shall promptly give the Lessee written notice of the existence of any such mechanic's lien on the Facilities, but the failure of the Authority to give such notice shall not affect the responsibilities of the Lessee as set forth in this Section 610.

    (b) The Lessee may, however, in good faith and with due diligence, contest any mechanic's lien or other lien filed or established against all or any portion of the Facilities, and in such event may permit such lien or charge to remain undischarged and unsatisfied during the period of such contest and appeal therefrom, if (i) the Lessee shall effectively prevent or stay the execution, foreclosure or enforcement of such lien or charge, or (ii) such contest or appeal shall prevent or stay the execution or enforcement or foreclosure of such lien or charge. If such lien or charge is so stayed and such stay thereafter expires or the Authority gives the Lessee written notice that by nonpayment of any such items the Leased Premises or any portion thereof will be subject to loss or forfeiture, then the Lessee shall forthwith pay and cause to be satisfied and discharged such lien or charge or secure such payment by posting a bond, in form satisfactory to the Authority. The Authority shall cooperate fully with the Lessee in any such contest.

    (c) If the Lessee shall fail to contest, discharge or pay any such lien as required by Subsections (a) and (b) hereof, the Authority may, after having given the Lessee at least sixty (60) days' written notice of such failure, contest, discharge or pay any such lien which the Authority may determine to be necessary in order to protect its interest in the Leased Premises. In such event, the Lessee agrees to reimburse the Authority for any and all reasonable expenses and costs incurred by the Authority in respect thereto.

    Section 611. THE LESSEE TO MAINTAIN ITS CORPORATE EXISTENCE; CONDITIONS UNDER WHICH EXCEPTIONS PERMITTED. The Lessee shall maintain its corporate existence, shall remain duly qualified to do business in the State, shall not dissolve or otherwise dispose of all or substantially all of its assets and shall not consolidate with or merge into another entity; provided that the Lessee may, without violating this Section 611, consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it, or transfer or convey all or substantially all of its property, assets and licenses to another entity, but only if the entity resulting from or surviving such merger (if other than the Lessee) or consolidation or the entity to which such transfer or conveyance is made shall (1) expressly assume in writing and agree to perform all of the Lessee's obligations hereunder, (2) be qualified to do business in the State; and (3) if such entity shall not be organized and existing under the laws of the United States of America or any state or territory thereof or the District of Columbia, furnish to the Authority and the Trustee an irrevocable consent to service of process in, and to the jurisdiction of the courts of, the State with respect to any action or suit, at law or in equity, brought by the Authority or the Trustee to enforce this Agreement.

    Section 612.  EQUIPMENT.

    (a) The Lessee shall acquire (or shall cause the Authority to acquire from moneys in the Construction Fund) the necessary equipment, fixtures, permanent inventory and other tangible personal property for use at the Special Facilities in order to operate the Special Facilities as contemplated by this Agreement. The Lessee shall continue to maintain in good working order and repair and keep fully insured each piece of Equipment, including, but not limited to, the furnishing of all parts, mechanisms and devices required to keep the Equipment in good mechanical and working order and repair, unless the same becomes irreparable, worn out, obsolete or is no longer needed by the Lessee to conduct its operations at the Special Facilities. The Lessee shall replace or substitute any Equipment necessary to maintain the operating utility or productive capacity of the Special Facilities (unless the same is not needed by the Lessee in the conduct of its operations) with replacement equipment of equal functional value and utility to the item replaced and such replacement equipment shall become a part of the Equipment when installed by the Lessee.

    (b) The Lessee shall undertake diligent efforts to properly identify the Equipment by appropriate tags or other means of identification. The Lessee shall, on or before each anniversary of the date the final Phase of the Special Facilities has been substantially completed and available for its intended use and at the expiration of the term or earlier termination of this Agreement, certify to the Authority a true and correct current itemized list of the Equipment indicating with particularity any changes from the previous certification.

    Section 613. SECURITY AGREEMENT. The Lessee shall have entrances and gates to the Air Operations Area (as defined in applicable regulations of the Federal Aviation Administration) and shall execute, in connection with this Agreement, an Airport Security Agreement as required by the Authority in accordance with FAA regulations, Title 14 CFR Part 107, which agreement requires the Lessee to control and regulate any doors, openings or entrances to the Air Operations Area.

    Section 614. TAX EXEMPTION. The Lessee shall not take any action or suffer or permit any other action to be taken or condition to exist which causes or may cause the interest on any of the Tax Exempt Bonds to become included in gross income for purposes of federal income taxation; provided, however, that no Event of Default shall result from a breach of this covenant so long as the Lessee is complying with the provisions of Section 1005 hereof.

    Section 615.  THE LESSEE'S COVENANTS CONCERNING THE SERIES 1994 BONDS.

    (a) The Lessee shall pay the ordinary fees and expenses of the Trustee for serving as the Trustee under the Indenture and the Series 1994 Guaranty and shall also pay to the Trustee all extraordinary fees and expenses incurred by the Trustee in enforcing the provisions of this Agreement, the Indenture or the Series 1994 Guaranty or otherwise serving in the capacity as the Trustee under the Indenture and the Series 1994 Guaranty.

    (b) The Lessee shall maintain or cause the Trustee to maintain accurate investment records for the purpose of determining the amount of arbitrage rebate that shall be owed with respect to the Series 1994 Bonds to the United States in order to comply with the requirements of Section 148 of the Code with respect to the Series 1994 Bonds . The Lessee shall compute and cause to be paid, in the manner and time provided in the Series 1994 Tax Representation Certificate, the arbitrage rebate that is required to be paid to the United States pursuant to
Section 148 of the Code in order to preserve the tax status of the interest on the Series 1994 Bonds.

    (c) INVESTMENT OF FUNDS AND ACCOUNTS UNDER THE INDENTURE. Any moneys held in the Funds or Accounts established under the Indenture shall, at the written direction of the Lessee, be invested or reinvested by the Trustee in Investment Obligations in accordance with the provisions of the Indenture.

    (d) ADVANCES BY THE AUTHORITY AND TRUSTEE. In the event the Lessee shall fail to comply with any covenant or agreement set forth in this Agreement, the Authority or the Trustee may (but shall be under no obligation to) comply with said covenants and agreements. All amounts advanced by the Authority or the Trustee to comply with such agreements and covenants shall be paid by the Lessee to the one making the advancements, together with interest thereon at the Trustee's prime rate of interest

                                   ARTICLE VII

                          OBLIGATIONS OF THE AUTHORITY

    Section 701. OPERATION AS A PUBLIC AIRPORT. The Authority covenants and agrees that at all times it will operate and maintain the Airport as a public airport consistent with and pursuant to the sponsor's assurances given by the Authority to the United States Government under the Federal Airport and Airways Act.

    Section 702. INGRESS AND EGRESS. The Lessee shall have the right of ingress to and egress from the Facilities for the Lessee, its officers, employees, agents, servants, customers, vendors, suppliers, patrons, and invitees over the roadway provided by the Authority serving the Facilities. The Authority's roadway shall be used jointly with other tenants on the Airport, and the Lessee shall not interfere with the rights and privileges of other persons or firms using said roadway and shall be subject to such weight and use restrictions promulgated in the Authority's rules and regulations.

    Section 703. QUIET ENJOYMENT OF LEASED PREMISES. By keeping and performing the covenants and agreement herein contained to be performed by it, the Lessee shall at all times throughout the term of this Agreement, have the right, subject to the provisions of this Agreement, to peaceably and quietly possess and enjoy the Leased Premises without suit, trouble or hindrance. The Authority shall defend the Lessee's right to such peaceable and quiet possession at the Authority's expense.

    Section 704. MAINTENANCE AND OPERATIONS. The Authority shall be responsible for snow removal from the runways, taxiways and public use areas of the Airport, but not from the Leased Premises.

                                  ARTICLE VIII

                          THE AUTHORITY'S RESERVATIONS

    Section 801. IMPROVEMENT, RELOCATION OR REMOVAL OF SPECIAL FACILITIES. Subject to Section 1104 hereof, the Authority, at its sole discretion, reserves the right to further develop or improve the Aircraft Operating Area (as defined in Federal Aviation Administration regulations) and other portions of the Airport, including the right to remove or relocate any structure on the Airport, as it sees fit, and to take any action it considers necessary to protect the aerial approaches of the Airport against obstructions, together with the right to prevent the Lessee from erecting or permitting to be erected, any buildings or other structure on the Airport which, in the reasonable opinion of the Authority, would limit the usefulness of the Airport, constitute a hazard to aircraft or violate Federal Aviation Administration standards or regulations.

    Section 802. INSPECTION OF LEASED PREMISES. The Authority, through its duly authorized agent, shall have at any reasonable time the right to enter the Leased Premises for the purpose of periodic inspection for fire protection, maintenance and to investigate compliance with the terms of this Agreement; provided, however, that except in the case of emergency, such right shall be exercised upon twenty-four (24) hours prior notice to the Lessee and with an opportunity for the Lessee to have an employee or agent present. The Authority will comply with the Lessee's security procedures and will conduct such inspections in a manner that does not unduly interfere with or disrupt the Lessee's normal business operations.

    Section 803. SUBORDINATION TO U.S. GOVERNMENT. This Agreement shall be subordinate to the provisions of any existing or future agreement(s) between the Authority and the United States Government, relative to the operation and maintenance of the Airport, the terms and execution of which have been or may be required as a condition precedent to the expenditure or reimbursement to the Authority for Federal funds for the development of the Airport.

    Section 804. WAR OR NATIONAL EMERGENCY. During the time of war or national emergency, the Authority shall have the right to lease the Airport or any part thereof to the United States Government for military use, and if any such lease is executed, the provisions of this Agreement insofar as they are inconsistent with the lease to the United States Government shall be suspended, and in that event, a just and proportionate part of the ground rent due under Section 501 hereof shall be abated.

    Section 805. NO LIABILITY OF THE AUTHORITY. The Bonds shall be special and limited obligations of the Authority, payable solely and only out of the Trust Estate. No holder of any Bond shall have the right to compel any exercise of the taxing power of the State or any political subdivision thereof, including the Authority, to pay principal of, premium, if any, or interest on the Bonds, and the Bonds shall not constitute an indebtedness of the State or any political subdivision thereof, including the Authority, or a loan of credit thereof within the meaning of any constitutional or statutory provision or limitation or indebtedness.

    Section 806. NO WARRANTY OF CONDITION OR SUITABILITY. The Authority makes no warranty, either express or implied, as to the condition of the Leased Premises or that it shall be suitable for the Lessee's purposes or needs. The Authority shall not be responsible for any latent defect or change of condition in the Leased Premises and the Lessee shall not, under any circumstances, withhold any rentals or other amounts payable to the Authority hereunder on account of any defect in the Leased Premises, nor for any change in the condition thereof nor for any damage accruing thereto. By its entry onto the Leased Premises, the Lessee accepts the Leased Premises as being free and clear from all defects and in good, safe, clean and orderly condition and repair, and agrees to maintain the same.

    Section 807. RESPONSIBILITY FOR CONTRACTS FOR SPECIAL FACILITIES AND PAYMENT OF SPECIAL FACILITIES RENTALS. The Authority shall not be responsible to the Lessee for the performance of the contractor or contractors for the construction, modification, expansion and installation of the Special Facilities. The Authority shall not be required to pay or provide any monies for the construction, modification, expansion or installation of the Special Facilities, except to the extent of the moneys in the Construction Fund. Failure of the contractor or contractors to complete the construction, modification, expansion and installation of the Special Facilities shall in no way affect the payment obligations of the Lessee under Section 502 of this Agreement.

    Section 808. OPTION OF THE AUTHORITY TO TERMINATE LEASE. The Authority may elect, within its sole discretion, at any time to cancel this Agreement, upon at least twenty-four (24) months prior written notice to the Lessee, in order to use the Leased Premises for essential airport purposes of general applicability for all airport users (which shall not include, by way of example only, use of the Leased Premises for any purpose for which the Lessee is using the Leased Premises or the construction of facilities on the Land for another potential or actual user for the same purposes as the Leased Premises is being used by the Lessee) and, upon the payment by the Authority of the amounts specified in this
Section 808, this Agreement shall forthwith cease and terminate, and the parties hereto shall be released and discharged of and from all further obligations hereunder other than as described in this Section 808, without prejudice, however, to any claims which may have occurred prior thereto in favor of either party against the other. The Authority, upon the exercise of the option provided for in this Section 808, shall use its best efforts to provide an alternate site to the Lessee at the Airport for the Lessee to build and operate a facility substantially similar to the Leased Premises upon the terms and conditions to be agreed upon by the Authority and the Lessee. Any determination by the Authority that the use of the Leased Premises is for essential airport purposes as defined in this Section 808 shall be conclusive.

    Notwithstanding anything in this Section 808 to the contrary, the Authority shall have the right following cancellation of this Agreement pursuant to this
Section 808 to temporarily release
the Leased Premises to any person for any purpose for a period not to exceed twenty-four (24) months following cancellation of this Agreement if, in its sole discretion, the demolition of the Leased Premises is not then required for essential airport purposes. A right of first refusal to lease the Leased Premises will be given to the Lessee to lease the Leased Premises during this period on the terms and conditions provided for in leases to other tenants of the Authority at the Airport for similar space; provided such terms are at least as favorable to the Lessee as terms set forth herein.

    In the event that the Authority elects to exercise its option to terminate this Lease pursuant to this Section 808, the Authority shall prior to delivery of any written notice that it intends to terminate this Agreement irrevocably pay to the Trustee the amount necessary in accordance with Section 1301 of the Indenture to pay or provide for the payment of the principal of and interest on the Bonds then Outstanding to effect a redemption of such Bonds in accordance with Subsection 304(g) of the Indenture on the soonest practicable date as well as any costs associated with such redemption. The Authority shall also pay to the Lessee the reasonable costs it incurs in relocating its operations from the Leased Premises. If the Authority, after having given the notice of termination to the Lessee, shall thereafter withdraw such notice and elect to continue this Agreement, then the Authority shall pay to the Lessee the reasonable costs incurred by the Lessee in downsizing its operation in anticipation of the termination of this Agreement. Notwithstanding the delivery of such notice to the Lessee and the provision for payment of the Bonds, the Lessee shall continue to pay a rental to the Authority equal in amount to the Special Facilities Rentals that would be due had provision for the payment of the Bonds not been made until the date this Agreement is terminated pursuant to this Section.

    Section 809. CONSIDERATION OF AMENDMENT. In the event that the Federal Aviation Administration, or its successors, requires modifications or changes in this Agreement as a condition precedent to the granting of funds for the improvement of the Airport, Lessee agrees to consider in good faith such amendments, modifications, revisions, supplements or deletions of any of the terms, conditions or requirements of this Agreement as may be reasonably required to obtain such funds; provided, however, that in no event will Lessee be required, pursuant to this Section, to agree to an increase in the rent provided for hereunder or to a change in the use (provided it is an authorized use hereunder) to which Lessee has put the Facilities.

                                   ARTICLE IX

                             INDEMNITY AND INSURANCE

    Section 901. INDEMNIFICATION. Except as governed by Subsection 605(b) hereof, the Lessee covenants and agrees fully to indemnify, defend, save, and hold harmless the Authority, the Trustee, all of their directors, members, officers, successors, assigns, employees, and agents (collectively, the "Indemnified Parties") from and against any and all claims, demands, suits, proceedings, expenses, penalties, fines, damages, losses, and Liabilities (collectively, "Claims") of any character and nature whatsoever (and all reasonable expenses incidental to the investigation and defense thereof, including reasonable attorneys' fees) based on or arising out of the use, occupancy, activities, or operations by the Lessee at or on the Leased Premises, including, without limitation, any Claims based on or arising out of death or injury to a person or persons, damages to property or the Lessee's actions under the Construction Management Agreement; provided that the Lessee shall not be liable for any injuries, death, damage, or loss to the extent that any such injury, death, damage, or loss is caused or contributed to by the fault or negligence of the Indemnified Parties, their agents or employees; and further provided that the Indemnified Parties shall give the Lessee prompt and reasonable notice of any Claims. The Lessee also covenants and agrees at its expense to pay, and to indemnify and save the Indemnified Parties harmless, from and against, all costs, reasonable counsel fees, expenses and liabilities incurred by them or by the Lessee in any action or proceeding brought by reason of any such Claim. If any action or proceeding is brought against any of the Indemnified Parties by reason of any Claim, the Lessee, upon notice from any of the Indemnified Parties, agrees to defend the Claim unless caused or contributed to by the fault or negligence of the Indemnified Parties. The Lessee also covenants and agrees, at its expense, to pay, and to indemnify the Indemnified Parties from and against, all costs, expenses and charges, including reasonable attorneys' fees, incurred in obtaining possession of the Leased Premises or the Special Facilities upon the occurrence of an Event of Default. Each Indemnified Party shall have the right to retain separate counsel in any such action and to participate in the defense thereof but shall bear the fees and expenses of such counsel unless (i) the Lessee shall have specifically authorized the retaining of such counsel or (ii) the parties to such suit include such Indemnified Party, and the Lessee and such Indemnified Party have been advised by such counsel that one or more legal defenses may be available to it which may not be available to the Lessee, in which case the Lessee shall not be entitled to assume the defense of such suit notwithstanding its obligation to bear the fees and expenses of such counsel, unless caused or contributed to by the fault or negligence of the Indemnified Parties.

    Section 902. PUBLIC LIABILITY INSURANCE. The Lessee shall, at its expense, procure, maintain and keep in force, at all times during the term of this Agreement from financially sound and reputable companies reasonably acceptable to the Authority, commercial general liability insurance, insuring the Lessee, the Trustee and the Authority against liability for bodily injury and property damage with respect to the risks set forth in Exhibit C attached hereto.
Without
limiting its liability, the Lessee agrees to carry and keep in force insurance with single limit liability for bodily injury or death and property damage in a sum not less than $120,000,000 with said policy designating the Authority and the Trustee as additional insureds to the extent the Lessee is required to indemnify the Authority pursuant to Section 901 hereof. The Lessee shall furnish the Authority and the Trustee with a certificate of insurance as evidence of such coverage. Said insurance shall not be cancelled or materially modified except upon ten (10) days' advance written notice to the Authority and the Trustee.

    Section 903. FIRE AND EXTENDED COVERAGE INSURANCE. The Lessee shall, at its expense, procure and keep in force at all times during the term of this Agreement with financially sound and reputable companies reasonably acceptable to the Authority, replacement cost insurance on the Leased Premises against loss and damage by fire, aircraft and extended coverage perils. Such policy shall be in an amount of not less than eighty percent (80%) of the replacement cost of the Leased Premises. Said policy shall designate the Authority and the Trustee as additional insureds. The Lessee shall furnish the Authority and the Trustee with a certificate of insurance as evidence of such coverage. Said policy shall not be cancelled or materially modified except upon ten (10) days' advance written notice to the Authority and the Trustee.

    Section 904.  APPLICATION OF INSURANCE PROCEEDS.

    (a)  The proceeds of insurance maintained pursuant to the provisions of
Section 902 shall be paid to the Lessee, except to the extent necessary for the Lessee to comply with its covenants set forth in Section 901 hereof.

    (b) The proceeds of the insurance required to be maintained in accordance with the provisions of Section 903 hereof shall be paid and disbursed in accordance with the provisions of Article XI hereof.

    Section 905. PERFORMANCE BONDS. At any time that the Lessee undertakes any construction pursuant to Article III hereof, the Lessee shall, at its own cost and expense, cause to be made, executed, and delivered to the Authority separate performance bonds, as follows:

    (a) Prior to the date of commencement of such construction, a contract surety bond in a sum equal to the full amount of the construction contract awarded. Said bond shall be drawn in a form and from a financially sound and reputable company reasonably acceptable to the Authority; shall guarantee the faithful performance of necessary construction and completion of improvements in accordance with the Plans and Specifications therefor; and shall guarantee the Authority against any losses and liability, damages, expenses, claims and judgments caused by or resulting from any failure of the Lessee to perform completely, the work described therein.

    (b) Prior to the date of commencement of such construction, a payment bond with the Lessee's contractor or contractors as principal, in a sum equal to the full amount of the construction contract awarded. Said bond shall guarantee payment of all wages for labor and services engaged and of all bills for materials, supplies and equipment used in the performance of said construction contract.

    Section 906. RIGHT OF THE AUTHORITY OR TRUSTEE TO PAY INSURANCE PREMIUMS. In the event that the Lessee shall fail to maintain full insurance coverage required by this Agreement, the Authority or the Trustee may (but shall be under no obligation to) take out the required policies of insurance, pay the required premiums or otherwise comply with the covenants set forth in Sections 902 and 903 hereof. All amounts advanced by the Authority or the Trustee in payment of the required premiums for such insurance or otherwise to comply with the covenants set forth in such Sections shall be paid by the Lessee to the one making the advances, together with interest thereon at the Trustee's prime rate of interest. Any amounts advanced by the Authority shall be considered for all purposes to be a rental due pursuant to Section 501.

                                    ARTICLE X

                    PREPAYMENT OF SPECIAL FACILITIES RENTALS

    Section 1001. IN CONNECTION WITH OPTIONAL REDEMPTION OF SERIES 1994 BONDS. The Lessee shall have the option to prepay the Special Facilities Rentals due pursuant to Section 502 hereof with respect to the Series 1994 Bonds for the purpose of providing for the redemption of the Series 1994 Bonds then Outstanding in accordance with Subsection 304(b) of the Indenture. In order to exercise such right, the Lessee shall: (i) give conditional written notice of the exercise of such right to the Authority and the Trustee not more than one hundred twenty (120) days nor less than forty-five (45) days prior to the date the Lessee has selected for the redemption of the Series 1994 Bonds; and (ii) irrevocably deposit with the Trustee in the Series 1994 Account of the Bond Fund on or prior to such redemption date sufficient moneys, which, together with investment earnings thereon to such redemption date and other moneys in such Account in the Bond Fund available therefor, shall be sufficient to provide for the payment of the principal, redemption premium, if any, and interest on the Series 1994 Bonds to be redeemed on such redemption date.

    Section 1002. IN CONNECTION WITH DEFEASANCE OF THE SERIES 1994 BONDS. The Lessee shall have the option to prepay the Special Facilities Rentals due pursuant to Section 502 hereof with respect to the Series 1994 Bonds for the purpose of providing for the defeasance of the Series 1994 Bonds in accordance with Section 1301 of the Indenture. In order to exercise such right, the Lessee shall: (i) give written notice of the exercise of such right to the Authority and the Trustee; and (ii) irrevocably deposit with the Trustee in the Series 1994 Account of the Bond Fund on or prior to the date of such defeasance sufficient moneys, which, together with investment earnings thereon and other moneys in such Account in the Bond Fund available therefor, shall be sufficient to provide for the payment of principal of, redemption premium, if any, and interest on the Series 1994 Bonds to the date the Lessee has selected for the redemption thereof or the date of maturity, as the case may be, in accordance with Section 1301 of the Indenture.

    Section 1003. IN CONNECTION WITH THE TERMINATION OF THIS AGREEMENT IN THE EVENT OF DAMAGE OR DESTRUCTION OR CONDEMNATION. The Lessee shall have and is hereby granted the option, in accordance with paragraph (ii) of Subsection 1101(a) and paragraph (iii) of Subsection 1102(a) hereof, to prepay the Special Facilities Rentals due pursuant to Section 502 and to terminate this Agreement in the event of a destruction or damage to or condemnation of the Special Facilities for the purpose of redeeming the Bonds. In order to exercise such right, the Lessee shall: (i) give written notice of the exercise of such right to the Authority and the Trustee not more than one hundred twenty (120) days nor less than forty-five (45) days prior to the date the Lessee has selected for the redemption of the Bonds; and (ii) irrevocably deposit with the Trustee in the Bond Fund on or prior to such redemption date sufficient moneys which, together with interest thereon to such redemption date and other moneys in the Bond Fund available therefor, shall be sufficient to provide for the payment of the principal of and interest on all the Bonds then Outstanding in accordance with the provisions of Subsection 304(d) of the Indenture.

    Section 1004. IN CONNECTION WITH A PARTIAL REDEMPTION. The Lessee shall have the option, in accordance with paragraph (iii) of Subsection 1102(a) hereof to prepay the Special Facilities Rentals due pursuant to Section 502 hereof for the purpose of providing for the redemption of the Bonds in accordance with Subsection 304(d) of the Indenture. In order to exercise such right, the Lessee shall: (i) give written notice of the exercise of such right to the Authority and the Trustee not more than one hundred twenty (120) days nor less than forty-five (45) days prior to the date the Lessee has scheduled for the redemption of the Bonds; and (ii) irrevocably deposit with the Trustee in the Bond Fund on or prior to such redemption date sufficient moneys, which, together with investment earnings thereon to such redemption date and other moneys in the Bond Fund available therefor, shall be sufficient to provide for the payment of the principal of and interest on the Bonds to such redemption date.

    Section 1005. IN CONNECTION WITH A SERIES 1994 DETERMINATION OF TAXABILITY. The Lessee shall be obligated to prepay the Special Facilities Rentals due pursuant to Section 502 hereof with respect to the Series 1994 Bonds in the event of a Series 1994 Determination of Taxability. Such redemption shall occur at a date to be selected by the Lessee not more than one hundred twenty (120) days after the occurrence of the Series 1994 Determination of Taxability. The Lessee shall irrevocably deposit with the Trustee in the Series 1994 Account of the Bond Fund on or prior to such redemption date sufficient moneys, which, together with investment earnings thereon to such redemption date and other moneys in the Series 1994 Account of the Bond Fund available therefor, shall be sufficient to provide for the payment of the principal of and interest on the Series 1994 Bonds to such redemption date.

                                   ARTICLE XI

                             DAMAGE AND CONDEMNATION

    Section 1101.  DAMAGE AND DESTRUCTION.

    (a) If prior to full payment of the Bonds (or provision for payment thereof having been made in accordance with the provisions of the Indenture) the Special Facilities are destroyed (in whole or in part) or are damaged by fire or other casualty, the Lessee shall promptly give written notice thereof to the Authority and the Trustee. All Net Proceeds in an amount less than one million dollars ($1,000,000) per casualty shall be paid to the Lessee to be applied to repair, rebuild or restore the property damaged. Any remaining balance after payment for such repair, rebuilding or restoration shall be retained by the Lessee. Net Proceeds of insurance in excess of one million dollars ($1,000,000) per casualty resulting from such claims for losses shall be paid to and held by the Trustee in the Net Proceeds Account of the Construction Fund created under the Indenture, whereupon the Lessee shall elect to proceed in accordance with paragraphs (i) or (ii) hereof:

          (i) The Lessee will proceed promptly to repair, rebuild or restore the property damaged or destroyed to substantially the same condition as it existed prior to the event causing such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Lessee and as will not impair productive capacity or the character of the Special Facilities, and the Trustee will apply so much as may be necessary of the Net Proceeds to payment of the costs of such repair, rebuilding or restoration, either on completion thereof or as the work progresses as directed by the Lessee. In the event said Net Proceeds are not sufficient to pay in full the costs of such repair, rebuilding or restoration, the Lessee will, nonetheless, complete the work thereof and will pay that portion of the costs thereof in excess of the amount of said Net Proceeds, or will advance to the Authority the moneys necessary to complete said work, in which case the Authority will proceed so to complete said work. Any balance of such Net Proceeds remaining after payment of all the costs of such repair, rebuilding or restoration shall be paid to the Lessee.

          (ii) The Lessee shall: (A) cause the Special Facilities to be returned to the Authority either in the condition the Special Facilities then exist or in the same condition in which the Special Facilities existed prior to the execution of this Agreement, whichever shall be acceptable to the Authority; (B) transfer all amounts in the Net Proceeds Account in the Construction Fund not used pursuant to clause (A) to the Bond Fund and prepay all of the Special Facilities Rentals due pursuant to Section 502 hereof pursuant to the provisions of Section 1003 hereof and the corresponding provisions of the Indenture and cause the Authority and the Trustee to provide for the redemption of all

     Bonds then Outstanding under the Indenture in whole in accordance with the provisions thereof; (C) if any Bonds have previously been redeemed or provision for their payment has been made pursuant to Subsection 304(b) of the Indenture, reimburse itself for such prepayment in an amount equal to the amount that would have been necessary (on the date of receipt of such Net Proceeds), to redeem or provide for the payment of such Bonds to the next practicable redemption date, but not less than the actual amount paid by the Lessee; and (D) apportion the remaining Net Proceeds between the Authority and the Lessee, with the Authority receiving the same proportion of the remaining Net Proceeds as the then expired portion of the term of this Agreement bears to the full term plus ten (10) years and the Lessee shall be entitled to the remainder of the Net Proceeds; provided, that if the Lessee proceeds under this paragraph (ii) hereof, it shall provide for the completion of the requirements of clauses (A) and (B) hereof, whether or not the Net Proceeds are sufficient for such purposes. The Lessee may elect to proceed pursuant to this option (ii) only if the Special Facilities have been damaged or destroyed by fire or other casualty (x) to such extent that, in the opinion of the Lessee expressed within a period of six consecutive months following such damage or destruction, it is not practicable or desirable to rebuild, repair or restore the Special Facilities, or (y) to such extent that, in the opinion of the Lessee, the Lessee is or will be thereby prevented from carrying on its normal operations at the Special Facilities for a period of six consecutive months.

    Any moneys held by the Trustee in the Net Proceeds Account shall, at the written direction of the Lessee, be invested or reinvested by the Trustee in Investment Obligations permitted in accordance with the Indenture. The Lessee shall forthwith pay to the Trustee the amount of any net losses with respect to principal on such investments.

    (b) If the Bonds have been fully paid (or provision for the payment thereof has been made in accordance with the Indenture) and the Special Facilities are destroyed (in whole or in part) or are damaged by fire or other casualty, all Net Proceeds will be paid to NBD Bank, N.A., Indianapolis, Indiana or a mutually acceptable third party, with any disbursements to be approved by the Lessee and the Authority, and the Lessee shall elect to proceed in accordance with paragraphs (i) or (ii) hereof:

          (i) The Lessee will proceed promptly to repair, rebuild or restore the property damaged or destroyed to substantially the same condition as it existed prior to the event causing such damage or destruction, with such changes, alterations and modifications (including the substitution and addition of other property) as may be desired by the Lessee and as will not impair productive capacity or the character of the Special Facilities, and the Lessee will apply so much as may be necessary of the Net Proceeds to payment of the costs of such repair, rebuilding or restoration, either on completion thereof or as the work progresses as directed by the Lessee. In the event the Net Proceeds are not sufficient to pay in full the costs of such repair, rebuilding or restoration, the

     Lessee will, nonetheless, complete the work thereof and will pay that portion of the costs thereof in excess of the amount of the Net Proceeds, or will advance to the Authority the moneys necessary to complete said work, in which case the Authority will proceed so to complete said work. Any balance of the Net Proceeds remaining after payment of all the costs of such repair, rebuilding or restoration shall be paid to the Lessee.

          (ii) The Lessee will (A) cause the Special Facilities to be returned to the Authority either in the condition the Special Facilities then exist or in the same condition in which the Special Facilities existed prior to the execution of this Agreement, whichever shall be acceptable to the Authority, (B) if any Bonds have previously been redeemed or provision for their payment has been made pursuant to Subsection 304(b) of the Indenture, reimburse itself for such prepayment in an amount equal to the amount that would have been necessary (on the date of receipt of such Net Proceeds) to redeem or provide for the payment of such Bonds to the next practicable redemption date, but not less than the actual amount paid by the Lessee and
     (C) apportion the remaining Net Proceeds between the Authority and the Lessee, with the Authority receiving the same proportion of such remaining Net Proceeds as the then expired portion of the term of this Agreement bears to the full term, plus ten (10) years, and the Lessee shall be entitled to the remainder of the Net Proceeds.

    (c) The Lessee shall not, by reason of the payment of the costs (whether by direct payment thereof or advances to the Authority or Trustee therefor) of replacing or repairing of any property damaged or destroyed in excess of the Net Proceeds be entitled to any reimbursement from the Authority, the Trustee, or the holders or owners of the Bonds, or any abatement or diminution of the rents payable under Article V hereof.

    (d) Within this Section 1101, "Net Proceeds" means the gross proceeds from the insurance with respect to which that term is used remaining after payment of all expenses (including attorneys expenses and any extraordinary fees and expenses of the Trustee), incurred in the collection of such gross proceeds.

    Section 1102.  CONDEMNATION.

    (a) In the event that title to, or the temporary use of, the Special Facilities or the leasehold estate of the Lessee in the Special Facilities created by this Agreement or any part of either thereof shall be taken under the exercise of the power of eminent domain by any governmental body or by any person, firm or corporation acting under governmental authority, in each case other than the Authority, while any Bonds are Outstanding, the Lessee shall be obligated to continue to pay the Special Facilities Rental and other amounts due to the Trustee. Any Net Proceeds derived for the temporary use or condemnation of the Special Facilities shall be paid to the Lessee. The Authority, the Lessee and the Trustee will cause any other Net Proceeds received by them or any of them from any award made in such eminent domain proceedings with respect to the Special Facilities, to be paid to and held by the Trustee in the Net Proceeds Account, to be applied in one or more of the following ways as shall be directed in writing by the Lessee:

          (i) The restoration of the Special Facilities to substantially the same condition as existed prior to the exercise of the said power of eminent domain.

          (ii) The acquisition, by construction or otherwise, by the Lessee of other improvements suitable for the Lessee's operations (which improvements shall be deemed a part of the Special Facilities and available for use and occupancy by the Lessee without the payment of any rent other than the Special Facilities Rental to the same extent as if such other improvements were specifically described herein and demised hereby).

          (iii) Redemption of any of the Bonds together with accrued interest thereon to the date of redemption; provided, that no part of any such condemnation award may be applied for such redemption, unless all of the Bonds are to be redeemed or, in the event that less than all of the Bonds are to be redeemed, the Lessee shall certify to the Authority and the Trustee that (A) the property forming a part of the Special Facilities that was taken by such condemnation proceedings is not essential to the Lessee's use or occupancy of the Special Facilities, or (B) the Special Facilities have been restored to a condition substantially equivalent to its condition prior to the taking by such condemnation proceedings, or (C) improvements have been acquired which are suitable for the Lessee's operations at the Special Facilities as contemplated by the foregoing paragraph (ii) of this Subsection 1102(a). The Lessee may elect to proceed pursuant to this paragraph (iii) only if the Special Facilities have been condemned (x) to such extent that, in the opinion of the Lessee expressed within a period of six consecutive months following such condemnation it is not practicable or desirable to rebuild, repair or restore the Special Facilities, or (y) to such extent that, in the opinion of the Lessee, the Lessee is or will be thereby prevented from carrying on its normal operations at the Special Facilities for a period of six consecutive months.

    (b) The Lessee shall direct the Authority and the Trustee in writing as to which of the ways specified in this Section the Lessee elects to have the condemnation award applied. Any balance of the Net Proceeds of the award in such eminent domain proceedings in an amount necessary to redeem the then Outstanding Bonds shall be paid into the Bond Fund. If the Bonds have been fully paid (or provision for payment thereof has been made in accordance with the provisions of the Indenture), all Net Proceeds will be apportioned between the Authority and the Lessee, with the Authority receiving the same portion of such proceeds as the then expired portion of the Agreement term bears to the term of the Agreement, plus ten (10) years, and the Lessee receiving the balance, provided, however, that if any Bonds have been previously redeemed or provision for their payment has been made pursuant to Subsection 304(d) of the Indenture, prior to any such apportionment the Lessee shall receive Net Proceeds in an amount

(determined on the date of the receipt of such Net Proceeds) that would have been necessary to redeem such Bonds to the next practicable redemption date, but not less than the actual amount paid by the Lessee.

    (c) Any moneys held by the Trustee under the provisions of the preceding paragraph shall, at the written request of the Lessee, be invested or reinvested by the Trustee in Investment Obligations in accordance with the provisions of the Indenture. The Lessee shall forthwith pay to the Trustee the amount of any net losses with respect to principal on such investments.

    (d) Within this Section 1102, "Net Proceeds" means the gross proceeds derived from the condemnation award with respect to which that term is used after payment of all expenses (including attorney's expenses and any extraordinary expenses of the Trustee) incurred in connection with the collection of such gross proceeds.

    (e) The Authority shall cooperate fully with the Lessee in the handling and conduct of any prospective or pending condemnation proceedings with respect to the Special Facilities or any part thereof and will, to the extent it may lawfully do so, permit the Lessee to litigate in any such proceedings in the name and behalf of the Authority. In no event will the Authority voluntarily settle, or consent to the settlement of, any prospective or pending condemnation proceeding with respect to the Special Facilities or any part thereof without the written consent of the Lessee.

    Section 1103. DESTRUCTION OR CONDEMNATION OF EXCLUDED PERSONAL PROPERTY OR LESSEE IMPROVEMENTS. The Lessee shall also be entitled to the net proceeds of any insurance or condemnation award or portion thereof made for damages to or takings of the Excluded Personal Property or any portion thereof, the Lessee Improvements or any portion thereof, as well as any portion of the Leased Premises that at one time was Lessee Improvements.

    Section 1104. TAKING OR CONDEMNATION BY THE AUTHORITY. In the event the Authority requires the Facilities for expansion, improvement, development of the Airport or in the event the Authority exercises its right of condemnation or eminent domain with respect to all or substantially all of the Facilities for the purposes set forth in Section 801 hereof, the Authority reserves the right, on six (6) months notice, to relocate or replace the Facilities in substantially similar form at another comparable location on the Airport. The Authority shall identify the comparable location by appending to this Agreement revised Exhibits A and B and adjust the ground rental with respect thereto as provided in Subsection 501(c) hereof. The new location shall constitute thereafter the Land and the facilities or improvements located thereon shall constitute the Facilities for purposes of this Agreement. The relocation of the Facilities shall be at no cost to the Lessee and the new Facilities must be ready for occupancy by the Lessee prior to the date of required relocation.

    If the Authority complies with the provisions of this Section, such remedies shall be in lieu of any remedies the Lessee may have pursuant to law or equity with respect to the actions taken by the Authority in condemning or relocating the Facilities.

    Section 1105. DESTRUCTION OR CONDEMNATION OF LEASED PREMISES OTHER THAN SPECIAL FACILITIES OR FORMER LESSEE IMPROVEMENTS. The Lessee shall direct the Authority to apply the net proceeds of any insurance or condemnation award (other than condemnation by the Authority) or any portion thereof made for damages or takings of Leased Premises (other than Special Facilities or former Lessee Improvements) to restore such Leased Premises to substantially the same condition as existed prior to such damage or condemnation or acquire, by construction or otherwise, other improvements of similar character suitable for the Lessee's operations. To the extent that such net proceeds are insufficient to effect the foregoing, the Lessee shall: (i) pay all costs in excess of the net proceeds required for such redemption; (ii) develop Plans and Specifications which can accomplish such restoration with the net proceeds available therefor; or (iii) terminate this Agreement with respect to those Leased Premises condemned or destroyed, in which case, such net proceeds shall be retained by the Authority. Any excess net proceeds shall be retained by the Authority.

                                   ARTICLE XII

                                ADDITIONAL BONDS

    Section 1201. ADDITIONAL BONDS. If the Lessee is not in default hereunder, the Authority will, on request of the Lessee, from time to time, use its best efforts to issue pursuant to the Indenture the amount of Additional Bonds specified by the Lessee to provide funds to pay or to reimburse the Lessee for costs incurred by the Lessee for any one or more of the following: (a) the costs of completing the Special Facilities, (b) the costs of the issuance and sale of the Additional Bonds and other costs reasonably related to the financing as shall be agreed upon by the Lessee and the Authority and (c) the refunding of Outstanding Bonds; provided that:

         (i) the terms of such Additional Bonds, the purchase price to be paid therefor, and the manner in which the proceeds therefrom are to be disbursed, shall have been approved in writing by the Lessee;

         (ii) the Lessee and the Authority shall have entered into a Supplemental Agreement to provide for additional rent in an amount at least sufficient to pay principal of, interest, and premium, if any, on the Additional Bonds when due;

         (iii) the Authority shall have otherwise complied with the provisions of the Indenture with respect to the issuance of such Additional Bonds; and

         (iv) the Lessee shall provide to the Trustee an opinion of Bond Counsel to the effect that the issuance of such Additional Bonds shall not adversely affect the exemption from gross income for federal income tax purposes of interest on the Outstanding Tax Exempt Bonds.

                                  ARTICLE XIII

                     TERMINATION OF AGREEMENT BY THE LESSEE

     Section 1301. TERMINATION BY THE LESSEE. So long as no Bonds remain Outstanding under the Indenture, the Lessee may terminate this Agreement and terminate its obligations hereunder at any time that the Lessee is not in default in the payment of ground rentals and other amounts payable to the Authority hereunder by giving the Authority sixty (60) days advance written notice to be served as hereinafter provided, and by surrender of the Leased Premises, upon or after the happening of any one of the following events:

    (a) The issuance by any court of competent jurisdiction of an injunction in any way preventing or restraining the use of the Airport, so as to substantially affect the Lessee's use of the system at the Airport, and the remaining in force of such injunction for a period of at least ninety (90) days; provided, however, that such injunction is not due solely to the Lessee's violation of this Agreement.

    (b) Failure by the Authority to observe and perform any covenant, condition or agreement on its part to be observed or performed, for a period of sixty (60) days after written notice to the Authority, specifying such failure and requesting that it be remedied, given to the Authority by the Lessee, unless the Lessee shall agree in writing to an extension of such time prior to its expiration. If a failure under this Subsection is such that it cannot be corrected within the applicable period, the Lessee shall not terminate this Agreement if corrective action is instituted by the Authority within the applicable period and diligently pursued until the failure is corrected.

    (c) The assumption by the United States Government or any authorized agency thereof of the operation, control, or use of the Airport or the Facilities, or any substantial part or parts thereof, in a manner which substantially restricts the Lessee for a period of at least ninety (90) days from full use of the Facilities.

    The provisions of this Section 1301 shall be subject to the provisions of
Section 1806 hereof.

                                   ARTICLE XIV

                                EVENTS OF DEFAULT

    Section 1401.  EVENTS OF DEFAULT.  The following shall constitute Events of
Default:

    (a) the failure to pay any installment of rent then due (with interest) under Section 501 hereof within thirty (30) days after receipt by the Lessee of written notice to pay such rent;

    (b) the failure of the Lessee to pay any installment of Special Facilities Rentals pursuant to Section 502 hereof when due;

    (c) the filing by the Lessee of a voluntary petition in bankruptcy or the making of an assignment of all or any part of the Lessee's assets for the benefit of creditors;

    (d) the adjudication of the Lessee as a bankrupt pursuant to any involuntary bankruptcy proceedings;

    (e) the taking of jurisdiction by a court of competent jurisdiction of the Lessee or its assets pursuant to proceedings brought under the provisions of any Federal reorganization act;

    (f) the: (i) appointment of a receiver or a trustee of the Lessee's assets by a court of competent jurisdiction or (ii) the filing of an involuntary petition in bankruptcy and, in each case, the failure of the Lessee within ninety (90) days to dismiss the same or reach a voluntary agreement with Lessee's creditors;

    (g) (i) failure by the Lessee to observe and perform any covenant, condition or agreement on its part to be observed or performed pursuant to Sections 201 or 611 hereof, or (ii) any violation of a Federal Aviation Administration or United States Department of Transportation regulation that (A) deprives the Authority of the use of or the power to operate all or a portion of the Airport or (B) prevents the Authority from obtaining an airport development grant in aid from the United States Government, where such occurrence set forth in (i) or (ii) shall continue for a period of sixty (60) days after written notice to the Lessee specifying such failure and requesting that it be remedied, given to the Lessee by the Authority, unless the Authority shall agree in writing to an extension of such time prior to its expiration. If a failure under this Subsection is such that it cannot be corrected within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Lessee within the applicable period and diligently pursued until the failure is corrected; or

    (h) (i) failure by the Lessee to observe and perform any covenant, condition or agreement on its part to be observed or performed, other than as referred to in Subsections (a) through (g) above, for a period of sixty (60) days after written notice to the Lessee, specifying such failure and requesting that it be remedied, given to the Lessee by the Authority, unless the Authority shall agree in writing to an extension of such time prior to its expiration. If a failure under this Subsection is such that it cannot be corrected within the applicable period, it shall not constitute an Event of Default if corrective action is instituted by the Lessee within the applicable period and diligently pursued until the failure is corrected, or (ii) election of the Authority to declare an Event of Default as provided in Subsection 605(e) hereof.

    The provisions of Subsections (g) and (h) shall be subject to the provisions of Section 1806 hereof.

    Section 1402. REMEDIES OF THE TRUSTEE FOR CERTAIN EVENTS OF DEFAULT. Upon the occurrence of any Event of Default described in Subsections 1401(b)-(f), the Trustee may in its discretion and shall upon the direction of the Owners of at least twenty-five percent (25%) of the principal amount of Bonds Outstanding, join in or separately initiate whatever action at law or in equity as may appear necessary or desirable to collect the Special Facilities Rentals due and owing and any other amounts then due to the Trustee under this Agreement. No waiver by the Authority of an Event of Default described in Subsections 1401 (b)-(f) shall adversely affect the Trustee's rights under this Section 1402.

    Section 1403.  REMEDIES OF THE AUTHORITY ON DEFAULT.

    (a) If any Event of Default shall have occurred, the Authority may, in its own name and for its own account, without impairing the ability of the Authority to pursue any other remedy provided for in this Agreement or now or hereafter existing at law or in equity or by statute, institute such action against the Lessee as may appear necessary or desirable to collect such rentals and any other amounts then due under this Agreement, or to enforce performance and observance of such covenant, condition or obligation of the Lessee hereunder, or to recover damages for the Lessee's nonpayment, non-performance or non-observance of the same.

    (b) Upon the occurrence of any Event of Default described in Subsections 1401(a) or (c)-(g), the Authority may (i) by giving the Lessee written notice upon the occurrence of any Event of Default described in Subsections 1401(a) and
(g) and without giving the Lessee notice upon the occurrence of an Event of Default described in Subsections 1401(c)-(f), declare this Agreement to be terminated, except for the Lessee's continuing obligation pursuant to Subsection 1404(a) hereof to make payments due hereunder, (ii) exclude the Lessee from possession of the Leased Premises and reenter the same; and (iii) take whatever action at law or in equity as may appear necessary or desirable to collect the rentals and any other amounts then due, to enforce performance and observance of any covenant, condition or obligation of the Lessee hereunder, or to recover damages for the Lessee's non-payment, nonperformance or non-observance of the same; provided that the Authority shall be required to mitigate its damages to the extent required by law and Subsection 1404(b) hereof.

    (c) The Lessee shall pay all of the Authority's reasonable fees and expenses, including reasonable attorneys' fees, in enforcing any covenant to be observed by the Lessee or pursuing any remedy upon an Event of Default. Such amounts shall for all purposes of this Agreement be considered additional rent due under Section 501 hereof.

     Section 1404.  THE LESSEE TO REMAIN LIABLE FOR PAYMENTS; RELETTING.

    (a) Notwithstanding the exercise by the Authority of its remedies pursuant to Section 1403 hereof or the exercise by the Trustee of its remedies pursuant to Section 1402 hereof or the Indenture, the Lessee shall continue to be liable for the payment of all rentals payable under Article V hereof and other amounts payable under this Agreement and the Lessee shall make such payments at the same times and in the same manner as provided in this Agreement, except as provided in Subsection 1404(b) hereof.

    (b) Whether or not any Bonds are Outstanding, the Authority shall use reasonable efforts to relet the Leased Premises for the maximum rental it may reasonably obtain, provided, however, that the Authority shall have no obligation to relet the Leased Premises to any person who will not use the Leased Premises for aviation related purposes requiring airfield access. Any such rentals received prior to the stated termination date of this Agreement shall be applied first to the payment of expenses incurred by the Authority in connection with such reletting, second, to the payment of the ground rent that would have been due to the Authority had this Agreement not been terminated, third to the Lessee in an amount equal to the sum of the principal amount of the Bonds Outstanding on the date of such termination and the principal amount and any premium paid on Bonds no longer Outstanding, and fourth to the Authority. All such rentals paid to the Authority after the stated termination date of this Agreement should be retained by the Authority.

    Section 1405. DISPOSITION OF EXCLUDED PERSONAL PROPERTY. If there shall remain any Excluded Personal Property upon the Authority's reentry of the Leased Premises, the Authority may, but without any obligation to do so, remove such property and hold it for the Lessee and the Lessee shall reimburse the Authority for any expense incurred by the Authority in connection with such removal and storage of such property. The Authority shall have the right to sell or rent such Excluded Personal Property; provided that it shall give to the Lessee not less than thirty (30) days' prior written notice that it intends to conduct such a sale or rental. The proceeds of such sale or letting shall be applied first, to the cost of such sale, second, to the payment of the charges for storage, third, to the payment of any other amounts which may then be due from the Lessee to the Authority under this Agreement, except Sections 502 hereof, fourth, so long as any Bonds are Outstanding, to the payment, redemption, purchase in the open market or defeasance of such Bonds, and the balance, if any, shall be paid to the Lessee.

    Section 1406. NO REMEDY EXCLUSIVE. No remedy herein conferred upon the Authority is intended to be exclusive of any other available remedy or remedies, and each such remedy shall be cumulative and shall be in addition to every other remedy given under this Agreement or now or hereafter existing at law or in equity or by statute. No delay or omission to exercise any right or power accruing upon any default granted under this Agreement shall impair any right or power or shall be construed to be a waiver thereof, and any such right or power may be exercised from time to time and as often as may be deemed expedient, and the exercise of any one right or remedy shall not impair the right of the Authority to any or all other remedies under this Agreement.

    Section 1407. NO ADDITIONAL WAIVER IMPLIED BY ONE WAIVER; CONSENTS TO WAIVER. The waiver of either party of any breach by the other party of any covenant, condition or obligation under this Agreement shall not operate as a waiver of any subsequent breach of the same or a waiver of any breach of any other covenant, condition or obligation under this Agreement, nor shall any forbearance by the non-defaulting party not breaching to seek a remedy for any breach by the other party be a waiver by such non-defaulting party not breaching any of its rights and remedies with respect to such breach or any subsequent breach of the same or with respect to any other breach.

    Section 1408. SUSPENSION OF AGREEMENT. During the time of war or national emergency, the Authority shall have the right to lease the landing area or any part thereof to the United States Government for military use. If any such lease is executed, any provisions of this instrument which are inconsistent with the provisions of the lease to the Government shall be suspended; provided that the term of this Agreement shall be extended by the amount of the period of suspension; provided that such shall not affect the Lessee's obligations to pay Special Facilities Rentals pursuant to Section 502 and provided that the Authority obtains an opinion of Bond Counsel that such extension does not affect the exemption from gross income of interest on the Series 1994 Bonds for federal income tax purposes.

    Section 1409. DELAY NOT A WAIVER. No delay or omission by the Authority of the exercise of any right or power accruing upon any Event of Default shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or any acquiescence therein, and every power or remedy given by this Agreement to the Authority may be exercised from time to time and as often as may be deemed expedient. The Authority may waive any Event of Default which in its opinion has been remedied before the entry of final judgment or decree in any suit, action or proceeding instituted by it under the provisions of this Agreement or before the completion of the enforcement of any other remedies under this Agreement. No such waiver shall extend to or affect any other existing or subsequent Event of Default or impair any rights or remedies consequent thereon.

                                   ARTICLE XV

                            DEFAULT BY THE AUTHORITY

    Section 1501. DEFAULT BY THE AUTHORITY; REMEDIES OF THE LESSEE. The Authority shall in no event be in default in the performance of any of its obligations hereunder unless and until the Authority shall have failed to perform such obligation within thirty (30) days, or such additional time as is reasonably required in the opinion of the Lessee and the Trustee, to correct any such default, after notice by the Lessee to the Authority and, so long as any of the Bonds are outstanding, to the Trustee, properly specifying wherein the Authority has failed to perform any such obligation; but, so long as any of the Bonds are Outstanding, neither the occurrence nor existence of any default by the Authority shall relieve the Lessee of any of its obligations hereunder, including, without limitation, its obligation to pay Special Facilities Rentals under Section 502 hereunder or to provide insurance under Sections 902 and 903 hereof; provided, however, the Lessee may institute such action against the Authority as the Lessee may deem necessary to compel performance or recover its damages for non-performance. The Lessee shall have the right, to the extent permitted by law, to perform the obligations of the Authority hereunder if the Authority does not so perform and any costs associated therewith and not reimbursed by the Authority, shall be abated against the ground rental payable under this Agreement. The Lessee shall have the right in addition to instituting any such action, to terminate this Agreement upon sixty (60) days' notice to the Authority and the Trustee, and upon payment to the Trustee of that amount which, together with any monies available for that purpose under the provisions of the Indenture, will be sufficient to pay or redeem, or provide for such payment or redemption of, the Bonds then Outstanding on the first practicable retirement or redemption date thereof, including principal, premium, if any, and interest to the redemption date, this Agreement shall forthwith cease and determine and the parties hereto shall be released and discharged of and from all further obligations hereunder, without prejudice, however, to any claim which may have accrued prior thereto in favor of either party against the other.

                                   ARTICLE XVI

                             RIGHTS UPON TERMINATION

    Section 1601. FIXED IMPROVEMENTS. It is the intent of this Agreement that the Leased Premises shall be and remain the property of the Authority during the entire term of this Agreement and thereafter.

    Section 1602. EXCLUDED PERSONAL PROPERTY. Upon termination of this Agreement, the Lessee shall remove all Excluded Personal Property from the Leased Premises within thirty (30) days (or such longer period as shall be reasonably necessary) after the effective date of the termination and make all necessary or appropriate repairs to the Leased Premises resulting from such removal so as to restore the Leased Premises to proper operating condition, ordinary wear and tear and damage by casualty or condemnation excepted. If the Lessee fails to remove all or any portion of the Excluded Personal Property, the Authority may thereafter elect to remove the Excluded Personal Property (or any part thereof) at the Lessee's expense or elect to deem such Excluded Personal Property or any part thereof as abandoned by the Lessee to the Authority.

                                  ARTICLE XVII

                            ASSIGNMENT AND SUBLETTING

    Section 1701. SUCCESSORS AND ASSIGNMENTS. Except as provided in Section 611 hereof, but subject to the provisions of Section 1703 hereof, the Lessee shall not assign this Agreement or any part thereof in any manner whatsoever or assign any of the privileges recited herein without the prior written consent of the Authority. Such consent shall not be unreasonably withheld, having in mind the particular requirements of the Authority in maintaining its public service air transportation facilities. No such consent shall be granted unless the Leased Premises shall be continued to be used for aviation related purposes requiring airfield access. In the event of such assignment, the Lessee shall remain liable to the Authority for the remainder of the term of the Agreement to pay to the Authority or the Trustee the rentals provided for in Sections 501 and 502 hereof and to otherwise comply with the provisions of the Agreement for the term of this Agreement and the Lessee's assignee shall agree to comply with the applicable provisions of this Agreement. Said assignee shall not further assign its interest in this Agreement except with the prior written approval of the Authority and the Lessee; and any assignment by the Lessee shall contain a clause to this effect. Any assignment in violation of this Section 1701 shall be void.

    Section 1702. SUBLETTING. Except as otherwise provided herein, but subject to the provisions of Section 1703 hereof, the Lessee shall not sublease or permit any part of the Leased Premises to be occupied by others without the prior written consent of the Authority. No such consent shall be granted unless the Leased Premises shall be continued to be used for aviation related purposes requiring airfield access. Such consent shall not be unreasonably withheld, having in mind the particular requirements of the Authority in maintaining its public service air transportation facilities. In the event of such sublease, the Lessee shall remain liable to the Authority and the Trustee for the remainder of the term of this Agreement to pay to the Authority and the Trustee the rentals provided for in Section 501 and 502 hereof and to otherwise comply with the provisions of this Agreement for the term of this Agreement and the sublessee shall agree to comply with the applicable provisions of this Agreement. Said sublessee shall not further sublease its interest in this Agreement except with the prior written approval of the Authority and the Lessee; and any sublease shall contain a clause to this effect. Any subletting in violation of this Section 1702 shall be void.

    Section 1703. OPINION OF BOND COUNSEL REQUIRED. No assignment of this Agreement or sublease of the Special Facilities will be effective unless, in the opinion of Bond Counsel delivered to the Trustee, such assignment or sublease will not adversely affect the exclusion from gross income for federal income tax purposes of the interest on any Tax Exempt Bonds received by any Owner.

                                  ARTICLE XVIII

                               GENERAL PROVISIONS

    Section 1801. NON-INTERFERENCE WITH OPERATION OF AIRPORT. The Lessee, by accepting this Agreement, expressly agrees for itself and its successors and assigns that it will not make use of the Leased Premises in any manner which might interfere with the landing and taking off of aircraft at the Airport or otherwise constitute a hazard. In the event the aforesaid covenant is breached, the Authority reserves the right to enter upon the Leased Premises and cause the abatement of such interference at the expense of the Lessee.

    The Authority shall maintain and keep in repair the Airport landing areas, including taxiways and aircraft parking apron located outside the Leased Premises and shall have the right to direct and control all activities of the Lessee in this regard.

    Section 1802. ATTORNEY'S FEES. In any action brought by any party to this Agreement or the Trustee for the enforcement of the provisions hereof, the prevailing party shall be entitled to recover interest and its reasonable attorney's fees.

    Section 1803. TAXES. The Lessee shall pay any property taxes which may be assessed against equipment, merchandise, or other personal property included in or located on the Land or other permitted portions of the Airport, including without limitation the Excluded Personal Property. The Land and Special Facilities are owned by the Authority and are exempt from ad valorem taxes. The parties recognize that the proposed use of the Land and Special Facilities is reasonably necessary to carry out the public purpose of the Authority as defined by the Act and that as such the leasehold interest of the Lessee of the Land and Special Facilities is exempt from taxation. The value of such exemption was considered in establishing the rental rates. In the event an ad valorem tax shall be levied on the leasehold interest of the Lessee in the Land and paid by the Lessee such payment shall be a credit against the ground rent due under Section 501 hereof. This credit shall be allowed only if the Lessee shall promptly forward to the Authority all notices and demands pertaining to such a tax levy and cooperate with the Authority and its attorneys in defense. Such cooperation shall include the execution of all documents, giving depositions and testimony and court appearances, including appeals. Litigation expenses of the Lessee shall not be a rent credit.

    Section 1804. LICENSE FEES AND PERMIT. The Lessee shall obtain and pay for all licenses, permits, fees or other authorization or charges as required under federal, State or local laws and regulations insofar as they are necessary to comply with the requirements of this Agreement and the privileges extended hereunder.

    Section 1805. AMENDMENTS TO THIS AGREEMENT. If at any time that Bonds are then Outstanding (including if provisions have been made for the payment thereof in accordance with the provisions of the Indenture), and the Lessee and the Authority shall wish to amend, modify, change, alter or terminate this Agreement by execution of a Supplemental Agreement, and pursuant to Article XII of the Indenture the consent of the Trustee to such Supplemental Agreement is necessary, such alteration, amendment, change, modification or termination shall become effective only upon the prior written consent of the Trustee obtained in accordance with the provisions of Article XII of the Indenture. The Lessee and the Authority specifically reserve the right to execute a Supplemental Agreement, without the consent of the Trustee, (i) to provide for additional rental payments to secure future obligations undertaken by the Authority on behalf of the Lessee, provided that such additional payments shall be payable on a parity basis or subordinate to the Special Facilities Rental, or (ii) to exclude certain Land from the Leased Premises, provided that, giving effect to such exclusion, the operating utility or productive capacity of the remaining Leased Premises is not materially less than the operating utility or productive capacity of the Leased Premises prior to such exclusion.

    Section 1806. FORCE MAJEURE. Neither the Authority nor the Lessee shall be deemed to be in breach of this Agreement and no default shall arise hereunder by reason of failure to perform any of its obligations hereunder, if, while, and to the extent that such failure is due to strikes, boycotts, labor disputes, embargoes, shortages of materials, acts of God, acts of the public enemy, acts of superior governmental authority, weather conditions, floods, riots, rebellion, sabotage, or any other circumstances for which it is not responsible, and which are not within its control. This provision shall not apply to failures by the Lessee to pay rents, fees, or other charges, or to make any other money payments required by this Agreement. This provision shall not prevent the Authority from exercising its rights upon the occurrence of an Event of Default described in Subsections 1401(a)-(f) hereof.

    Section 1807. REFERENCES TO BONDS, TRUSTEE AND THE INDENTURE INEFFECTIVE WHEN BONDS ARE NO LONGER OUTSTANDING. From and after such time as there are no longer any Bonds Outstanding, and all fees and charges of the Trustee and any paying agents for the Bonds have been paid or provided for, to their respective satisfaction, all references in this Agreement to the Bonds, the Trustee and the Indenture shall be ineffective and neither the Trustee nor the Owners of any of the Bonds shall thereafter have any rights hereunder, saving and excepting those that shall have theretofore vested.

    Section 1808. MODIFICATIONS HEREOF AND OF INDENTURE; INDENTURE SUBORDINATE TO AGREEMENT. So long as an Event of Default shall not have occurred and be continuing hereunder, the Authority will not, without the written consent of the Lessee, agree with the Trustee to effectively amend, supplement, change, modify or alter the Indenture in any manner. The Lessee shall provide the Trustee with an executed copy of any instrument altering, amending, modifying, or rescinding this Agreement. So long as no Event of Default has occurred hereunder, the Indenture shall be subordinate in all respects to the provisions of this Agreement.

    Section 1809. PARAGRAPH HEADINGS. The paragraph headings contained herein are for convenience in reference and are not intended to define or limit the scope of any provision of this Agreement.

    Section 1810. INTERPRETATIONS. This Agreement shall be interpreted in accordance with the laws of the State.

    Section 1811. NOTICES. Whenever any notice or payment is required by this Agreement to be made, given or transmitted to the parties hereto, such notice or payment shall be enclosed in an envelope with sufficient postage attached to insure delivery and deposited in the United States Mail or Federal Express Priority Overnight delivery, addressed to the Authority:

                                Airport Director
                         Indianapolis Airport Authority
                       Indianapolis International Airport
                                     Box 100
                            2500 S. High School Road
                           Indianapolis, Indiana 46241

to the Lessee to:

                    Vice President - Property and Facilities
                           Federal Express Corporation
                              2003 Corporate Avenue
                            Memphis, Tennessee  38132

to the Trustee to:

                                 NBD Bank, N.A.
                               One Indiana Square
                          Indianapolis, Indiana  46266
                        Attn:  Corporate Trust Department

or such places as either party shall by written directive designate in the manner herein provided.

    Section 1812. PARTY'S CONSENT. Whenever any provision of this Agreement requires the approval, consent or exercise of discretion of any party to this Agreement, such action shall not be unreasonably withheld, conditioned, delayed or exercised.

    Section 1813. RESTORATION OF EXISTING FACILITY. Upon the expiration or earlier termination of either this Agreement or the Amended and Restated Lease (the "Existing Lease"), dated August 20, 1993, between the Lessee and the Authority, at the direction of the Authority, the Lessee shall make such changes to the buildings, structures and improvements located on the premises described in the Existing Lease and to any of the Facilities as shall be necessary for the Authority to occupy or lease the premises of the Existing Lease or the Leased Premises as the case may be, separate from any remaining property leased to the Lessee under either the
Existing Lease or this Agreement whichever shall not then be terminating.   The
provisions of this Section 1813 shall not apply if the Lessee and the Authority enter into a new lease providing for the letting of the facilities described in the terminating Existing Lease or this Agreement whichever shall not then be terminating.

    Section 1814. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the date first above mentioned at Indianapolis, Indiana.

                                INDIANAPOLIS AIRPORT AUTHORITY


                                By:   /s/MICHAEL W. WELLS
                                      Michael W. Wells, President


                                By:   /s/ GORDON ST. ANGELO
                                      Gordon St. Angelo, Vice President


                                By:   /s/ BETTY J. JOHNSON
                                      Betty J. Johnson, Secretary


                                By:   /s/ LAWRENCE A. O'CONNOR, JR.
                                      Lawrence A. O'Connor, Jr.


                                By:   /s/ MURVIN S. ENDERS
                                      Murvin S. Enders


                                FEDERAL EXPRESS CORPORATION


                                By:   /s/GILBERT MOOK
                                Title:  Vice President Properties and Facilities



Date of Execution:  10-26-94


     This instrument prepared by Philip C. Genetos, Esq., Ice Miller Donadio & Ryan, One American Square, Box 82001, Indianapolis, Indiana 46282-0002.

                                    EXHIBIT A

                              Property Description


                                  PARKING LAND

     A part of the Southeast quarter of Section 26, Township 15 North, Range 2 East, Decatur Township, Marion County, Indiana, described as follows:

    Commencing at a bronze disk found at the Northeast corner of the Southeast quarter of said Section 26; thence South 00 degrees 04 minutes 04 seconds East (all bearings are based on the Indiana State Plane Coordinate system, East Zone (NAD83)) along the East line of said Southeast quarter 1338.76 feet to the Southeast corner of the North half of said Southeast quarter; thence South 89 degrees 09 minutes 40 seconds West along the South line of said North half,
320.01 feet to the Point of Beginning; thence continuing along said South line, South 89 degrees 09 minutes 40 seconds West 1002.51 feet to the Southwest corner of the Northeast quarter of the Southeast quarter of Section 26; thence South 89 degrees 09 minutes 40 seconds West along the South line of the Northwest quarter of the Southeast Quarter of Section 26, 104.00 feet; thence South 00 degrees 17 minutes 09 seconds East 516.09 feet; thence South 89 degrees 08 minutes 35 seconds West 93.42 feet; thence South 00 degrees 49 minutes 43 seconds East
83.11 feet; thence South 89 degrees 09 minutes 40 seconds West 665.24 feet; thence North 00 degrees 50 minutes 20 seconds West 1220.21 feet; thence North 89 degrees 09 minutes 40 seconds East 2138.52 feet to the West line of High School Road; thence South 00 degrees 04 minutes 04 seconds East along said West line
487.45 feet; thence South 89 degrees 09 minutes 40 seconds West 260.00 feet; thence South 00 degrees 04 minutes 04 seconds East 133.60 feet to the Point of Beginning. Containing 39.91785 acres, or 1,738,822 square feet, of land, more or less.



               [This portion of the page intentionally left blank]

                                  PRIMARY LAND

     A part of Section 26, Township 15 North, Range 2 East, Decatur Township, Marion County, Indiana, described as follows:

    Commencing at a bronze disk found at the Southeast corner of the Northeast quarter of said Section 26; thence North 00 degrees 11 minutes 02 seconds West (all bearings are based on the Indiana State Plane Coordinate system, East Zone (NAD83)) along the East line of said Northeast quarter 384.43 feet to the Point of Beginning; thence South 83 degrees 26 minutes 05 seconds West 1347.35 feet; thence South 63 degrees 52 minutes 43 seconds West 381.02 feet; thence South 55 degrees 41 minutes 47 seconds West 65.22 feet; thence South 07 degrees 35 minutes 44 seconds East 342.34 feet; thence South 82 degrees 22 minutes 11 seconds West 647.59 feet to the beginning of a curve concave southerly having a central angle of 28 degrees 03 minutes 52 seconds, a radius of 1986.84 feet and whose chord bears South 68 degrees 20 minutes 42 seconds West 963.49 feet; thence westerly along said curve to the left an arc distance of 973.19 feet; thence North 37 degrees 16 minutes 18 seconds West 80.20 feet; thence South 52 degrees 59 minutes 41 seconds West 163.02 feet; thence South 37 degrees 16 minutes 18 seconds East 80.20 feet; thence South 52 degrees 43 minutes 42 seconds West 1421.56 feet; thence North 45 degrees 03 minutes 18 seconds West 1038.57 feet; thence North 44 degrees 56 minutes 42 seconds East 2638.12 feet; thence North 64 degrees 58 minutes 06 seconds East 364.41 feet; thence North 44 degrees 56 minutes 42 seconds East 261.80 feet; thence South 45 degrees 03 minutes 18 seconds East 535.34 feet; thence North 44 degrees 56 minutes 42 seconds East 321.00 feet; thence South 45 degrees 03 minutes 18 seconds East
300.82 feet; thence North 44 degrees 56 minutes 42 seconds East 494.35 feet; thence South 45 degrees 03 minutes 18 seconds East 673.93 feet; thence North 44 degrees 56 minutes 42 seconds East 1234.77 feet; thence South 45 degrees 03 minutes 18 seconds East 458.28 feet; thence South 00 degrees 11 minutes 02 seconds East 902.48 feet to the Point of Beginning. Containing 145.84 acres, or 6,352,790 square feet, of land, more or less.




                 [This portion of page intentionally left blank]

                               PARKING OPTION LAND

     A part of the Southwest Quarter of Section 26 and part of the Southeast Quarter of Section 26, Township 15 North, Range 2 East, Decatur Township, Marion County, Indiana described as follows:

    Commencing at the Southeast Corner of the Southwest Quarter of Section 26, Township 15 North, Range 2 East; thence North 00 degrees 30 minutes 14 seconds West (all bearings are based on the Indiana State Plane Coordinate system, East Zone (NAD83)) 670.29 feet along the East Line of said Southwest Quarter to the Southeast Corner of the North Half of the South Half of said Southwest Quarter and the POINT OF BEGINNING of this description; thence South 89 degrees 29 minutes 26 seconds West along the South Line of the North Half of the South Half of said Southwest Quarter, 660.00 feet; thence South 00 degrees 30 minutes 15 seconds East to the South line of said Section 26 a distance of 669.03 feet; thence South 89 degrees 35 minutes 59 seconds West along said South line 1051.51 feet; thence North 00 degrees 36 minutes 21 seconds West 15.00 feet; thence South 89 degrees 35 minutes 59 seconds West 102.72 feet to a corner of the right-of- way created with the Interstate 70 right-of-way plans; thence the following four courses with said right-of-way for Interstate 70: (1) North 79 degrees 05 minutes 19 seconds West 101.97 feet; (2) North 84 degrees 22 minutes 54 seconds West 583.66 feet; (3) North 52 degrees 44 minutes 11 seconds East 2447.30 feet to the beginning of a curve to the right having a central angle of 28 degrees 22 minutes 03 seconds, a radius of 2176.83 feet, and whose chord bears North 66 degrees 55 minutes 12 seconds East 1066.79 feet; (4) thence northeasterly 1077.77 feet along said curve; thence South 00 degrees 50 minutes 20 seconds East 1230.84 feet; thence North 89 degrees 09 minutes 40 seconds East
665.24 feet to the western line of a 2.349 acre tract of land described in instrument #90 93290 in the office of the Recorder of Marion County, Indiana, the next two courses are along the boundary of said 2.349 acre tract of land;
(1) South 00 degrees 49 minutes 43 seconds East 441.88 feet; (2) thence North 89 degrees 08 minutes 35 seconds East 192.46 feet to the southeastern corner of said 2.349 acre tract of land on the East Line of the West Half of said Southeast Quarter which is along the southwestern corner of a 6.092 acre tract of land described in instrument #90 120938 in said Recorder's office; thence North 89 degrees 08 minutes 35 seconds East 505.46 feet along the southern boundary of said 6.092 acre tract of land to its southeastern corner on the western line of the 80-foot wide ingress and egress easement described in an INGRESS AND EGRESS EASEMENT AGREEMENT recorded as instrument #92 106542 in said Recorder's office; thence South 00 degrees 17 minutes 09 seconds East 298.38 feet to the South Line of said Southeast Quarter; thence South 89 degrees 07 minutes 09 seconds West 1822.89 feet along the South Line of said Southeast Quarter to the Southeast Corner of the Southwest Quarter of Section 26; thence North 00 degrees 30 minutes 14 seconds West 220.00 parallel with the West Line of said Southeast Quarter; thence North 89 degrees 07 minutes 09 seconds East
203.00 feet parallel with the South Line of said Southeast Quarter; thence North 00 degrees 30 minutes 14 seconds West 102.00 feet parallel with the West Line of said Southeast Quarter; thence South 89 degrees 07 minutes 09 seconds West
203.00 feet parallel with the South Line of said Southeast Quarter to the West Line of said Southeast Quarter and the East Line of said Southwest Quarter; thence North 00 degrees 30 minutes 14 seconds West 348.29 feet along the East Line of said Southwest Quarter to the Point of Beginning. Containing 83.22238 acres, or 3,625,167 square feet, of land, more or less.




               [This portion of the page intentionally left blank]

                                    EXHIBIT B

                               Special Facilities

     The Special Facilities, which will be financed from the proceeds of the sale of the Series 1994 Bonds, will consist of an automated sort system, five buildings, an aircraft ramp with underground utility services, fueling/glycol distribution systems, an employee parking lot, equipment staging area and an expansion of the Company's existing facilities at the Airport and may include other structures, improvements and equipment permitted by the Act and the Code.

                                    EXHIBIT C

                                 INSURANCE FORM

                                 (Requirements)

- --------------------------------------------------------------------------------


                              DESCRIPTIVE SCHEDULE
- --------------------------------------------------------------------------------


                                                  LIMITS OF LIABILITY
     KIND OF INSURANCE                            OF NOT LESS THAN
     -----------------                            ----------------

          ------------------------------------------------------------


     Aircraft Liability:                               $120,000,000

          Single Limit (PL, PD & PASS)
          ------------------------------------------------------------


     Public Liability:                                 $120,000,000

          Single Limit (Bodily Injury,
             Death, Property Damage)
          - Premises/Operations
          - Contractual Liability
          - Independent Contractors
          - Products/Completed Operations
          - Personal Injury

          ------------------------------------------------------------


     Automobile                                        $2,000,000

          ------------------------------------------------------------




     Workers Compensation                              As required by law

                                 EXHIBIT D

                           Minimum Standards for
                  Installation of Aircraft Fueling System

                    Indianapolis
                    International
                    Airport











                    Minimum Standards
                    for Installation of
                    Aircraft Fueling Systems

                    Indianapolis Airport Authority




                    January, 1992



                    HNTB

                    HOWARD NEEDLES TAMMEN & BERGENDOFF
                    ARCHITECTS ENGINEERS PLANNERS

                    MINIMUM STANDARDS FOR INSTALLATION
                        OF AIRCRAFT FUELING SYSTEMS




                    INDIANAPOLIS INTERNATIONAL AIRPORT






                               Prepared for:

                      INDIANAPOLIS AIRPORT AUTHORITY

                             TABLE OF CONTENTS




                                                                      PAGE

     I.          INTENT                                               1

     II.         REGULATORY REQUIREMENTS                              2

     III.        STORAGE                                              3

     IV.         MATERIALS                                            5

     V.          SPILL MANAGEMENT                                     5

     Vl.         LEAKING MONITORING                                   7

     VII.        SAFETY                                               7

     VIII.       OPERATIONS PLANS                                     9

     IX.         REVIEW PROCESS                                       9

     X.          PUBLIC APPROVALS                                     15

     XI.         CONSTRUCTION                                         15

     XII.        PERIODIC INSPECTIONS                                 16

     XIII.       INSURANCE                                            17

                             TABLE OF CONTENTS
                                (continued)



     I.        APPENDIX A       INSTALLATION OF UNDERGROUND STORAGE
                                TANKS AND PIPING

     II.       APPENDIX B       STRUCTURAL AND IMPROVEMENT LOCATION
                                PERMIT APPLICATION

     III.      APPENDIX C       APPLICATION FOR WORK PERMIT

     IV.       APPENDIX D       METROPOLITAN PLAN COMMISSION ORDINANCE

     V.        APPENDIX E       RESOLUTION NO. 9-1990

I.   INTENT

     A.   Introductory

          These standards implement the Indianapolis Airport Authority Fuel and Hazardous Liquid Policy adopted by the Board of Directors as Resolution No 9-1990 on June 20, 1990. The standards stated are minimum standards.

          These standards are to be followed in the design and installation of new aircraft fueling facilities. If conflicting requirements are set forth by applicable codes or regulations, the most stringent requirements shall apply.

          It is important that design of facilities be entrusted to those engineers with a thorough knowledge of the handling of hydrocarbon fuels and the specific requirements of aircraft refueling.

     B.   Storage Location

          Location of fuel storage facilities requires careful consideration. Factors to be taken into consideration shall include safety, flight patterns, ground movements of aircraft traffic, accessibility of roads, location of storm and sanitary sewers, proximity of fire protection, proximity of property lines and buildings, geotechnical information, future expansion of the airport, and aesthetics.

     C.   Environment

          The design of the fuel facilities will be controlled by the effects on the environment, such as air, water, or soil. Protection shall be provided to meet applicable codes and standards including need for vapor balance and oil\water separators where applicable.

II.  REGULATORY REQUIREMENTS

     A.   All standards shall be the latest edition.


     B. Installation shall meet the requirements of FAA Advisory Circular 150/5230-4. Aircraft Fuel Storage/Handling and Dispensing on Airports.


     C. Installation shall meet the requirements of the following NFPA requirements:

               NFPA 407         Standard for Aircraft Servicing
               NFPA 30          Flammable and Combustible Liquids Code
               NFPA 70          National Electric Code
               NFPA 78          Lighting Protection Code
               NFPA 77          Static Electricity
               NFPA 415         Aircraft Fueling Ramp Drainage


     D.   Installation shall meet the requirements of the Indiana
          Flammable Liquids Code 675, IAC 22-2.


     E. Installation shall meet the requirements of 40 CFR 280 and 281 stated in "Underground Storage Tanks - Environmental Protection Agency Regulations."


     F. Installation shall meet the requirements of 150/5320-5B "Airport Drainage" for spill containment design.


     G. Installation of above ground tanks shall meet the requirements of 40 CFR 112 "Oil Pollution Prevention - Environmental
          Protection Agency Regulations."

     H. lnstallation shall meet the requirements of the following bulletins published by the American Petroleum Institute.

                Bulletin 650       Welded Steel Tanks for Oil Storage

                Bulletin 1500      Storage and Handling of Aviation Fuel
                                   at Airports

                Bulletin 1523      Fueling Turbine-Powered Aircraft

                Bulletin 1542      Aircraft Equipment, Marking for Fuel
                                   Identification

                Bulletin 1581      Specification and Qualifications
                                   Procedures for Aviation Jet Fuel Filter
                                   Separators

                Bulletin 1800      Corrosion Control

                Bulletin RP2003    Recommend Practice for Protection
                                   Against Ignitions Arising Out of
                                   Static, Lightning, and Stray Currents

     I. Installation shall meet the design guidelines stated in "Development Guidelines for Airside and Corporate Village," published by the Indianapolis Airport Authority.

III. STORAGE

     A.   General

          1.   All fuel shall be stored in aboveground tanks.

          2. The use of underground storage tanks will only be permitted if extenuating circumstances prohibit the use of aboveground tanks. Special permission of the Indianapolis Airport Authority must be obtained. If approval is granted, the installation must comply with the requirements indicated in Appendix A.

          3. Location of unloading facilities for the delivery of fuel to the storage tanks shall be so arranged that the delivery tank truck does not enter the secure area of the airport. Under no circumstances will unauthorized vehicles or personnel be allowed on the airport grounds.

     B.   Tank Capacities

          1. Fuel shall be stored in tanks with a maximum capacity of 20,000 gallons in any one tank.

          2. Where the aggregate fuel storage capacity for any lessee at a location exceeds 100,000 gallons, the concept shall be reviewed and approved by the Indianapolis Airport Authority prior to beginning design.

     C.   Tank Capacities

          1. All above ground tanks for the storage of fuel shall be constructed of steel, in accordance with the requirement of U.L. 142 for horizontal tanks or APl 650 for vertical tanks.

          2. Tanks shall have constructed around and under them a secondary containment system. If dikes are used, they shall conform to NFPA 30. The secondary containment system including the area under the tanks shall be impervious to the fuels stored. In addition, any part of tanks that rest on or in the soil shall be coated and cathodically protected for a minimum or 30 years life. The cathodic protection design, installation and tests shall be supervised by corrosion professionals.

IV.  MATERIALS

     A.   Piping

          1. All piping shall be located aboveground, or located underground in double wall containment piping with an approved leak detection system.

          2. All piping shall be designed for the maximum pressures that can be encountered and be compatible with materials used.

          3. All piping shall be designed to withstand physical abuse and fire.

          4. All piping shall be capable of withstanding ultraviolet radiation.

     B.   Miscellaneous Materials

     1.   All materials shall be designed for the handling of fuels.

     2. All materials shall bear the seal of a recognized national testing organization.

V.   SPILL MANAGEMENT

     A.   Spill Prevention

          1. All fueling systems shall have safety devices to prevent the accidental discharge of fuel.

          2. Systems shall incorporate dead man controls into the normal operation of the fueling system.

     B.   Spill Containment

          1. Area around the tank truck unloading shall be diked and/or sloped to contain any leakage.

          2. Area around filters, pumps, etc. that have a tendency to leak or that require periodic maintenance where fuel can discharge from the system shall be diked and/or sloped to contain any leakage.

          3. Stormwater `from areas where containment is required shall be directed to an oil/water separator where any oil or hydrocarbons in the stormwater shall be separated and contained.

          4. Capacity of containment vessel shall be adequate to hold the largest volume of a tank truck that is used to deliver fuel to the site and/or used at the site.

          5. Alarms shall be provided to indicate that a spill has occurred and that the containment vessel can no longer accept the full volume of an additional accidental discharge.

     C.   Overflow Control

          1. Alarms shall be provided on each storage tank to indicate when the tank is filled to 90% and 95% of capacity as required by regulations.

          2. A separate alarm and control shall be provided on each storage tank to stop the filling operation and isolate the storage tank prior to the tank being filled beyond its capacity.

          3. A report of any accidental discharge of fuel shall be sent to the Indianapolis Airport Authority within 24 hours of the spill. Report shall indicate the amount of the spill, the cause of the spill, and what corrective action has been taken.

VI.  LEAK MONITORING

     A. A weekly visual inspection shall be made by the lessee's qualified personnel to detect the presence of any accidental discharge from the system.

     B. Lessee shall report to the Indianapolis Airport Authority in writing within 24 hours whenever any leaks have been detected, the cause of the leak and the action taken.

     C. An alarm system shall be operable twenty-four hours a day with indication in the lessee's facility with visual indication to the Indianapolis Airport Authority police and fire dispatch.

VII. SAFETY

     A.   Fire Protection

          1. Aircraft fueling systems shall be located so as not to endanger building and public access in the event of a fire.

          2. Water/foam spray monitors shall be provided for all storage tank installations where tanks are located within 50 feet of the property line or 100 feet of an important building or a property line that can be built on.

          3. Provisions shall be made for adequate access to water supplies for use in fire fighting.

          4. Fire extinguishers shall be provided at all dispensing and unloading stations.

          5. Static electricity control on delivery systems and equipment shall meet the requirements of U.L.

     B.   Inspection

          1. Final inspection by the Indiana Fire Prevention and Building Safety shall be made prior to any fuel being placed in the system.

          2. The Indianapolis Airport Authority shall inspect and approve the installation prior to any fuel being placed in the system.

          3. Written documentation of all required approvals shall be submitted to the Indianapolis Airport Authority.

     C.   Testing

          1. All tanks shall be pressure tested in accordance with the appropriate codes and regulations.

          2. All piping shall be pressure tested in accordance with the appropriate codes and regulations.

          3.   All electrical equipment shall be U.L. listed.

          4. Copies of all test reports shall be submitted to the Indianapolis Airport Authority.

          5. All containment piping and vessels shall be pressure tested after installation in accordance with the manufacturer's recommendations but at a pressure of not less than 1.5 times the design pressure.


     D.   Miscellaneous Requirements

          1. Area lighting shall be provided for the safe operation of the system at night.

          2. Provisions shall be made for disposal of samples, waste fuel or recoverable fuel in compliance with applicable regulations.

          3. Where aboveground tanks and/or piping can be isolated, adequate provisions shall be made to relive the pressure developed due to temperature variations within the system. If pressure relief valves are used, they shall discharge to a containment area.

VIII. OPERATION PLANS

      A. A spill prevention control and countermeasure (SPCC) plan shall be prepared in accordance with Federal Regulations before the facility is in operation with a copy of the plan provided to the Indianapolis Airport Authority two months prior to operation.

      B. A Standard Operating Procedure (SOP) shall be provided for use by fuel handling personnel. This shall be prepared following guidelines in FAA AC150/5230-4 paragraphs 16 and 17. A copy of this shall be provided to the Indianapolis Airport Authority one month prior to the facility being in operation.

IX.  REVIEW PROCESS

     Approvals Mandatory

     Signed plan approval by the Indianapolis Airport Authority is required prior to the undertaking of any site improvements, construction or installation, including clearing, grading, paving, signs, structures, landscaping, building additions or alterations and subdivisions. Review should also be coordinated with state and local agencies to include the Indiana Department of Fire and Building Services and the Indianapolis Department of Metropolitan Development.

     Following is the step-by-step process required by the Indianapolis Airport Authority for obtaining approvals for any new building project:

     A.   Obtain a Lease Agreement with the Indianapolis Airport Authority.

     B. Application for the Indianapolis Airport Authority Improvement Location Permit. See Appendix B.

     C. Schematic/preliminary review and approval of project by the Indianapolis Airport Authority.

     D. Final approval by Airport Authority Board of final plans and specifications.

     E. Submittal and approval of building project construction documents and Marion County review process.

     F. Issuance of Work Permit by the Indianapolis Airport Authority. See Appendix C.

Copies of required Indianapolis Airport Authority forms are in the Appendix of this document and are available at the office of the Indianapolis Airport Authority.

Two-Step Process

Plans shall be submitted to the Airport Authority at the completion of the following stages of planning and design:

     A.   Schematic/Preliminary

          1. Plans of proposed aircraft fueling system shall be submitted for review to the Indianapolis Airport Authority at the preliminary design phase. Signed approval shall be obtained prior to proceeding with final design.

     B.   Construction Documents

          At each stage the following elements will be considered:

          1.   Site Plan
          2.   Building Design (if required)
          3.   Landscaping
          4.   Signage

          i.   Proposed easements

          j.   Site drainage

          k.   Grades, existing and proposed

          l.   Truck loading and service areas

          m. Developed area in square feet as a percentage of total lease area

          n.   Fencing and security plan, if applicable

     B.   Building Design, if required for pumping processes

          1.   Elevations, in color or with color samples

          2.   Perspective rendering (optional)

          3.   Building materials

          4. Description of proposed operation and estimate of maximum number of employees.

     C.   Signage

          1. In accordance with the requirements of the State of Indiana and the FAA.

D.   Construction Documents Approval

At the second review, engineering, architectural, site development and landscape working drawings and specifications shall be submitted to The Indianapolis Airport Authority for review. Three sets of plans shall be submitted for review. One set of plans with Airport comments will be returned for update and correction. Three sets of construction plans plus original marked up preliminary plans shall be returned for Airport Authority review. In addition, samples of all exterior material of texture and color shall be submitted for review and approval. A sample panel of exterior materials may be required. Approval will be granted or a set of plans returned to the lessee for revision. Plans shall be submitted to the Indianapolis Airport Authority for final review at least thirty (30) days prior to submission for the Improvement Location Permit and Building Permit required by Marion County. This will allow for a thirty (30) day review and approval, or disapproval process. If the Indianapolis Airport Authority does not approve the final plans and specifications within the thirty (30) day time period, they are to be deemed disapproved. Upon completion of the final design, the plans and specifications for the aircraft fueling system shall be submitted to the Indiana Fire Prevention and Building Services for approval.

E.   As-Built Drawings

Within thirty (30) days following completion of the initial construction and any subsequent additions, alterations or improvements, Lessee shall present to the Indianapolis Airport Authority a complete set of reproducible (mylars) "record" drawings. This submittal shall include a copy of the specifications and shop drawings. As built drawings shall be mylar reproducible copies. In addition, complete specifications including all amendments and changes issued during construction shall be included. The exterior site and utilities as built drawings shall also be provided in IAA AutoCAD Drawing File Standards format on computer disks.

F.   Basis for Approval

Review and approval shall be based on standards set forth in this Minimum Standards. Plans shall be reviewed not only for the quality of the specific proposal, but also for the development's effect and impact on its neighbors and on the general surroundings. Evaluation shall be made of spatial relationships among buildings and between buildings and other surrounding elements.

With the intent of minimizing detrimental visual impact, careful concern will be given to location and treatment of utility and service facilities.

Site ingress and egress may be limited to permit efficient flow of traffic on abutting streets.

G.   Interpretation and Waiver

The Indianapolis Airport Authority's interest in reviewing the above items is to assure that a high quality of compatible development and safety is consistently achieved. When questions of judgment or interpretation arise, the decision of the Indianapolis Airport Authority is final. All issues not covered specifically by these Minimum Standards will be resolved by the Airport Authority on a case-by-case basis.

In order to meet special situations which may not be foreseen, it will be desirable from time to time for the Airport Authority to allow variances of certain requirements. Any variance granted is made with the welfare of the overall development in mind and is not to be considered precedent setting.

XI.  CONSTRUCTION

Construction activity shall commence after the review process and public approvals are completed. Proper submittal of construction schedules and coordination with the Indianapolis Airport Authority shall be completed, during, and prior to the start of activity. Periodic meetings shall be set as required by the Indianapolis Airport Authority and the lessee to install a fueling system to coordinate the construction and minimize problems to the existing facility operations.

     A. Upon completion of the final design, the plans and specifications for the aircraft fueling system shall be submitted to the Indiana Fire Prevention and Building Services for approval.

     B. Submit application for air, waste water and fuel storage tank permits as applicable to governing county, state and/or federal agencies.

     C. Upon approval of the Indiana Fire Prevention and Building Safety and other governing county, state and/or federal agencies, the plans and specifications shall be submitted to the Indianapolis Airport Authority for approval. No work shall commence until signed approval by the Indianapolis Airport Authority has been obtained.

     D. Submit proof to the Indianapolis Airport Authority that the fuel system installer has been properly trained in the installation of such systems. Submit this information to the Indianapolis Airport Authority prior to commencement of installation.

     E. If removal of existing storage tanks or other utilities are required, obtain necessary permits and comply with applicable regulations.

XII. PERIODIC INSPECTIONS

     A. All tanks and piping shall be inspected annually to ensure the system is operating satisfactorily .

     B. Inspections shall be made by an independent organization that is qualified to make the inspections and is acceptable to the Indianapolis Airport Authority.

     C. Results of inspections in the form of a report shall be submitted to the Indianapolis Airport Authority within 20 days of the inspection.

     D. Any failure of the aircraft fueling system shall be corrected within 10 days of the date of the inspection or the system shutdown and all fuel removed from the system.

     E. If the fuel has been removed from the system, the lessee shall submit documentation of what corrective action has been taken and obtain written authorization from the Indianapolis Airport Authority before fuel is to be placed in the system.

                                APPENDIX A

                                APPENDIX A


                              INSTALLATION OF
                         UNDERGROUND STORAGE TANKS
                                AND PIPING


Where it has been determined by the Indianapolis Airport Authority that underground storage tanks and/or piping can be used for an aircraft fueling system, the system shall be designed to meet these additional minimum criteria.

     A.   Underground Tanks

          1. Underground storage tanks shall be designed, constructed, and installed in accordance with the requirements of Federal Underground Storage Tank (UST) Regulations.

          2. Underground storage tanks shall be a 30-year warranted, U.L. approved fiberglass reinforced plastic (FRP) tank, a 30-year limited warranty steel tank constructed in accordance with requirements of the Steel Tank Institute's sti-P3 standards or approved FRP laminated steel tank constructed in accordance with Underwriters Laboratory 58.

          3. All tanks shall be of 360 degree double wall construction with all connections installed in manholes so that, in the event of a leak, all fuel is contained by the double wall containment vessel.

          4. Cathodic protection shall be installed for all ferrous metal tanks. Design, installation and testing of cathodic protection system shall be performed by experienced and qualified personnel. Satisfactory proof of experience and certification shall be provided to IAA.

          5. Tanks shall be installed in accordance with the manufacturer's instructions.

          6. All underground tanks shall be installed with an approved anchoring method so designed to prevent the movement of an empty tank upon encountering a high water table.


     B.   Underground Piping

          1. All piping under ground shall be of double wall construction. The containment pipe shall be designed for the same pressures as the carrier pipe or measures taken so that the containment pipe will not be subjected to pressures greater than its pressure rating.

          2.   All underground piping shall have cathodic protection.

     C.   Leak Detection

          1. Leak detection and alarm system shall be provided on all underground piping and underground tanks.

          2. Leak detection, system shall continuously monitor the underground piping and tanks for the presence of water and hydrocarbon fuels.

          3. Upon detection of a leak, the alarm shall be indicated in the lessee's facility and a visual indication to Indianapolis Airport Authority, police and fire dispatch.

                                APPENDIX B

            STRUCTURAL & IMPROVEMENT LOCATION PERMIT APPLICATION     Appendix B


A.          LOCATION OF IMPROVEMENT
   AIRPORT    Indianapolis International     Mt. Comfort      Eagle Creek
              Metropolitan                   Speedway         Heliport

   ADDRESS OF   _______________________________________________________________
   IMPROVEMENT  Number           Street                 City          Zip Code

B.              AIRPORT TENANT INFORMATION

   NAME         _______________________________________________________________
                Lessee that has agreement with Airport Authority

   ADDRESS      _______________________________________________________________
                Number           Street                    City       Zip Code

   LEASE DATE   ______________________ Telephone # of Lessee __________________

   USE    Is the proposed improvement permitted:

          1.  In the designated area of the airport layout plan?  _____   _____
                                                                   YES      NO
          2.  In the Lease Agreement cited above?                 _____   _____
                                                                   YES      NO

   COST   Estimated cost of improvements $_____________________________________

       THE LESSEE HAS AUTHORIZED THE UNDERSIGNED TO SECURE THE IMPROVEMENT LOCATION PERMIT. INFORMATION CONTAINED ON THIS FORM AND ON THE SECURED PLOT PLAN IS COMPLETE AND ACCURATE. I UNDERSTAND THAT APPROVAL OF A PERMIT GRANTED UNDER THIS FORM DOES NOT ALLEVIATE' THE NEED TO COMPLY WITH APPLICABLE TERMS AND CONDITIONS OF THE LEASE AGREEMENT DATED ABOVE, INCLUDIGN SUBMITTAL FOR APPROVAL BY THE BOARD OF FINAL PLANS AND SPECIFICATIONS FOR THIS IMPROVEMENT, AND OBTAINING THE APPLICABLE PERMITS OR APPROVALS REQUIRED BY CITY/COUNTY ORDINANCES OR STATE LAW.

                                         __________________________________
                                         Lessee

                                         __________________________________
                                         Title

                                         __________________________________
                                         Phone Number

    - - - - - - - AIRPORT USE ONLY BELOW THIS LINE - - - - - - - - - -

C. IAA Permit #                             _______________________________
   (1) DOT Driveway Permit #                _______________________________
   (1) DPW (Drainage) Permit #              _______________________________
   County Permit #                          _______________________________
   State Building Commission Approval       _______________________________
   Sewer ____________________Septic System  _______________________________


                                                APPROVED        WAIVED(2)
 Proposed use ___________________________    _____________     ____________
 Building and right-of-way setbacks          _____________     ____________
 Maximum height  _____________________MSL    _____________     ____________
 Lease area ______________________ sq. ft.   _____________     ____________
 Developed area sq. ft. ______________ %     _____________     ____________
 Drainage & Sediment Control Plan 24-1800    _____________     ____________
 Utility locations and connections           _____________     ____________
 Security Plan                               _____________     ____________
 Site Plan and Survey                        _____________     ____________
 Sign location and size                      _____________     ____________
 FAA Notice of Construction (Form 7460       _____________     ____________


Remarks: __________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

                                  APPROVED ________________________________

                                  _________________________________________
                                  Daniel C. Orcutt, Executive Director
(1)  Manon County only
(2)  List separately reasons and date Board waiver given.

                                APPENDIX C

                                                                    Appendix C


                                   APPLICATION FOR WORK PERMIT
                                   ---------------------------

                                   DATE_______________________

      Indianapolis Airport Authority - Indianapolis International Airport

                                          EXECUTIVE DIRECTOR - DANIEL C. ORCUTT
ORGANIZATION REQUESTING PERMIT________________INDIANAPOLIS, INDIANA 46241-(317)
                                              248-9594  CABLE WORLDPORT -
                                              INDIANAPOLIS

STREET ADDRESS OR P.O. BOX #___________________________________________________

CITY______________________________,STATE______________ZIP______________________

PHONE (INCLUDING AREA CODE)____________________________________________________

PERSON TO CONTACT WITH QUESTIONS________________________PHONE__________________

LOCATION OF PROPOSED WORK______________________________________________________

COMPLETE DESCRIPTION OF PROPOSED WORK__________________________________________

_______________________________________________________________________________

_______________________________ESTIMATED COST $________________________________

CONTRACTOR/VENDOR_____________________________PHONE____________________________

ADDRESS____________________________CITY_______________, STATE______ZIP_________

PROPOSED START DATE________________ESTIMATED COMPLETION________________________

- -------------------------DO NOT WRITE BELOW THIS LINE--------------------------
PLANS SUBMITTED_________________PROOF OF INS___________________
SPECS SUBMITTED_________________OTHER__________________________
                                        APPROVED       DISAPPROVED      DATE

EXECUTIVE DIRECTOR-------------------- __________      ____________   _________
MANAGING DIRECTOR ADMINISTRATION-------__________      ____________   _________
MANAGING DIRECTOR OPERATIONS-----------__________      ____________   _________
DIRECTOR PLANNING & DEVELOPMENT--------__________      ____________   _________
DIRECTOR BUILDING OPERATIONS-----------__________      ____________   _________
DIRECTOR AIRFIELD MAINTENANCE----------__________      ____________   _________

APPROVED_____RESUBMIT AS DIRECTED_______DENIED______PERMIT NO._________________

SIGNED________________________________________________DATE_____________________

RESTRICTIONS, IF ANY___________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________

_______________________________________________________________________________
BOARD MEMBERS: JOHN M. VAUGHAN - GORDON ST. ANGELO - CECIL D. ROSS -
                  PRESIDENT        VICE PRESIDENT      SECRETARY
               LAWRENCE A. O'CONNOR, JR.- JAMES L. TUOHY
                        MEMBER                 MEMBER

                                APPENDIX D

                                                                Appendix D
                                   METROPOLITAN PLAN COMMISSION
                                   DOCKET NO. 61-A0-4

                                 ORDINANCE

BE IT ORDAINED by the Marion County Council of Marion County, Indiana, that Marion County Council Ordinance No. 8-1957, adopted by The Marion County Council on March 28, 1957, and subsequently amended pursuant to
Section 85 of Chapter 283 of the Indiana General Assembly for 1955, as amended, and all zoning ordinances adopted as parts thereof, be amended by the addition of the following zoning district:

SECTION 1.00   ESTABLISHMENT OF AIRPORT SPECIAL USE DISTRICT

   AIRPORT SPECIAL USE DISTRICT, which primary zoning district shall permit the following uses:

      PUBLIC AIRPORTS municipally owned or operated, including all necessary navigation and flight operation facilities, and accessory uses including, but not limited to, terminal, storage and servicing facilities for airplanes or other aircraft, air research laboratories and other accessory uses directly related to the operation of such airport and an integral part thereof, including, but not limited to, transportation, restaurant, hotel or motel facilities and similar related services for the comfort and accommodation of air passengers and the public; - subject to the following requirements:

SECTION 2.00   AIRPORT SPECIAL USE DISTRICT REGULATIONS

   1. No use permitted in the AIRPORT SPECIAL USE DISTRICT shall cause injury or damage to adjacent land uses, property or the public health, safety or welfare. Provided, however, that compliance by such public airport with all applicable safety and operational standards and regulations of the Federal Aviation Agency and other applicable federal aviation regulatory authorities shall be deemed compliance with this sub-section's requirements, as applied to navigation and flight operational uses.

   2. All uses with the AIRPORT SPECIAL USE DISTRICT shall be served by and have access only from interior access roads located within said DISTRICT to carry vehicular traffic to and from major entrances and exits serving the airport, and designed and constructed in accordance with local street specifications of the Subdivision Control Ordinance of Marion County, Indiana, Ordinance 58-AC-13, as amended.

   3. For each use permitted within the AIRPORT SPECIAL USE DISTRICT, adequate off-street parking area with concrete or bituminous paved surface shall provided. Such parking area shall not be located within one hundred (100) feet of any boundary of the AIRPORT SPECIAL USE DISTRICT, unless a compact hedge or row of shrubbery of at least four (4) feet in height is provided between such parking area and District boundary. In no case shall such parking area be located closer to a District boundary than ten (10) feet.

   4. No building or structure, or part thereof, shall be located within one hundred (100) feet of any boundary of the AIRPORT SPECIAL USE DISTRICT, and such one hundred (100) foot buffer area shall be maintained in turf, plant material or as off-street parking area, as provided in sub-section (3) above.

   5. Prior to improvement location permit issuance for any building or structure within the AIRPORT SPECIAL USE DISTRICT, the plot or site plan for such building or structure, in conformity with all applicable zoning requirements, shall be filed with the Metropolitan Planning Department of Marion County, Indiana.

SECTION 3.00   ZONING MAPS DESIGNATION

BE IT FURTHER ORDAINED that all land within said district shall be designated upon the applicable zoning maps (adopted as a part of said zoning ordinances and Ordinance No. 8-1957) by the symbol "A" superimposed in the approximate geographic center of such district, the boundaries of which district to be designated and outlined by a dashed line.

BE IT FURTHER ORDAINED that an emergency exists for the passage of this ordinance, and that the same shall be in full force and effect from and after this date.




                                           Beurt R. SerVaas
                                        ------------------------------

                                           Ronald E. Bingman
                                        ------------------------------

                                           Wm. A. Brown
                                        ------------------------------

                                           H. Norris Cottingham
                                        ------------------------------

                                           James A. Buck
                                        ------------------------------

                                           Edwin J. Koch
                                        ------------------------------

                                          THE MARION COUNTY COUNCIL OF
                                           MARION COUNTY, INDIANA


Date:          January 7, 1963
          ----------------------------

Attest:        John T. Sutton by Charlotte Newman, Deputy
          -----------------------------------------------
               AUDITOR OF MARION COUNTY, INDIANA

                                APPENDIX E

                                                                Appendix E

                           RESOLUTION NO. 9-1990

     WHEREAS, there are 82 underground hazardous liquid storage tanks on Indianapolis International Airport with a total capacity of 921,000 gallons of active underground storage; and

     WHEREAS, 850,000 gallons of hazardous liquid storage are stored in one (1) above-ground tank; and

     WHEREAS, there are federal, state, and local agencies involved in the regulation of the handling and storage of hazardous liquids which regulation imposes potential liability upon Authority as landowner for the acts or omissions of its tenants with respect to environmental impairment; and

     WHEREAS, the Indianapolis Airport Authority requested the
Indianapolis Center for Advanced Research, Inc., to prepare recommendations on the Storage of Hazardous Liquids at Authority's airports; and

     WHEREAS, the Indianapolis Center for Advanced Research, Inc., has recommended that hazardous liquids be stored in as few geologically suitable locations as possible and that hazardous liquid storage and dispensing systems provide for leak detection and secondary containment; and, that hazardous liquid storage and dispensing systems be designed to minimize the total length of underground piping; and

     WHEREAS, the Indianapolis Airport Authority has developed a fuel and other hazardous liquid storage and dispensing policy to minimize its liability exposure for environmental impairment:

     NOW, THEREFORE, BE IT RESOLVED by the Board of the Indianapolis Airport Authority to adopt the following fuel and hazardous liquid policy:

                     FUEL AND HAZARDOUS LIQUID POLICY

     A. Tenant fuel storage and fueling systems shall be limited to common carriers and fixed-based operators and owners of corporate hangars.

     B. Fuel storage and fueling systems shall be located only in those areas that are geologically suitable for natural containment of leaks.

     C. Fuel storage and fueling systems shall be limited to above-ground installations unless space or critical safety requirements require underground installation.

     D. Fuel storage and fueling systems shall be designed to minimize total length of underground piping. All piping shall provide secondary containment.

     E. Fuel and other hazardous liquids shall be stored in as few different locations on the airport as possible. Fuel and other underground hazardous storage tanks shall not exceed 20,000 gallons in capacity.

     F. All fuel and other hazardous liquid storage and dispensing systems, either above ground or underground, shall provide for adequate secondary containment and for automated leak detection as approved by Authority and in compliance with all Federal, State, and local ordinances, rules and regulations.

     G. Tenant operating fuel storage and other hazardous liquid storage and dispensing systems shall comply with minimum insurance requirements as established by Federal or State law, which bonds and insurance shall designate Authority as an additional insured.

     H. Tenant's compliance with Federal, State and local laws or regulations shall be monitored by Authority by inspection and receipt of a copy of any report received by Tenant which may be issued by any Federal, State, or local agency charged with enforcement of regulatory standards for fuel or other hazardous liquid storage or dispensing equipment with respect to Tenant's compliance or non-compliance with such regulatory standards. Strict compliance with all environmental regulations by Tenant shall be required.

     I. The Staff is authorized to develop such procedures to implement the foregoing policy.

     Adopted this 22nd day of June, 1990.

INDIANAPOLIS AIRPORT AUTHORITY

/s/ JOHN M. VAUGHAN
John M. Vaughan, President


/s/ GORDON ST. ANGELO
Gordon St. Angelo, Vice President


/s/ LAWRENCE A. O'CONNOR, JR.
Lawrence A. O'Connor, Jr., Secretary


/s/ JAMES L. TUONY
James L. Tuony, Member


/s/ BETTY J. JOHNSON
Betty J. Johnson, Member

                                 EXHIBIT E

                        Development Guidelines for
                       Airside and Corporate Village

                                   INDIANAPOLIS
                                   INTERNATIONAL
                                   AIRPORT





                                   DEVELOPMENT GUIDELINES
                                   FOR
                                   AIRSIDE AND CORPORATE VILLAGE

                                   INDIANAPOLIS AIRPORT AUTHORITY





                                   SEPTEMBER 1990


                                   HOWARD NEEDLES TAMMEN & BERGENDOFF
                                   ARCHlTECTS ENGINEERS PLANNERS

                             TABLE OF CONTENTS


                                                                      PAGE

INTENT                                                                  1

INTRODUCTION                                                            2

REVIEW PROCESS                                                          4

PUBLIC APPROVALS                                                        8

LAND USE RESTRICTIONS                                                   9

SITE DEVELOPMENT STANDARDS                                             10

BUILDING DESIGN                                                        23

UTILITY AND SERVICE REQUIREMENTS                                       25

SIGNAGE AND GRAPHIC REQUIREMENTS                                       26

SITE LIGHTING REQUIREMENTS                                             29

LANDSCAPE REQUIREMENTS                                                 32

IRRIGATION                                                             38

OTHER REQUIREMENTS                                                     39



APPENDIX

     A.   Structural & Improvement Location Permit Application        A-1

     B.   Request for Work Permit                                     B-1

     C.   FAA Form 7460                                               C-1

     D.   Ordinance                                                   D-1

     E.   Approved Plant List                                         E-1

                              LIST OF FIGURES

     FIGURES                                                          PAGE


        1           Site Location Map                                    3

        2           Site Development Criteria - Plan                    11

        3           Site Development Criteria - Section                 12

        4           Standard Curb Detail                                14

        5           Parking Lot Layout                                  15

        6           Standard Handicap Parking Space                     16

        7           Fence Detail                                        21

        8           Fence Gate Detail                                   22

        9           Building Identification Sign                        27

       10           Lighted Bollard Detail                              30

       11           Unlighted Bollard Detail                            31

       12           Parking Lot Planting                                34

       13           Parking Lot Island Planting                         35

       14           Sideyard Landscape Treatment                        36

       15           Mounding and Mound Planting                         37

INTENT


All improvements constructed on the Airside and Corporate Village property are subject to the standards and requirements set forth in this document for the following purposes:

     a. to establish aesthetic values designed to complement and benefit all Airside and Corporate Village facilities;

     b. to develop the Airside and Corporate Village with a park-like character ensuring it is a continuing asset to the Indianapolis Metropolitan area and to the State of Indiana;

     c. to ensure proper, desirable use and appropriate development and improvement of each site within the airport;

     d. to protect lessees and/or tenants of buildings against improper and undesirable use of surrounding building sites which will depreciate the value of their properties;

     e. to guard against the erection of structures built of improper or unsuitable materials:

     f. to encourage the erection of attractive improvements with appropriate locations on building sites;

     g. to ensure and maintain proper setbacks from streets, highways, and adequate open spaces between structures which will ensure a park-like character;

     h. in general, to provide for high quality of improvements of said property;

     i. to protect the health, safety and welfare of the community utilizing these facilities;

     j.  to conserve natural resources inherent in said property.

INTRODUCTION


This document outlines the Indianapolis Airport Authority's developmental guidelines associated with the Airside and Corporate Village. Full compliance will be expected except in those cases where the provisions are not applicable. Any deviations from the regulations outlined herein must be approved by the Airport Authority. Authority reserves the right to make periodic inspections to ensure compliance with these provisions and to initiate appropriate corrective measures.

The developmental guidelines, while generally designed to promote the harmonious aesthetics and appropriate development of the Properties as a whole as well as specific Parcels, may differ in content and applications depending on the approved use for a Parcel. Such development parameters for the Properties common to all Parcels may appear herein but may not be applicable to the specific Parcel hereby leased.

Prospective lessees are encouraged to review and understand the criteria established within these developmental guidelines. Inquiries are advised to prevent needless and costly delays.

                                                     Figure 1
                                                     Site
                                                     Location
                                                     Map

                                                     HNTB

REVIEW PROCESS


APPROVALS MANDATORY

Signed plan approval by the Indianapolis Airport Authority is required prior to the undertaking of any site improvements, construction or installation, including clearing, grading, paving, signs, structures, landscaping, building additions or alterations, and subdivisions. Review should also be coordinated with state and local agencies to include the Indiana Department of Fire and Building Services and the Indianapolis Department of Metropolitan Development.

Following is the step-by-step process required by the Indianapolis Airport Authority for obtaining approvals for any new building project:

     1.   Obtain a Lease Agreement with Indianapolis Airport Authority.

     2. Application for Indianapolis Airport Authority Improvement Location Permit. See Appendix A.

     3. Schematic/preliminary review and approval of project with Indianapolis Airport Authority.

     4. Final approval by Airport Authority Board of final plans and specifications.

     5. Submittal and approval of project construction documents and Marion County review process.

     6.   Issuance of Work Permit by Indianapolis Airport Authority. See
          Appendix B.

Copies of required Indianapolis Airport Authority forms are in the Appendix of this document and are available at the office of the Indianapolis Airport Authority.

TWO-STEP PROCESS

Plans must be submitted to the Airport Authority at the completion of the following stages of planning and design:

     1.   Schematic/Preliminary

     2.   Construction Documents

At each stage the following elements will be considered:

     1.   Site Plan

     2.   Building Design

     3.   Landscaping

     4.   Signage

1.   PRELIMINARY APPROVAL

     At the initial or schematic/preliminary review, three (3) sets of plans will be submitted to include:

     a.   SITE PLAN

          (1) Site location including certified plat and legal description described from Airport Authority monumentation system and the establishment of state plane coordinates for all lease corners
          (2) Site topographic survey in accordance with Indiana Administrative Code, Title 864, Article 1.1, Chapter 13
          (3)  Building location, orientation, overall dimensions
          (4)  Setbacks
          (5)  Pedestrian and vehicular circulation
          (6) Landscape areas including quantity, location and type, i.e., ornamental tree or shrub, evergreen tree or shrub, deciduous tree or shrub, groundcover, annuals or perennials
          (7)  Site lighting plan
          (8)  Connections to existing utility lines
          (9)  Proposed easements
          (10) Site drainage
          (11) Grades, existing and proposed
          (12) Number and location of employee and guest parking
          (13) Truck loading and service areas
          (14) Developed area in square feet as a percentage of total lease area
          (15) Fencing and security plan, if applicable
          (16) FAA Form 7460, "Notice of Construction"

     b.   BUILDING DESIGN

          (1)  Elevations, in color or with color samples
          (2)  Perspective rendering (optional)
          (3)  Building materials
          (4) Description of proposed operation and estimate of maximum number of employees

     c.   SIGNAGE

2.   CONSTRUCTION DOCUMENTS APPROVAL

     At the second review, engineering, architectural, site development and landscape working drawings and specifications will be submitted for review. Three sets of construction plans plus original marked up preliminary plans will be returned for Airport Authority review. In addition, samples of all exterior material of texture and color will be submitted for review and approval. A sample panel of exterior materials may be required. Approval will be granted or a set of plans returned to the lessee for revision. Plans will be submitted to Airport Authority for final review at least thirty (30) days prior to submission for the Improvement Location Permit and Building Permit required by Marion County. This will allow for a thirty (30) day review and approval, or disapproval, process. If the Airport Authority does not approve the final plans and specifications within the thirty (30) day time period, they are to be deemed disapproved.

3.   AS-BUILT DRAWINGS

     Within thirty (30) days following completion of the initial construction and any subsequent additions, alterations or improvements, lessee shall present to Authority a complete set of reproducible (mylars) "record" drawings. This submittal will include a copy of the specifications and shop drawings. In addition, this information will be presented on a computer diskette, using the AutoCAD format.

BASIS FOR APPROVAL

Review and approval will be based on standards set forth in these Development Guidelines. Plans will be reviewed not only for the quality of the specific proposal, but also for the development's effect and impact on its neighbors and on the general surroundings. Evaluation will be made of spatial relationships among buildings and between buildings and other surrounding elements.

With the intent of minimizing detrimental visual impact, careful concern will be given to location and treatment of utility and service facilities.

Site ingress and egress may be limited to permit efficient flow of traffic on abutting streets.

INTERPRETATION AND WAIVER

The Airport Authority's interest in reviewing the above items is to assure that a high quality of compatible development is consistently achieved. When questions of judgment or interpretation arise, the decision of the Airport Authority is final. All issues not covered specifically by these Development Guidelines will be resolved by the Airport Authority on a case-by-case basis.

In order to meet special situations which may not be foreseen, it will be desirable from time to time for the Airport Authority to allow variances of certain requirements. Any variance granted is made with the welfare of the overall development in mind and is not to be considered precedent setting.

PUBLIC APPROVALS


All pertinent requirements of public agencies must be adhered to in the development of this property, and all plans must be routed through the typical permits procedures for the City of Indianapolis and State of Indiana, i.e., drainage, improvement location, driveway, building, etc. Prior to development, each lessee must verify the current code requirements as they may be amended. These Development Guidelines may be more restrictive than local land use, site development standards, landscape requirements, or in other matters. In every case in which these guidelines are at variance with public agency requirements, the more restrictive regulations will govern.

LAND USE RESTRICTIONS


Permitted uses for the Airside and Corporate Village are established by the Airport Authority subject to any limitations in Ordinance 61-A0-4, as amended. See Appendix D. The Airside and Corporate Village is zoned Airport Special Use, and restrictions are as indicated in that ordinance. Certain land uses are prohibited, and they are as follows:

     -   Heavy manufacturing/industrial.

     - Storage of any hazardous animate or inanimate materials or objects.

     - Storage or transport of Class-A explosives, as defined in 49 CFR Part 107.3.

     - Storage, manipulation, or transport of any materials which would adversely affect the insurance coverage of the premises required of any tenants.

SITE DEVELOPMENT STANDARDS


1. BUILDING HEIGHT: Will be restricted in accordance with Airport requirements and FAA regulations.

2. LOT COVERAGE: Must provide yards as specified herein, and parking must respect setbacks and other criteria set forth in Figures 2 and 3. If the leased area is less than 15 acres, development shall not exceed 75% of the leased area; and if the leased area is more than 15 acres, development shall not exceed 85% of the leased area.

3. MINIMUM BUILDING SETBACK REQUIREMENTS: All yards will be as required as follows:

     a.  FRONT YARD WITH STREET FRONTAGE: 70 feet from lease line.
     b.  SIDE YARD WITH STREET FRONTAGE: 70 feet from lease line.
     c. SIDE AND REAR YARD WITHOUT STREET FRONTAGE: 50 feet from lease line.

4. MINIMUM LANDSCAPE REQUIREMENTS WITHIN BUILDING SETBACK: The basic plant materials to provide overall landscape continuity are trees, shrubbery, groundcover, and lawn. As a rule, all trees should be of the minimum size indicated on the Approved Plant List at the time of planting. See Appendix E. The basic lawn plantings will be supplemented by appropriate trees, shrubs, and groundcovers selected from the Approved Plant List also. Plants will be arranged to highlight building entries, soften and provide scale to building masses and site development. Landscape easements may be required of parcels adjacent to the entries to ensure an adequate buffer.

     a. STREET FRONTAGE: First 25 feet beyond lease line will be a landscaped area along all roadways.
     b. SIDE AND REAR YARD: First 5 feet along property line will be fully landscaped. If a parking area is located in the side or rear yards, the minimum landscaped area will be 15 feet. No landscaping is required on the taxiway side of a building.
     c. GREEN SPACE BETWEEN PARKING AND BUILDING: A minimum of 10 feet landscaped area or lawn will be provided on all sides of the building. These areas need not be uniform in shape as long as the required amount of square footage is landscaped.
     d. PARKING AND DRIVES: With the exception of entrance drives, parking and drives may not be located within any required landscaped areas.

                                                     Figure 2

                                                     Site
                                                     Development
                                                     Criteria
                                                     Plan

                                                       HNTB

Section A-A
Buildings in the Airside and Corporate Village









                                                     Figure 3

                                                     Site
                                                     Development
                                                     Criteria
                                                     Plan

                                                        HNTB

     e. SIDEWALKS: Sidewalks may be located within landscape area between pavement and building but will not occupy the entire area on any side of a building.
     f. TRUCK DOCKS AND BUILDING ENTRIES: No landscape area will be required at access points to the building.

5. VEHICULAR AND PEDESTRIAN CIRCULATION: Vehicular and pedestrian circulation within all parcel developments will be designed to function in a safe and efficient manner.

     The number of vehicular access points per site will be based upon size of development and its relationship to public health, safety, and welfare. In all instances, access points will be kept to a minimum. Curb cuts along the lease line of lots will be at least 200 feet from a street intersection and a minimum of 24 feet wide. Joint cuts may be developed to serve abutting parcels. In addition, multiple entry drives will not be located closer than 150 feet and will be aligned with other drive entries directly across and sharing the same street right-of-way. All distances will be measured from centerline to centerline. All access and entrances must be approved by the Indianapolis Airport Authority.

6. CURBS: All roads provided in the Airside and Corporate Village will have a concrete roll curb and gutter. See Figure 4. Expansion joints will be located along the curbs every 10 feet (+).
                                                    -

     It will be the responsibility of the lessee to remove the curbs for their entrance drives at expansion joints to accommodate the drive and necessary turning radii. The lessee will replace the same style of curbs up to these expansion joints. No sawcutting of curbs will be allowed. Proposed entrance drives will match existing road pavement grades, and adequate drainage will be provided by the lessee in this area.

7. PARKING: The overall parking layout will be designed to function in a safe and efficient manner in accordance with the requirements of the Indianapolis Airport Authority. Additional requirements may be added by Indianapolis Airport Authority on a case-by-case basis.

     The minimum allowable stall dimensions will be 180 square feet, 9 feet by 20 feet, with a minimum auto circulation aisle width of 24 feet adjacent to parking stalls. All parking lot striping and other markings will be white. Landscaped islands will be a minimum of 20 feet wide and provided every 15 parking spaces in an alternating pattern. See Figure 5. Parking islands along the perimeter of the parking lot will be provided every 15 parking spaces.

                                                     Figure 4

                                                     Standard
                                                     Curb &
                                                     Gutter
                                                     Detail

                                                        HNTB

                                                     Figure 5

                                                     Parking Lot
                                                     Layout

                                                     HNTB

                                                     Figure 6

                                                     Standard
                                                     Handicapped
                                                     Parking
                                                     Space

                                                     HNTB

     All separator island parking areas and drives must be curbed.

     Parking space for the physically handicapped will be provided in proximity to building entrances. The parking requirements and related curb cuts and ramps for the physically handicapped will comply with the Indiana Handicapped Accessibility Code. See Figure 6.

8.   PAVING:

     a. Parking lots, drives, roads, and areas of this category as a minimum shall consist of

          (1)  1" Hot Asphaltic Concrete Surface Type "B"
          (2)  2" Hot Asphaltic Concrete Binder
          (3)  4" Hot Asphaltic Concrete Base
               or
          (1)  1" Hot Asphaltic Concrete Surface Type "B"
          (2)  4" Hot Asphaltic Concrete Base
          (3)  8" Crushed Limestone Base with Prime Coat
          (4) Will be approved only if proper subgrade drainage is installed

     b. Service, loading, and all other paving shall consist of Portland cement that complies with the "Standard Specifications for Portland Cement," ASTM Designation C-150 (latest edition), Concrete Aggregates that conform to the "Standard Specifications for Concrete Aggregates", ASTM Designation C-33 (latest revision), Metal Reinforcement that conforms to latest ASTM Specification No. A 615, and water. Any pavement areas which are planned to receive transport aircraft or vehicles shall be designed and constructed in compliance with the Federal Aviation Administration's "Standards for Specifying Construction of Airports," AC 150-5370-10, dated October 24, 1974, and subsequent amendments. All other design criteria (for each project) shall be developed and specified by Authority.

9.   LOADING. SERVICE. AND OUTSIDE STORAGE:

     a. OFF-STREET: Each site development plan will provide sufficient on-site loading facilities to accommodate site activities. All loading movements, including turn-arounds, will be made off the right-of-way.

     b. VISIBILITY: Loading docks will be located and screened so as to minimize the visibility from any street or building entrance area. Dumpsters, trash receptacles, compactors, condensers, and like items must also be screened.

     c. SCREENING: Screening of service area dumpsters and like items may consist of an approved combination of architectural elements and materials mounds and landscaping.

     d. OUTSIDE STORAGE: No materials, supplies, or equipment will be permitted to remain outside any building.

     e. RUBBISH AND GARBAGE: Rubbish and garbage facilities will be screened so as not to be visible from any street, adjacent lot, or building entrances.

10.  SITE GRADING:

     a.   Site grading will be planned to address the following objectives:

          (1)  Satisfactory drainage of open areas.
          (2)  Minimum soil erosion and siltation.

     b. The following measures are recommended to reduce soil erosion and sediment deposits in downstream areas:

          (1)  Remove no more vegetation than necessary.
          (2) Install temporary mulching on areas to be left bare of plant material for an extended period of time.
          (3) Provide de-silting basins to remove sediment from runoff water during development.
          (4) Straw bales and other erosion control measures must be removed within 12 months of placement.
          (5)  Install permanent landscaping as soon as practical.

11. DRAINAGE AND STORM WATER MANAGEMENT: Development of Airport Authority land is intended to achieve a high degree of water management through the use of internal storm sewers. A drainage plan must be submitted for each site as part of the Preliminary Plan Review Process.

     The storm water management shall be designed in accordance with 'The Storm Water Management Plan" for Indianapolis International Airport, May 1981, by HNTB and subsequent amendments in accordance with the Department of Public Works, Marion County, Indiana.

     Swales and storm sewers are constructed to convey the storm runoff to the specified drainage basins. Easements are established to provide access to the drainage basins by all building sites.

     The major drainage easements are along the access road rights-of-way. The basic concept for individual site design is to provide storm sewers for drainage as opposed to open ditches, with downstrearn sites providing capacity for upstream sites.

12. SITE FURNISHINGS REQUIREMENTS: It is the intent that street furnishings will be coordinated throughout the Airside and Corporate Village. This section establishes the standards for the street furnishings which will include, but not limited to, benches, trash receptacles, planters, drinking fountains, and picnic tables.

     a. STREET FURNISHINGS STANDARDS AND SELECTIONS: The following are the approved styles and models for street furnishings and site furniture to be used in the Airside and Corporate Village:

            Architectural Precast, Inc.
            2021 Longwood Avenue
            P.O.Box 23110
            Columbus, Ohio 43223
            Telephone:  (614) 875-0963


          (1) BENCHES: Architectural Precast, Inc. Models: BE-8416, BE-72, BE-60, BE4816 Smooth Finish

          (2) TABLES: Architectural Precast, Inc. Models TA-8433, TA-7233, TA-6033, TA-4833 Smooth Finish

          (3)  TRASH RECEPTACLES:  Architectural Precast, Inc.
                                   Models: TR-27-RC, TR-22-S, TR-22-RC
                                   Smooth Finish

          (4)  TREE GRATES:        Neenah
                                   R8611 or approved equivalent

          Indianapolis Airport Authority retains the right to approve location of said furnishings.

     b. MAINTENANCE: All of the above street or site furnishings will be maintained in a safe and attractive manner so as to preserve the aesthetic qualities established for the Airside and Corporate Village. In the event street or site furnishings are not maintained and become in need of repair, a notice of said disrepair will be delivered to the responsible lessee. If repair is not initiated within seven (7) days, the Indianapolis Airport Authority will undertake repairs at lessee's expense.

13.  FENCING:

     a. SECURITY FENCING: Each development will have security fencing separating the taxiway and aprons from all parking areas, public access areas, and other developments. Security fencing will conform with Federal Aviation Administration "Standards for Specifying Construction of Airports," publication number Ac 150-5370-10, dated October 24, 1974, plus all subsequent amendments.

     b. ORNAMENTAL FENCING: In addition to security fencing, each development in the corporate village only will provide ornamental fencing as part of its overall development plan. Ornamental fencing will be required along all lease lines where security fencing is not required.

          Fencing material will be steel, with corrugated poles, manufactured by Fortress Fence Company, or approved equivalent. Minimum fence height will be 6 feet; fence color will be black, brown, or green; painted or polyester coated (see Figures 7 and 8).

                                                     Figure 7



                                                     Fence
                                                     Detail
                                                     Map

                                                     HNTB

                                                     Figure 8



                                                     Fence
                                                     Gate
                                                     Details

                                                     HNTB

BUILDING DESIGN

1.   INTRODUCTION:

All buildings will convey a character of high technology and quality materials. Compliance with this image will be reviewed and approved by the Indianapolis Airport Authority.

2..  DESIGN:

     a. Ancillary building areas (e.g., office areas, storage buildings, equipment rooms, etc.) will be integrated with the overall building character. There will be no noticeable attachments or appendages to the primary building, with the exception of screen walls for loading docks, dumpsters or ground-mounted mechanical equipment.

     b. Generally, there shall be no out buildings, with the exception of those requested and approved.

     c. All screen walls for such items as ground-mounted mechanical equipment, loading docks, dumpsters, etc., will be attached to the building and integrated with the overall building character.

     d. Building-mounted signage and/or "super graphics" are prohibited in the Corporate Village. Building-mounted signs are permitted in the airside development area, but the surface of any sign shall be limited to 50% or 300 square feet, whichever is less. Reference Signage and Graphic Requirements.

     e. Site lighting and loading dock lighting, building mounted or otherwise, will be shielded to eliminate glare and spillage.

3.   MATERIALS:

     a. Materials for building facades will be limited in number to three, one of which will be the predominant material.

     b. Glass will not be used as the predominant exterior wall material on any given structure.

     c. Glass will be tinted glass with an outdoor reflectance of not more than 20%.

     d. Exterior building materials not permitted include painted or stained wood, light gauge steel, aluminum or vinyl siding, metal facia or simulated materials such as plastic or metal siding, roofing tiles, or adhesive-applied brick. Preformed steel and aluminum panel systems shall be permitted upon an individual product basis by Indianapolis Airport Authority. Example exterior wall panel systems are:

          (1)  Inryco; PS; M, IW and deep-rib.
          (2)  Bally Engineered Structures; Alply System, Ballywall.
          (3) Smith Construction Products: Formwall; "V"-Panel; "B"-Panel; Varispan, "D"-Panel Systems.

     e. All materials used will reflect a high degree of quality, durability, and craftsmanship.

     f. Building coloration will consist predominantly of a neutral overall color that compliments the building's surroundings. Accent colors are encouraged and will be reviewed by Indianapolis Airport Authority along with the overall building color scheme.

4.   ROOF AND ROOF APPURTENANCES:

     a. Sloping roofs will be screened by flat parapets and sloped to interior drains. Exterior gutters and downspouts will not be permitted except on pitched roofs.

     b. All roof appurtenances projecting above the roof, such as exhaust fans, heating and air conditioning units, condensers, electrical equipment, plumbing vents and stacks, will be screened from view. Such screening may be achieved by extending exterior walls above the roof to form a parapet or through the use of other opaque walls to be constructed of materials compatible in texture, color, and quality with exterior walls of the building.

UTILITY AND SERVICE REQUIREMENTS


INTRODUCTION

This section will establish the standards pertaining to utilities and services.

LOCATION OF LINES AND CONNECTIONS

The Indianapolis Airport Authority has or will have installed underground primary feeder lines and other utility lines which the Indianapolis Airport Authority may approve for service. All utility lines will be located underground in a systematic manner. All transformers, air conditioning equipment, meters, and other necessary equipment will be screened from public view.

SECURITY

Utility lines, connections, and related functions will be designed and constructed with regard to public safety, health, and welfare.

MAINTENANCE

All of the above utility and service requirements will be maintained in a safe and attractive condition so as to preserve the aesthetic qualities established for the Airside and Corporate Village. In the event utility services are not maintained and become in need of repair, a notice of said disrepair will be delivered to the lessee. If repair is not initiated within seven (7) days, the Indianapolis Airport Authority will undertake repairs at the lessee's expense.

SIGNAGE AND GRAPHIC REQUIREMENTS

INTRODUCTION

This section will establish the guidelines for the design of signage and graphics within the Airside and Corporate Village. In general, signage and graphics will be designed with a total sense of continuity and an additional unifying element within the overall development.

Only those signs as addressed within this section will be allowed in the Airside and Corporate Village, unless otherwise approved. No sign will be erected until plans, elevations, sections, details and specifications have been reviewed and approved.

1.   OVERALL DESIGN

     a CONCEPT: All signs in the Airside and Corporate Village will be ASI 1073 or an equivalent.

     b.   MATERIAL: Fiberglass.

     c.   COLOR AND TEXTURE: Dark travertine/white graphics.

     d. FORM: Signs will be low, with horizontal wording. No vertical signs and no diagonal or vertical wording.

     e. LIGHTING: Ground-mounted building identification signs shall be internally illuminated.

     f    LANDSCAPING: If any.

2. LOCATION AND CHARACTER: A hierarchy of signs will be established as follows:

     a. SPECIAL ENTRY SIGNS: These signs will be installed by the Indianapolis Airport Authority and maintained as a part of the common area of the Airside and Corporate Village.

     b. BUILDING IDENTIFICATION SIGN: Each building in the Corporate Village, assuming one building per parcel, will have one (1) identification sign (see Figure 9). If the building houses several businesses, a building identification sign will be allowed, with additional identification for each business to be considered on an individual basis. Building-mounted signs are permitted in the airside development area, but the surface of any sign shall be limited to 5% or 300 square feet whichever is less.

                                                     Figure 9



                                                     Building
                                                     Identification
                                                     Sign

                                                     HNTB

          It is recognized that many businesses have their corporate identities expressed in signage and graphics; information allowed on the identification sign will be the name of the business and the identifying corporate symbol and colors. In no case will the corporate identity or logo occupy more than 10% of the total sign area.

     c. TEMPORARY SIGNS AND LOCATIONS: Each parcel may have one (1) sign designated for leasing or project construction identification, as applicable.

     d. OTHER SIGNS: Traffic signs such as Stop, One Way, Speed Limit, and other similar signs will be incorporated, designed, and provided by the Indianapolis Airport Authority as a part of the overall signage concept.

3. MANUFACTURING AND INSTALLATION STANDARDS: All signs will be manufactured and installed by competent professionals. Graphics will be accomplished in a professional manner. Under no circumstances will conduits, ballasts, transformers, and manufacturer labels be located within public view. Upon completion of installation, the affected construction site will be restored to a finish condition.

4. MAINTENANCE: All of the above signage requirements will be maintained in a safe and attractive condition so as to preserve the aesthetic qualities established for the Airside and Corporate Village. In the event that signage is not maintained and becomes in need of repair, a notice of said disrepair will be delivered to the lessee. If repair is not initiated within seven (7) days, the Indianapolis Airport Authority will undertake repair at the lessee's expense.

SITE LIGHTING REQUIREMENTS

INTRODUCTION

The following section will provide guidelines in reference to site lighting. The overall use of site lighting will be designed as a unifying and aesthetic element in terms of lighting fixture style and lighting levels.

LIGHTING STANDARDS AND SELECTIONS

1. CONCEPT: Site lighting is intended to be low-key. Exterior building lights may be used to accent entrances and special features. Overall high levels of light are not desired; intensity should be no greater than required for automobile and pedestrian safety. To minimize the number of lighting standards, overflow light from inside the building should be used wherever possible. Only discrete floodlighting of buildings will be permitted. All aircraft apron lighting shall be designed and constructed in accordance with the Federal Aviation Administration's "Standards for Specifying Construction of Airports," AC 150-5370-10, dated October 24, 1974, and subsequent amendments.

2. FIXTURES: Fixtures will be a height of 25 feet and located in such a manner as to minimize potential vehicular damage; lighting poles in parking lots will be located within parking medians or islands. The fixture shall be surface mounted to an appropriate concrete base flush with the existing grade. The lighting fixture will be manufactured by "Kim Lighting, Inc.", EKG501, Finish: NA-NE, or equivalent. Lamps will be 250 watt, high pressure sodium. A minimum of one-foot candle will be maintained within parking lots and along pedestrian access ways to building. All other pedestrian circulation lighting will be a minimum of 1/2-foot candle.

     Pedestrian circulation lighting will use a bollard type light unit (see Figure 10).

     Signage lighting, when utilized, will be by internal illumination.

3. MAINTENANCE: The site lighting will be maintained in a safe and attractive manner so as to preserve the aesthetic qualities established by the Airside and Corporate Village.

     In the event site lighting is not maintained and becomes in need of repair, a notice of said disrepair will be delivered to the lessee. If repair is not initiated within seven (7) days, the Indianapolis Airport Authority will undertake repairs at the lessee's expense.

                                                     Figure 10



                                                     Lighted
                                                     Bollard

                                                     HNTB

                                                     Figure 11



                                                     Unlighted
                                                     Bollard

                                                     HNTB

LANDSCAPING REQUIREMENTS

INTRODUCTION

The following section will provide guidelines for the use of plant materials within the Airside and Corporate Village.

1. DESIGN CONCEPT: The overall intention is the creation of a simple, strong landscape setting, in scale with the large buildings, wide streets and broad parking areas. This result can be achieved through the use of a limited plant palette, with skillfully arranged massing of similar plant materials, especially along street frontages and at vehicular entries. Except within internal courtyards, small scale, residential garden landscaping will not be acceptable.

2. LANDSCAPE CONTINUITY: Because a wide variety in architectural design is permitted, it is necessary that the landscape design approach be consistent in order to maintain overall visual continuity throughout the Airside and Corporate Village. All open unpaved space including, but not limited to, front, side, and rear yard setback areas will be planted and landscaped according to an approved plan.

3. PLANT MATERIAL: The basic plant materials to provide overall landscape continuity are trees, shrubbery, groundcover, and lawn. As a rule, all trees should be of the minimum size indicated on the Approved Plant List at the time of planting. See Appendix E. The basic lawn plantings will be supplemented by appropriate trees, shrubs, and groundcovers selected from the Approved Plant List also. Plants will be arranged to highlight building entries, soften and provide scale to building masses and site development. Landscape easements may be required of parcels adjacent to the entries to ensure an adequate buffer.

4. SHADE TREES: A designated shade tree will be planted at a minimum height and spread of 12 feet by 6 feet, according to the Approved Plant List.

5. INFORMAL TREE MASSING: Trees fronting a drainage basin will be planted informally. The planting scheme will be in a loose arrangement to allow views through them from buildings and roads. See Figure 14.

6. RESPONSIBILITY OF RIGHT-OF-WAY LANDSCAPING: Roadside landscaping from the road to the property lease line will be installed by the Indianapolis Airport Authority and maintained by the lessee. All landscape installation within the individual parcels is the responsibility of the lessee.

7. PARKING AREAS: Parking lot entries consist of single road or divided road driveways. Intended landscape character is shown on Figure 13. The parking lot layout requirement is shown on Figure 12.

8. SIDE YARD LANDSCAPING: Typical side yard landscaping will consist of accent framing or screening, depending on specific circumstances. See Figure 14.

     Truck access side or rear yard areas will consist of informal tree planting of approved species. A 6-foot screen on the property line is required, through the use of a combination of shrubs of approved species and mounding. See section on Loading, Service and Outside Storage for screening treatments of these areas.

9. LANDSCAPE MOUNDING: Where mounding or earth contouring is required, smooth transitions with soft natural forms are desired. See Figure 15. Trees are not to be planted directly on top of mounds in a formal straight line.

10. SUGGESTED PLANT MATERIALS: To maintain continuity and a sense of order, the Approved Plant List (Appendix D) will comply with the American National Standards Institute (ANSI) Z60.1 Nursery Stock design as established by the American Association of Nurserymen.

11. EDGING: Where mulches abutt grass areas, steel edging or an approved equivalent will be installed in order to maintain a proper materials separation. Plastic or aluminum edging will not be acceptable.

12. LANDSCAPE MAINTENANCE: Lessee will maintain, at lessee's expense, all individual parcels within the Airside and Corporate Village including, but not limited to, irrigation (if applicable), lawn mowing, tree and shrub trimming (including replacement of dead trees or shrubs), fertilization, and weed and insect control.

                                                     Figure 12



                                                     Parking Lot
                                                     Planting

                                                     HNTB

                                                     Figure 13



                                                     Parking
                                                     Lot Island
                                                     Planting

                                                     HNTB

                                                     Figure 14



                                                     Sideyard
                                                     Landscape
                                                     Treatment

                                                     HNTB

                                                     Figure 15



                                                     Mounding
                                                     and Mound
                                                     Planting

                                                     HNTB

IRRIGATION


It is the responsibility of the individual lessee in the Corporate Village to provide irrigation for all planting areas within the leased area. The irrigation system will provide 100% coverage and will use water which will not cause rust staining on paving, walls, etc.

In landscape areas adjacent to roadways, it is the responsibility of the lessee to install the sprinkler irrigation and relate it to the adjoining lessee irrigation systems.

By doing this, a complete and uniform irrigation system will be installed for the roadways throughout the Corporate Village.

OTHER REQUIREMENTS

The operation of all ground equipment, mobile or stationary, required for construction, repair, or any other purpose within the limits of the airfield shall be governed as follows:

1. All equipment and materials when not in use or about to be installed shall be left in spaces approved for this purpose by the Executive Director. All equipment on the field, when in use or not in use, shall be properly marked with yellow, or orange and white checkered flags of a size not less than 2 feet square during the day and with amber electric flasher lights at night. No equipment shall be parked within 750 feet of the centerline of any runway or within 250 feet of the centerline of any taxiway, unless specifically authorized by the Executive Director. Equipment parked on the airfield area shall be kept to an absolute minimum and restricted to equipment actually used in the work under progress.

2. Nothing shall be placed on the airfield without the permission of the Executive Director.

3. Parking areas for Contractor equipment, supplies, materials, and employee vehicles will be as established by the Executive Director or as indicated on the plans.

4. Neither equipment nor personnel shall use any runway, taxiway, or apron for the purpose of hauling materials or access to the work, unless approved by the Executive Director. Authorized equipment operating on any hard surfaces is limited to that equipment with pneumatic tires. Prior to use of any hard surface, permission shall be obtained from the Executive Director. All drivers shall be instructed to be alert for aircraft and to follow routes designated for vehicular traffic. All vehicles will be clearly marked to identify owner. No privately-owned vehicle will be operated on runway or taxiways.

5. Prior to initiation of operations which will require the crossing of any hard surface used by aircraft, the Contractor shall assure himself that a signalman, with visual or radio contact with the air traffic control tower, is on duty at the site of the crossing to regulate traffic. Moving aircraft have priority over all other traffic on the field. Only equipment equipped with pneumatic tires shall be allowed to cross paved areas. It shall be the responsibility of the Contractor to keep paved surfaces free of any material at all times that might drop from moving vehicles while crossing paved areas.

6. Contractor shall conform to the requirements of the Executive Director as to the placement, type and service of special barricades, obstruction and hazard making and lighting devices used to identify danger areas to aircraft.

7. Hauling across clear zones of any runway will not be permitted, unless authorized by the Executive Director.

8. Contractor must agree to permit only his bona fide employees and those of his subcontractors access and use of the airfield during actual hours of work.

The lessee shall require lessee's contractor's doing work on airport to have the following insurance coverage:

     CONTRACTOR'S LIABILlTY INSURANCE

A. Lessee shall demand that each Contractor shall take out and maintain insurance of such types and in such amounts as are necessary to cover his responsibilities and liabilities on all projects, and shall require all his subcontractors to carry similar insurance.

     (1) The Airport Authority will accept, in lieu of all subcontractors carrying similar insurance, an "Owner's and Contractor's Protective Liability Policy" paid for by the Contractor and written in the name of the Airport Authority for the amounts specified hereinafter including all the special coverages. Said policy must protect the Airport Authority for all claims for bodily injury and/or property damage arising out of operations for the named insured by said Contractor, or any subcontractor of said Contractor.

B. No Contractor or Subcontractor shall commence work under this contract until he has obtained all insurance required under this Section and such insurance has been approved by the Airport Authority.

C. Each Contractor shall file, with the Airport Authority and Architect, a Certificate of Insurance. Any certificate submitted and found to be altered or incomplete will be returned as unsatisfactory.

D. If requested by the Airport Authority, Contractor shall furnish the Airport Authority with true copies of each policy required of him or his subcontractors. Said policies will not be canceled or materially altered, except after ten (10) days advance written notice to the Airport Authority and Architect, mailed to the addresses indicated herein.

E. Insurance under this Section, as a minimum, shall include the following coverages:

     (1)  Workers' Compensation and Employer's Liability Insurance:

          a. The Contractor agrees to procure and maintain at its expense, insurance of the kind and in the amount hereinafter provided, by companies authorized to do such business in the State of Indiana, covering all operations under this Contract whether performed by them or by an approved Subcontractor. Before commencing the work, the Contractor shall furnish to the Airport Authority a certificate, or certificates, in a form satisfactory to the Airport Authority, showing that they have complied with this paragraph, which certificate, or certificates, shall designate the Airport Authority as an additional named insured.

          b.   The kinds of amounts of insurance required as follows:

                    Policy covering the obligations of the Contractor in accordance with the provisions of Indiana's Workers' Compensation Law.

     (2)  Comprehensive General Liability Insurance covering:

          Policies of bodily injury, liability and property damage liability insurance, of the types hereinafter specified, each with limits of liability of not less than $500,000.00 for all damages arising out of bodily injury, including death, at any time resulting therefrom sustained by one person in any one accident, and not less than $500,000.00 for all damages arising out of injury to or destruction of property. The required types of coverages are listed below commencing with (a).

          Umbrella liability coverage with the limit of $5,000,000.00 at Indianapolis International and $2,000,000.00 at the Satellite Airports and Heliport.

          (a)  Operations -- Premises Liability:
               including, but not limited to, Bodily Injury, including death at any time resulting therefrom, to any person or Property Damage resulting from execution of the work provided for in this contract, or due to or arising in any manner from any act or omission or negligence of the Contractor and any Subcontractor, their respective employees or agents.

          (b)  Elevator Liability:

               including, but not limited to, Bodily Injury, including death at any time resulting therefrom, to any person or Property Damage resulting from operation or use of any elevator or hoist, if either or both are operated or used in connection with execution of this contract.

          (c)  Contractor's Protective Liability:

               including, but not limited to, Bodily Injury, including death at any time resulting therefrom, to any person or Property Damage arising from acts or omissions of any subcontractor, their employees or agents.

          (d)  Products:

               including, but not limited to, Bodily Injury, including death at any time resulting therefrom to any person or Property Damage because of goods, products, materials, or equipment used or installed under this contract.

          (e)  Contractual Liability:

               Each and every policy for liability insurance, carried by each Contractor and Subcontractor, as required by this Section shall specifically include Contractual Liability coverage with respect to Section F of this Division.

          (f)  Special Requirements:

               The insurance required under paragraph (2) of this Section shall specifically include the following special hazards:

                    Property Damage caused by conditions otherwise subject to exclusions "x,c,u" Explosion, Collapse, or Underground Damage.

                    Broad Form Property Damage endorsement which has reference to property in the "care, custody, or control" of the insured.

                    "Occurrence" Bodily Injury coverage in lieu of "caused by accident".

                    "Occurrence" Property Damage coverage in lieu of "caused by accident".

     (3)  Comprehensive Automobile Liability covering:

          (a) All owned, hired, or non-owned vehicles including the loading or unloading thereof.

          (b)  Special Requirements:

               The insurance required under paragraph (3) of this Section shall specifically include the following special hazards:

               "Occurrence" Bodily Injury in lieu of "caused by accident".

               "Occurrence" Property Damage in lieu of "caused by accident".

          (c) The insurance under paragraph (3) of this Section shall be written in the following limits of liability as a minimum:

               Automobile Bodily Injury
                         Each Person         $500,000.00
                         Each Occurrence     $1,000,000.00
               Automobile Property Damage
                         Each Occurrence     $250,000.00

F.   Responsibilities for Claims and Liabilities:

     (1) The Contractor shall be responsible for all damage to life and property due to negligent activities of the Contractor, approved subcontractors, agents, or employees in connection with such services, and shall be responsible for all parts of their work, both temporary and permanent.

     (2) It is expressly understood the Contractor shall indemnify and save harmless the Airport Authority from all claims, suits, actions, damages, defense costs, including attorney's fees, and all other costs of every name and description arising out of or resulting from the negligent services of the Contractor under this Contract and such indemnity shall not be limited by reason of the enumeration of any insurance coverage hereinafter provided.

                                    APPENDIX

                        STRUCTURAL & IMPROVEMENT LOCATION
                                                                     Appendix A
                          PERMIT APPLICATION

A.             LOCATION OF IMPROVEMENT

  AIRPORT      Indianapolis International   Mt. Comfort    Eagle Creek
               Metropolitan                 Speedway       Heliport

  ADDRESS OF   _________________________________________________________________
  IMPROVEMENT  Number              Street                  City        Zip Code

B.             AIRPORT TENANT INFORMATION

  NAME         _________________________________________________________________
               Lessee that has agreement with Airport Authority

  ADDRESS      _________________________________________________________________
               Number              Street                  City        Zip Code

  LEASE DATE   ________________________  Telephone # of Lessee ________________

  USE   Is the proposed improvement permitted:

        1.  In the designated area of the airport layout plan? _______  _______
                                                                YES        NO
        2.  In the Lease Agreement cited above?                _______  _______
                                                                YES        NO

  COST  Estimated cost of improvements $ ______________________________________

     THE LESSEE HAS AUTHORIZED THE UNDERSIGNED TO SECURE THE IMPROVEMENT LOCATION PERMIT. INFORMATION CONTAINED ON THIS FORM AND ON THE SECURED PLOT PLAN IS COMPLETE AND ACCURATE. I UNDERSTAND THAT APPROVAL OF A PERMIT GRANTED UNDER THIS FORM DOES NOT ALLEVIATE THE NEED TO COMPLY WITH APPLICABLE TERMS AND CONDITIONS OF THE LEASE AGREEMENT DATED ABOVE, INCLUDING SUBMITTAL FOR APPROVAL BY THE BOARD OF FINAL PLANS AND SPECIFICATIONS FOR THIS IMPROVEMENT, AND OBTAINING THE APPLICABLE PERMITS OR APPROVALS REQUIRED BY CITY/COUNTY ORDINANCES OR STATE LAW.

                                             ___________________________________
                                             Lessee

                                             ___________________________________
                                             Title

                                             ___________________________________
                                             Phone Number

                    ------- AIRPORT USE ONLY BELOW THIS LINE -------

C.        IAA Permit #                            ______________________________
          (1) DOT Driveway Permit #               ______________________________
          (1) DPW (Drainage) Permit #             ______________________________
          County Permit #                         ______________________________
          State Building Commission Approval ______________________________ Sewer __________________Septic System ______________________________

                                                     APPROVED        WAIVED(2)
     Proposed use ____________________________    _____________    _____________
     Building and right-of-way setbacks           _____________    _____________
     Maximum height ______________________MSL     _____________    _____________
     Lease area __________________ sq. ft.        _____________    _____________
     Developed area sq. ft. _______ %             _____________    _____________
     Drainage & Sediment Control Plan 24-1800     _____________    _____________
     Utility locations and connections            _____________    _____________
     Security Plan                                _____________    _____________
     Site Plan and Survey                         _____________    _____________
     Sign location and size                       _____________    _____________
     FAA Notice of Construction (Form 7460)       _____________    _____________
Remarks:  ______________________________________________________________________
________________________________________________________________________________



                                   APPROVED  ___________________________________
                                                            Date
                                   _____________________________________________
                                   Daniel C. Orcutt, Executive Director

(1) Manon County only
(2) List separately reasons and date Board waiver given.

                                                                      Appendix B
                         INDIANAPOLIS AIRPORT AUTHORITY
                             REQUEST FOR WORK PERMIT


                           DATE_______________________


DATE: _____________

ORGANIZATION REQUESTING PERMIT:_________________________________________________

ADDRESS:______________________________________________PHONE:____________________

PERSON REQUESTING PERMIT:_____________________________PHONE:____________________

ADDRESS (if different from above):______________________________________________

LOCATION OF PROPOSED WORK:______________________________________________________

________________________________________________________________________________

DESCRIPTION OF PROPOSED WORK ___________________________________________________

________________________________________________________________________________

________________________________________ESTIMATED COST:$________________________

CONTRACTOR/VENDOR:____________________________________PHONE:____________________

ADDRESS:______________________________________________PHONE:____________________

PROPOSED START DATE:__________________ESTIMATED COMPLETION DATE:________________

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                   FOR IAA USE

PLANS SUBMITTED:_________________   PROOF OF INSURANCE SUBMITTED:_______________
SPECS SUBMITTED:_________________   OTHER:______________________________________

                                        APPROVED      DISAPPROVED        DATE

EXECUTIVE DIRECTOR:                    __________     ____________     _________
MANAGING DIRECTOR ADMINISTRATION:      __________     ____________     _________
MANAGING DIRECTOR OPERATIONS:          __________     ____________     _________
DIRECTOR PLANNING & DEVELOPMENT:       __________     ____________     _________
DIRECTOR BUILDING OPERATIONS:          __________     ____________     _________
DIRECTOR AIRFIELD MAINTENANCE:         __________     ____________     _________
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                  AUTHORIZATION

APPROVED:_____RESUBMIT AS DIRECTED:_____DENIED:_____PERMIT NO:__________________

SIGNED:_______________________________________DATE:_____________________________

cfc:  blue; file; pink; applicant;

                                                                       Exhibit C

 Before completing this form it is recommended that the following excerpts from the Federal Aviation Regulations, Part 77, Subchapter B Below be reviewed.
                       USE BACK OF THIS SHEET AS WORKSHEET

                  NOTICE OF PROPOSED CONSTRUCTION OR ALTERATION

SECTION 77.13  CONSTRUCTION OR ALTERATION REQUIRING NOTICE.

     (a) Except as provided in Section 77.15, each sponsor who proposes any of the following construction or alteration shall notify the Administrator in the form and manner prescribed in Section 77.17.

          (1) Any construction or alteration of more than 200 feet in height above the ground level at its site.

          (2) Any construction or alteration of greater height than an imaginary surface extending outward and upward at one of the following slopes:

               (i) 100 to 1 for a horizontal distance of 20,000 feet from the nearest point of the nearest runway of each airport specified in subparagraph (5) of this paragraph with at least one runway more than 3,200 feet in actual length, excluding heliports.

               (ii) 50 to 1 for a horizontal distance of 10,000 feet from the nearest point of the nearest runway of each airport specified in subparagraph (5) of this paragraph with its longest runway no more than 3,200 feet in actual length, excluding heliports.

               (iii) 25 to 1 for a horizontal distance of 5,000 feet from the nearest point of the nearest landing and takeoff area of each heliport specified in subparagraph (5) of this paragraph.

          (3) Any highway, railroad, or other traverse way for mobile objects, of a height which, if adjusted upward 17 feet for an Interstate Highway that is part of the National System of Military and Interstate Highways where overcrossings are designed for a minimum of 17 feet vertical distance, 15 feet for any other public roadway, 10 feet or the height of the highest mobile object that would normally traverse the road, whichever is greater, for a private road, 23 feet for a railroad, and for a waterway or any other traverse way not previously mentioned, an amount equal to the height of the highest mobile object that would normally traverse it, would exceed a standard of subparagraph (1) or
(2) of this paragraph.

          (4) When requested by the FAA, any construction or alteration that would be in an instrument approach area (defined in the FAA standards governing instrument approach procedures) and available indicates it might exceed a standard of Subpart C of this part.

          (5) Any construction or alteration on any of the following airports (including heliports):

               (i) An airport that is available for public use and is listed in the Airport Directory of the current Airman's Information Manual or in either the Alaska or Pacific Airman's Guide and Chart Supplement.

               (ii) An airport under construction, that is the subject of a notice or proposal on file with the Federal Aviation Administration, and except for military airports, it is clearly indicated that airport will be available for public use.

               (iii) An airport that is operated by an armed force of the United States.

     (b) Each sponsor who proposes construction or alteration that is the subject of a notice under paragraph (a) of this section and is advised by an FAA regional office that a supplemental notice is required shall submit that notice on a prescribed form to be received by the FAA regional office at least 48 hours before the start of the construction or alteration.

     (c) Each sponsor who undertakes construction or alteration that is the subject of a notice under paragraph (a) of this section shall, within 5 days after that construction or alteration reaches its greatest height, submit a supplemental notice on a prescribed form to the FAA regional office having jurisdiction over the area involved if ___

          (1) The construction or alteration is more than 200 feet above the surface level of its site; or
          (2) An FAA regional office advises him that submission of the form is required.

SECTION 77.15  CONSTRUCTION OR ALTERATION NOT REQUIRING NOTICE.

     No person is required to notify the Administrator for any of the following construction or alteration:

     (a) Any object that would be shielded by existing structures of a permanent and substantial character or by natural terrain or topographic features of equal or greater height, and would be located in the congested area of a city, town or settlement where it is evident beyond all reasonable doubt that the structure so shielded will not adversely affect safety in air navigation.

     (b) Any antenna structure of 20 feet or less in height except one that would increase the height of another antenna structure.

     (c) Any air navigation facility, airport visual approach or landing and, aircraft arresting device, or meteorological device, of a type approved by the Administrator, or an appropriate military service on military airports, the location and height of which is fixed by its functional purpose.

     (d) Any construction or alteration for which notice is required by any other FAA regulation.

SECTION 77.17  FORM AND TIME OF NOTICE.

     (a)  Each person who is required to notify the Administrator under Section
77.13 (a) shall send one executed form set of FAA Form 7460-1, Notice of Proposed Construction or Alteration, to the Manager, Air Traffic Division, FAA Regional Office having jurisdiction over the area within which the construction or alteration will be located. Copies of FAA Form 7460-1 may be obtained from the headquarters of the Federal Aviation Administration and the regional offices.

     (b) The notice required under Section 77.13(a)(1) through (4) must be submitted at least 30 days before the earlier of the following dates ___
          (1) The date the proposed construction or alteration is to begin.
          (2) The date an application for a construction permit is to be filed. However, a notice relating to proposed construction or alteration that is subject to the licensing requirements of the Federal Communications Act may be sent to the FAA at the same time the application for construction is filed with the Federal Communications Commission, or at any time before that filing.

     (c) A proposed structure of an alteration to an existing structure that exceeds 2,000 feet in height above the ground will be presumed to be a hazard to air navigation and to result in an inefficient utilization of airspace and the applicant has the burden of overcoming that presumption. Each notice submitted under the pertinent provisions of Part 77 proposing a structure in excess of 2,000 feet above ground, or an alteration that will make an existing structure exceed that height must contain a detailed showing directed to meeting this burden. Only in exceptional cases, where the FAA concludes that a clear and compelling showing has been made that it would not result in an inefficient utilization of the airspace and would not result in a hazard to air navigation, will a determination of no hazard be issued.

     (d) In the case of an emergency involving essential public services, public health, or public safety, that requires immediate construction or alteration, the 30 day requirement in paragraph (b) of this section does not apply and the notice may be sent by telephone, telegraph, or other expeditious means, with an executed FAA Form 7460-1 submitted within five days thereafter. Outside normal business hours, emergency notices by telephone or telegraph may be submitted to the nearest FAA Flight Service Station.

     (e)  Each person who is required to notify the Administrator by paragraph
(b) or (c) of Section 77.13, or both, shall send an executed copy of FAA Form 7460-2. Notice of Actual Construction or Alteration, to the Manager Air Traffic Division, FAA Regional Office having jurisdiction over the area involved.

     ADDRESSES OF THE REGIONAL AND SAN JUAN OFFICES

     Alaska Region                           Central Region
     AK                                      NE, IA, MO, KS
     -------------------------------         -----------------------------

     Alaskan Regional Office                 Central Regional Office
     Air Traffic Division AAL-530            Air Traffic Division ACE-530
     701 "C" Street                          601 East 12th Street
     Anchorage,  AK 99513                    Kansas City, MO  64106
     Mail Address:                           Tel.  816-374-3408
     701 "C" Street, Box 14
     Anchorage, AK  99513
     Tel.  907-271-5892

     Northwest Mountain Region               Eastern Region
     WA, OR, MT, ID, WY, UT, CO              NY, PA, WV, VA, DC, MD,
     DE, NJ
     -------------------------------         -----------------------------

     Northwest Mountain Regional Office      Eastern Regional Office
     Air Traffic Division ANM-530            Air Traffic Division AEA-530
     17900 Pacific Hwy. South           JFK International Airport
     C-68968                                 Fitzgerald Federal Building
     Seattle, WA 98168                  Jamaica, NY  11430
     Tel.  206-431-2530                 Tel.  718-917-1228

     Great Lakes Region                      New England Region
     ND, WI, MI, SD, IL, OH, MN, IN     MA, NH, VT, RI, CT, ME
     -------------------------------    -----------------------------

     Great Lakes Regional Office             New England Regional Office
     Air Traffic Division AGL-530            Air Traffic Division ANE-530
     2300 East Devon Avenue             12 New England Executive Park
     Des Plaines, IL  60018                  Burlington, MA  01803
     Tel.  312-694-7458                 Tel.  617-273-7141

     Western-Pacific Region                  Southern Region
     HI, CA, NV, AZ, GU                      KY, TN, NC, SC, GA, AL, MS, FL
     -------------------------------         ------------------------------

     Western-Pacific Regional Office         Southern Regional Office
     Air Traffic Division AWP-530            Air Traffic Division ASO-530
     15000 Aviation Boulevard                3400 Norman Berry Drive
     Hawthorne, CA  90260                    East Point, GA  30344
     Mail Address:                           Mail Address:
     AWP-530                                 P. O. Box 20636
     P. O. Box 92007                         Atlanta, GA  30320
     Worldly Postal Center                   Tel.  404-763-7646
     Los Angeles, CA  90009
     Tel.  213-297-1182

     Southwest Region                        San Juan Office
     NM, TX, OK, AR, LA                      VI, PR
     -------------------------------         -----------------------------

     Southwest Regional Office               DOT/FAA
     Air Traffic Division ASW-530            San Juan CERAP
     4400 Blue Mound Road                    ATTN:  ML & SO
     Fort Worth, TX  76106                   GOP Section
     Mail Address:                           San Juan, PR 00936
     P. O. Box 1689                          Tel.  809-791-1615
     Fort Worth, TX  76101
     Tel.  817-877-2640

                                                                      Appendix C

DO NOT REMOVE CARBONS                            FORM APPROVED OMB NO. 2120-0001
- --------------------------------------------------------------------------------
                                                       Aeronautical Study Number

                  NOTICE OF PROPOSED CONSTRUCTION OR ALTERATION

U.S. Department of Transportation
Federal Aviation Administration


________________________________________________________________________________________________________________________________
1. NATURE OF PROPOSAL                                         2. COMPLETE DESCRIPTION OF STRUCTURE
________________________________________________________________________________________________________________________________
A. Type               B. Class       C. Work Schedules Dates  A. Include effective radiated power and assigned frequency of
__ New Construction   __ Permanent   Beginning ____________      all existing, proposed or modified AM, FM, or TV
__ Alteration         __ Temporary   End________________         broadcast stations utilizing this structure.
                        (Duration ___ months)                 B. Include size and configuration of power transmission lines and their supporting towers in the vicinity of FAA
                                                                 facilities and public airports.
3A. NAME AND ADDRESS OF INDIVIDUAL, COMPANY, CORPORATION,     C. Include information showing site orientation, dimen-
    ETC. PROPOSING THE CONSTRUCTION OR ALTERATION. (NUMBER,      sions, and construction materials of the proposed
         STREET, CITY, STATE AND ZIP CODE)                       structure.
        (       )  _____________________
        AREA CODE    TELEPHONE NUMBER

      --------                                          --------
      |                                                         |
      |                                                         |

      |                                                         |
      |                                                         |
      |                                                         |
      --------                                          --------
                                                                     (IF MORE SPACE IS REQUIRED, CONTINUE ON A
                                                                          SEPARATE SHEET.)
B. Name, address and telephone number of proponent's representative if different than 3 above.
________________________________________________________________________________________________________________________________
4. LOCATION OF STRUCTURE                                                            5. HEIGHT AND ELEVATION (COMPLETE TO
                                                                                        NEAREST FOOT)
A. Coordinates         B. Nearest City or Town    C. Name of nearest airport,          A. Elevation  of site above mean sea
(TO NEAREST SECOND)       and State                  heliport, flightpark, or sea-        level.
                                                     plane base.

____________________      _____________________      __________________________           ______________________________________

Degrees       '     "     (1) Distance to 4B         (1) Distance from structure       B. Height of Structure including all
________  ____  ____      ____________  Miles            to nearest point of nearest      appurtenances and lighting (if any)
Latitude                                                 runway.                          above ground, or water if so situated.
                                                         ________________________         ______________________________________

                          (2) Direction to 4B        (2) Direction from structure to   C. Overall height above mean sea level
Degrees       '     "                                    airport.                         (A  +  B)
________  ____  ____      _____________________          ________________________         ______________________________________
Longitude


- --------------------------------------------------------------------------------
D. Description of location of site with respect to highways, streets, airports, prominent terrain features, existing structures, etc.
   Attach a U.S. Geological Survey quadrangle map or equivalent showing the relationship of construction site to nearest airport(s). (IF MORE SPACE IS REQUIRED, CONTINUE ON A SEPARATE SHEET OF PAPER AND ATTACH TO THIS NOTICE).
- --------------------------------------------------------------------------------
NOTICE IS REQUIRED BY PART 77 OF THE FEDERAL AVIATION REGULATIONS (14 C.F.R.
PART 77) PURSUANT TO SECTION 1101 OF THE FEDERAL AVIATION ACT OF 1958, AS
AMENDED (49 U.S.C. 1101).  PERSONS WHO KNOWINGLY AND WILLINGLY VIOLATE THE
NOTICE REQUIREMENTS OF PART 77 ARE SUBJECT TO A FINE (CRIMINAL PENALTY) OF NOT MORE THAN $500 FOR THE FIRST OFFENSE AND NOT MORE THAN $2,000 FOR SUBSEQUENT OFFENSES, PURSUANT TO SECTION 902(A) OF THE FEDERAL AVIATION ACT OF 1958, AS AMENDED [49 U.S.C. 1472(A)].
- --------------------------------------------------------------------------------
I HEREBY CERTIFY that all of the above statements made by me are true, complete, and correct to the best of my knowledge. In addition, I agree to obstruction mark and/or light the structure in accordance with established marking & lighting standards if necessary.

- --------------------------------------------------------------------------------
Date      Typed Name/Title of Person Filing Notice      Signature

- --------------------------------------------------------------------------------
FOR FAA USE ONLY
- --------------------------------------------------------------------------------
  THE PROPOSAL

  ___  Does not require a notice to FAA

  ___ Is not identified as an obstruction under any standard of FAR Part 77 Subpart C and would not be a hazard for air navigation.

  ___ Is identified as an obstruction under the standards of FAR Part 77 Subpart C, but would not be a hazard to air navigation.

  ___ Should be obstruction marked and lighted per FAA Advisory Circular 707460-1, Chapter(s) __________.

  ___  Obstruction marking and lighting are not necessary.

Supplemental Notice of Construction FAA Form 7460-2 is required any time the project is abandoned for:
  ___  At least 8 hours before the start of construction
  ___  Within five days after the construction reaches its greatest height.

  This determination expires on ___________________________________ unless:
  (a)  amended, revised or terminated by the issuing office;
  (b) the construction is subject to the licensing authority of the Federal Communication and application for a construction permit is made to the FCC on or before the above expiration date. In such case, the determination expires on the date prescribed by the FCC for completion of construction on the date the FCC denies the application.

NOTE: Request for extension of the effective period of this determination must be postmarked or delivered to issuing office at _____???________ to the expiration date.

If the structure is subject to the licensing authority of the FCC, a copy of this determination will be sent to this Agency.


REMARKS:

THIS IS YOUR WORKSHEET                           FORM APPROVED OMB NO. 2120-0001
- --------------------------------------------------------------------------------
                                                       Aeronautical Study Number

                  NOTICE OF PROPOSED CONSTRUCTION OR ALTERATION


U.S. Department of Transportation
Federal Aviation Administration

________________________________________________________________________________________________________________________________
1. NATURE OF PROPOSAL                                         2. COMPLETE DESCRIPTION OF STRUCTURE
________________________________________________________________________________________________________________________________
A. Type               B. Class       C. Work Schedules Dates  A. Include effective radiated power and assigned frequency of
__ New Construction   __ Permanent   Beginning ____________      all existing, proposed or modified AM, FM, or TV
__ Alteration         __ Temporary   End________________         broadcast stations utilizing this structure.
                        (Duration ___ months)                 B. Include size and configuration of power transmission lines and their supporting towers in the vicinity of FAA
                                                                 facilities and public airports.
3A. NAME AND ADDRESS OF INDIVIDUAL, COMPANY, CORPORATION,     C. Include information showing site orientation, dimen-
    ETC. PROPOSING THE CONSTRUCTION OR ALTERATION. (NUMBER,      sions, and construction materials of the proposed
         STREET, CITY, STATE AND ZIP CODE)                       structure.
        (       )  _____________________
        AREA CODE    TELEPHONE NUMBER

      --------                                          --------
      |                                                         |
      |                                                         |

      |                                                         |
      |                                                         |
      |                                                         |
      --------                                          --------
                                                                     (IF MORE SPACE IS REQUIRED, CONTINUE ON A
                                                                          SEPARATE SHEET.)
B. Name, address and telephone number of proponent's representative if different than 3 above.
________________________________________________________________________________________________________________________________
4. LOCATION OF STRUCTURE                                                            5. HEIGHT AND ELEVATION (COMPLETE TO
                                                                                        NEAREST FOOT)
A. Coordinates         B. Nearest City or Town    C. Name of nearest airport,          A. Elevation  of site above mean sea
(TO NEAREST SECOND)       and State                  heliport, flightpark, or sea-        level.
                                                     plane base.

____________________      _____________________      __________________________           ______________________________________

Degrees       '     "     (1) Distance to 4B         (1) Distance from structure       B. Height of Structure including all
________  ____  ____      ____________  Miles            to nearest point of nearest      appurtenances and lighting (if any)
Latitude                                                 runway.                          above ground, or water if so situated.
                                                         ________________________         ______________________________________

                          (2) Direction to 4B        (2) Direction from structure to   C. Overall height above mean sea level
Degrees       '     "                                    airport.                         (A  +  B)
________  ____  ____      _____________________          ________________________         ______________________________________
Longitude


- --------------------------------------------------------------------------------
D. Description of location of site with respect to highways, streets, airports, prominent terrain features, existing structures, etc. Attach a U.S.
   Geological Survey quadrangle map or equivalent showing the relationship of
   construction site to nearest    airport(s).  (IF MORE SPACE IS REQUIRED,
   CONTINUE ON A SEPARATE SHEET OF PAPER AND ATTACH TO THIS NOTICE).
- --------------------------------------------------------------------------------
NOTICE IS REQUIRED BY PART 77 OF THE FEDERAL AVIATION REGULATIONS (14 C.F.R.
PART 77) PURSUANT TO SECTION 1101 OF THE FEDERAL AVIATION ACT OF 1958, AS
AMENDED (49 U.S.C. 1101).  PERSONS WHO KNOWINGLY AND WILLINGLY VIOLATE THE
NOTICE REQUIREMENTS OF PART 77 ARE SUBJECT TO A FINE (CRIMINAL PENALTY) OF NOT MORE THAN $500 FOR THE FIRST OFFENSE AND NOT MORE THAN $2,000 FOR SUBSEQUENT OFFENSES, PURSUANT TO SECTION 902(A) OF THE FEDERAL AVIATION ACT OF 1958, AS AMENDED [49 U.S.C. 1472(A)].
- --------------------------------------------------------------------------------
I HEREBY CERTIFY that all of the above statements made by me are true, complete, and correct to the best of my knowledge. In addition, I agree to obstruction mark and/or light the structure in accordance with established marking & lighting standards if necessary.


- --------------------------------------------------------------------------------
Date      Typed Name/Title of Person Filing Notice      Signature

        ----------------------------------------------------------------
                           NOTICE TO PREPARER OF FORM
             -------------------------------------------------------





          1.  Retain this Work Sheet as your copy.
          2.  Complete and return the remaining copies.  Do not remove carbons.
          3.  Be sure all copies are legible.
          4. Print or type all items. The address area will be used to return a copy of this form. (see above)
          5. Notification to the FAA does not waive the requirements of any other Government Agency.
          6. FAA will acknowledge this notice within approximately 30 days of its receipt.







________________________________________________________________________________
AA Form 7460-1 (8-85)                                     THIS IS YOUR WORKSHEET

13714.MEM2

                                                                      Appendix D

                                        METROPOLITAN PLAN COMMISSION
                                        DOCKET NO. 61-AO-4



                                    ORDINANCE

BE IT ORDAINED by the Marion County Council of Marion County, Indiana, that Marion County Council Ordinance No. 8-1957, adopted by The Marion County Council on March 28,1957, and subsequently amended pursuant to Section 85 of Chapter 283 of the Acts of the Indiana General Assembly for 1955, as amended, and all zoning ordinances adopted as parts thereof, be amended by the addition of the following zoning district:


SECTION 1.00        ESTABLISHMENT OF AIRPORT SPECIAL USE DISTRICT

   AIRPORT SPECIAL USE DISTRICT, which primary zoning district shall permit the following uses:

       PUBLIC AIRPORTS municipally owned or operated, including all necessary navigation and flight operation facilities, and accessory uses including, but not limited to, terminal, storage and servicing facilities for airplanes or other aircraft, air research laboratories and other accessory uses directly related to the operation of such airport and an integral part thereof, including, but not limited to, transportation, restaurant, hotel or motel facilities and similar related services for the comfort and accommodation of air passengers and the public; - subject to the following requirements:


SECTION 2.00        AIRPORT SPECIAL USE DISTRICT REGULATIONS

   1. No use permitted in the AIRPORT SPECIAL USE DISTRICT shall cause injury or damage - to adjacent land uses, property or the public health, safety or welfare. Provided, however, that compliance by such public airport with all applicable safety and operational standards and regulations of the Federal Aviation Agency and other applicable federal aviation regulatory authorities shall be deemed compliance with this sub-section's requirements, as applied to navigation and flight operational uses.

   2. All uses within the AIRPORT SPECIAL USE DISTRICT shall be served by and have access only from interior access roads located within said DISTRICT to carry vehicular traffic to and from major entrances and exits serving the airport, and designed and constructed in accordance with local street specifications of the Subdivision Control Ordinance of Marion County, Indiana, Ordinance 58-AO-13, as amended.

   3. For each use permitted within the AIRPORT SPECIAL USE DISTRICT, adequate off-street parking area with concrete or bituminous paved surface shall be provided. Such parking area shall not be located within one hundred
       (100) feet of any boundary of the Al AIRPORT SPECIAL USE DISTRICT, unless a compact hedge or row of shrubbery of at least four (4) feet in height is provided between such parking area and District boundary. In no case shall such parking area be located closer to a District boundary than ten
       (10) feet.

   4. No building or structure, or part thereof, shall be located within one hundred (100) feet of any boundary of the AIRPORT SPECIAL USE DISTRICT, and such one hundred (100) foot buffer area shall be maintained in turf, plant material or as off-street parking area, as provided in sub-section (3) above.

   5. Prior to improvement location permit issuance for any building or structure within the AIRPORT SPECIAL USE DISTRICT, the plot or site plan for such building or structure, in conformity with all applicable zoning requirements, shall be filed with the Metropolitan Planning Department of Marion County, Indiana.

SECTION 3.00        ZONING MAPS DESIGNATION

BE IT FURTHER ORDAINED that all land within said district snail be designated upon the applicable zoning maps (adopted as a part of said zoning ordinances and Ordinance No. 8-1957) by the symbol "A" superimposed in the approximate geographic center of such district, the boundaries of which district to be designated and outlined by a dashed line.

BE IT FURTHER ORDAINED that an emergency exists for the passage of this ordinance, and that the same shall be in full force and effect from and after this date.


                                                 Beurt R. SerVaas
                                             -----------------------------------

                                                 Ronald E. Bingman
                                             -----------------------------------

                                                 Wm. A. Brown
                                             -----------------------------------

                                                 H. Norris Cottingham
                                             -----------------------------------

                                                 James A. Buck
                                             -----------------------------------

                                                 Edwin J. Koch
                                             -----------------------------------

                                             THE MARION C0UNTY COUNCIL OF
                                               MARION COUNTY, INDIANA



Date:    January 7, 1963
      -----------------------------------------------

Attest:  John T. Sutton by Charlotte Newman, Deputy
        ---------------------------------------------
             AUDITOR OF MARION COUNTY, INDIANA

                                                                      Appendix E


APPROVED PLANT LIST

   BOTANICAL NAME                  COMMON NAME                  SIZE
___________________________________________________________________________

SHADE TREES:
   Acer platanoides                Norway Maple             2-1/2" - 3"
   Acer rubrum                     Red Maple                2-1/2" - 3"
   Acer saccharum                  Sugar Maple              2-1/2" - 3"
   Fraxinus pennsylvanica          Green Ash                2-1/2" - 3"
   Celtis occidentalis             Hackberry                2-1/2" - 3"
   Liquidambar styraciflua         Sweet Gum                2-1/2" - 3"
   Platanus occidentalis           American Sycamore        2-1/2" - 3"
   Quercus alba                    White Oak                2-1/2" - 3"
   Quercus imbricaria              Shingle Oak              2-1/2" - 3"
   Gleditsia triacanthos           Honey Locust             2-1/2" - 3"

ORNAMENTAL TREES:
   Acer ginnala                    Amur Maple               8' Ht.
   Acer griseum                    Paperbark Maple          8' Ht.
   Acer palmatum                   Japanese Maple           5' Ht.
   Acer tataricum                  Tatarian Maple           8' Ht.
   Cornus florida                  Flowering Dogwood        6' Ht.
   Crataegus phaenopyrum           Washington Hawthorne     1-1/2" Cal.
   Magnolia ~ soulangiana          Sancer MagnoLia          6' Ht.
   MagnoLia stellata               Star MagnoLia            6' Ht.
   Malus floribunda                Japanese Flowering
                                    Crabapple               6' Ht.
   Malus sargentii                 Sargent Crabapple        1-1/2" Cal.
   Malus x zumi                    Zumi Crabapple           1-1/2" Cal.
   Pyrus calleryana `Redspire'     Redspire Pear            1-3/4" Cal.


EVERGREEN TREES:
   Abies concolor                  White Fir                6' - 8' Ht.
   Picea abies                     Norway Spruce            6' - 8' Ht.
   Picea pungens                   Colorado Spruce          6' - 8' Ht.
   Pinus densiflora                Japanese Red Pine        6' - 8' Ht.
   Pinus nigra                     Black Pine               6' - 8' Ht.
   Pinus resinosa                  Red Pine                 6' - 8' Ht.
   Pinus strobus                   Eastern White Pine       6' - 8' Ht.
   Pinus sylvestris                Scots Pine               6' - 8' Ht.

   BOTANICAL NAME                  COMMON NAME                  SIZE
___________________________________________________________________________

SHRUBS:
   Calycanthus floridus            Carolina Allspice        18"-24"
   Cotoneaster apiculata           Cranberry Cotoneaster    18"-24"
   Cotoneaster divaricata          Spreading Cotoneaster    18"-24"
   Euonyrnus alata                 Burning Bush             18"-24"
   Juniperus chinensis             Chinese Juniper          15"
   Juniperus horizontalis          Creeping Juniper         12"
   Rhododendron catawbiense        Catawba Rhododendron     18"-24"
   Spirea x bumalda                Bumalda Spirea           18"-24"
   Taxus x media                   Intermediate Yew         18"-24"
   Viburnum x burkwoodii           Burkwood Viburnum        30"
   Viburnum carlesii               Korean Spice Viburnum    18"-24"
   Viburnum dentatum               Arrowwood                30"
   Viburnum lantana                Wayfaring Tree           30"
   Viburnum opulus                 European Cranberry
                                    Bush                    30"
   Viburnum plicatum               Japanese Snowball        36"

GROUND COVERS:
   Enonymus fortunei               Wintercreeper            2 - 1/2" Peat Pots
   Hedera helix                    English Ivy              2 - 1/2" Peat Pots
   Pachysandra terminalis          Japanese Spurge          2 - 1/2" Peat Pots
   Vinca minor                     Periwinkle               2 - 1/2" Peat Pots


RECOMMENDED SOD AND SEED MIXTURE: Will be addressed at final review as part of landscape plans.

                           Appendix A to Exhibit 10.3


Narrative Description of Graphics

Exhibit E. To Exhibit 10.3 Lease Agreement, contains 15 diagrams of site development details. The pages on which these diagrams appear are labeled "Figure 1" through "Figure 15" and contain a brief description of the relevant diagram.